As filed with the U.S. Securities and Exchange Commission on June 22, 2022
Registration No. 333-265511

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
To
FORM F-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WARRANTEE INC.
(Exact name of Registrant as specified in its charter)
Japan	7380	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Warrantee Inc.
1103, Kitahama Craft
2-4-1 Doshomachi, Chuo-ku
Osaka City, Osaka 541-0045, Japan
Tel: +81(0)6-6227-8775
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
Tel: (800) 221-0102
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Daniel K. Donahue Greenberg Traurig, LLP 18565 Jamboree Road, Suite 500 Irvine, California 92612 Tel: (949) 732-6557	Koji Ishikawa Greenberg Traurig Tokyo Law Offices Meiji Yasuda Seimei Building, 21F 2-1-1 Marunouchi, Chiyoda-ku Tokyo 100-0005, Japan Tel: +81(0)3-4510-2200	Lawrence Venick Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 Tel: (212) 407-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging Growth Company ☑
If an emerging growth company that prepares its financial statements in accordance with GAAP, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
†
The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities, nor a solicitation of an offer to buy these securities, in any jurisdiction where the offer, solicitation, or sale is not permitted.
SUBJECT TO COMPLETION, DATED JUNE 22, 2022
PRELIMINARY PROSPECTUS
Warrantee Inc.
2,142,857 American Depositary Shares
Representing 2,142,857 Common Shares

This is the initial public offering of American Depositary Shares (“ADSs”) representing our common shares, no par value (“common shares”). Each ADS represents one common share. We are offering 2,142,857 ADSs. We currently expect the initial public offering price to be between $6.00 and $8.00 per ADS.
Prior to this offering, there has been no public market for our common shares or the ADSs. We intend to apply to list the ADSs on the NASDAQ Capital Market (“NASDAQ”) under the symbol “WRNT.”
We are organized under the laws of Japan. We are a “foreign private issuer” and an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, under applicable U.S. federal securities laws, and are eligible for reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company and a Foreign Private Issuer.”
Following the completion of this offering, we will be a “controlled company” under the listing requirements of NASDAQ. Following this offering, Yusuke Shono, our Chief Executive Officer and a director, will own 70.3% of our outstanding common shares, which may limit a shareholder’s ability to influence our business and affairs, including, among others, amendments to our articles of incorporation and the issuance of additional common shares. See “Risk Factors” and “Description of Share Capital and Articles of Incorporation — Controlling Shareholder.”
Investing in the ADSs involves a high degree of risk. Before buying any of the ADSs, you should carefully read the discussion of material risks of investing in the ADSs in “Risk Factors” beginning on page 13 of this prospectus.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	Per ADS		Total
Initial public offering price	$	•	$	•
Underwriting discounts and commissions(1)	$	•	$	•
Proceeds to us (before expenses)	$	•	$	•

(1)
Does not include certain expenses of the underwriters. Also, we have agreed to provide the underwriters an 8% discount to the public offering price, provided that for ADSs sold by the underwriters to parties introduced by us the discount will be 6%. The table assumes all ADSs are sold at an 8% discount. See “Underwriting — Underwriting Discounts and Expenses” for additional information regarding compensation payable to the underwriters.

We have granted the underwriters an option to purchase up to 321,429 additional ADSs from us at the public offering price, less underwriting discounts and commissions, for 45 days after the date of this prospectus to cover over-allotments, if any.
The underwriters expect to deliver the ADSs to purchasers on or about •, 2022.
Network 1 Financial Securities, Inc.
The date of this prospectus is •, 2022.

You should rely only on the information contained in this prospectus and any free writing prospectus prepared by us. Neither we nor the underwriters have authorized anyone to provide you with information that is different, and neither we nor the underwriters take any responsibility for, and provide any assurance as to the reliability of, any information, other than the information in this prospectus and any free writing prospectus prepared by us. We are offering to sell the ADSs, and seeking offers to buy the ADSs, only in jurisdictions where such offers and sales are permitted. This prospectus is not an offer to sell, or a solicitation of an offer to buy, the ADSs in any jurisdictions where, or under any circumstances under which, the offer, sale, or solicitation is not permitted. The information in this prospectus and in any free writing prospectus prepared by us is accurate only as of the date on its respective cover, regardless of the time of delivery of this prospectus or any free writing prospectus or the time of any sale of the ADSs. Our business, results of operations, financial condition, or prospects may have changed since those dates.
Before you invest in the ADSs, you should read the registration statement (including the exhibits thereto and the documents incorporated by reference therein) of which this prospectus forms a part.
For investors outside of the United States:   Neither we nor the underwriters have done anything that would permit this offering, or the possession or distribution of this prospectus, in any jurisdiction where

i

action for that purpose is required, other than in the United States. You are required to inform yourselves about, and observe any restrictions relating to, this offering and the distribution of this prospectus.
Notice to prospective investors in Japan:   The ADSs have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “Financial Instruments and Exchange Act”). Accordingly, none of the ADSs nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations, and ministerial guidelines of Japan in effect at the relevant time.

ABOUT THIS PROSPECTUS
As used in this prospectus, unless the context otherwise requires or otherwise states, references to “Warrantee,” the “Company,” “our Company,” “we,” “us,” “our,” and similar references refer to Warrantee Inc., a corporation with limited liability organized under the laws of Japan, and its wholly-owned subsidiary, Warrantee Pte. Ltd., a Singapore company.
Our functional currency and reporting currency is the Japanese yen (“JPY” or “¥”). The terms “dollar,” “USD,” “US$,” or “$” refer to U.S. dollars, the legal currency of the United States. Convenience translations included in this prospectus of Japanese yen into U.S. dollars have been made at the exchange rate of ¥111.50 = US$1.00, which was the foreign exchange rate on September 30, 2021 as reported by the Board of Governors of the Federal Reserve System (the “U.S. Federal Reserve”) in its weekly release on October 4, 2021. Historical and current exchange rate information may be found at www.federalreserve.gov/releases/h10/20211004.
Our financial statements are prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). Our fiscal year ends on March 31 of each year as does our reporting year. Our most recent fiscal year ended on March 31, 2021. See Note 2 to our audited consolidated financial statements as of and for the years ended March 31, 2021 and March 31, 2020, included elsewhere in this prospectus, for a discussion of the basis of presentation, functional currency, and translation of financial statements.
On October 12, 2021, we effected a 1,500-for-one forward split of all issued and outstanding shares. All historical share amounts and share price information presented in this prospectus have been proportionally adjusted to reflect the impact of the forward split.
We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that precede them.
Non-GAAP Financial Measures
In addition to GAAP measures, we use Adjusted EBITDA and Adjusted EBITDA Margin as described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Non-GAAP Financial Measures” in various places in this prospectus. These financial measures are presented as supplemental disclosure and should not be considered in isolation of, as a substitute for, or superior to, the financial information prepared in accordance with GAAP, and should be read in conjunction with our consolidated financial statements and the notes thereto included elsewhere in this prospectus. Adjusted EBITDA and Adjusted EBITDA Margin may differ from similarly titled measures presented by other companies.
Please see “Selected Consolidated Financial Information and Operating Data” for a reconciliation of non-GAAP financial measures to the most directly comparable financial measure calculated in accordance with GAAP.

Market and Industry Data
This prospectus contains references to market data and industry forecasts and projections, which were obtained or derived from publicly available information, reports of governmental agencies, market research reports, and industry publications and surveys. These sources generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of that information is not guaranteed. Although we believe such information to be accurate, we have not independently verified the data from these sources. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and additional uncertainties and risks regarding the other forward-looking statements in this prospectus due to a variety of factors, including those described in the section entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” and elsewhere in this prospectus. These and other factors could cause results to differ materially from those expressed in the forecasts and estimates.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Various statements contained in this prospectus, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include projections and estimates concerning our possible or assumed future results of operations, financial condition, business strategies and plans, market opportunity, competitive position, industry environment, and potential growth opportunities. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “believe,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “continue,” “predict,” “project,” “potential,” “target,” “goal,” or other words that convey the uncertainty of future events or outcomes. You can also identify forward-looking statements by discussions of strategy, plans, or intentions. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, because forward-looking statements relate to matters that have not yet occurred, they are inherently subject to significant business, competitive, economic, regulatory, and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These and other important factors, including, among others, those discussed in this prospectus under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Our Business,” may cause our actual results, performance or achievements to differ materially from any future results, performance, or achievements expressed or implied by the forward-looking statements in this prospectus. Some of the factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements in this prospectus include:
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our ability to attract and retain customers, which we also refer to as “corporate sponsors” or “sponsors” in providing our campaign services;

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our ability to develop campaigns and other services, improve our existing services and increase the value of our services in a timely and cost-effective manner;

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the substantial doubt about our ability to continue as a going concern due to our history of operating losses;

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our ability to compete in the advertising, marketing, and market research services markets;

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our expectations regarding our customer growth rate and the usage of our services;

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our ability to increase our revenues, our revenue growth rate, and our profitability;

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our ability to timely and effectively scale and adapt our existing business model and technology and protect our intellectual property rights;

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our ability to successfully enter new markets and manage our business expansion;

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our ability to successfully acquire and integrate companies and assets;

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our ability to respond to unpredictable disruptive events, such as COVID-19 and associated business disruptions;

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our future business development, results of operations, and financial condition;

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our ability to develop operational systems and hire additional personnel to satisfy our obligations as a public company, including necessary internal controls over financial reporting, and to achieve and maintain our listing with NASDAQ; and

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the regulatory environments in which we operate.

Given the foregoing risks and uncertainties, you are cautioned not to place undue reliance on the forward-looking statements in this prospectus. The forward-looking statements contained in this prospectus are not guarantees of future performance and our actual results of operations and financial condition may differ materially from such forward-looking statements. In addition, even if our results of operations and financial condition are consistent with the forward-looking statements in this prospectus, they may not be predictive of results or developments in future periods.
Any forward-looking statement that we make in this prospectus speaks only as of the date of this prospectus. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements in this prospectus, whether as a result of new information, future events or otherwise, after the date of this prospectus.

PROSPECTUS SUMMARY
This summary highlights selected information presented in greater detail elsewhere in this prospectus. This summary does not include all the information you should consider before investing in the ADSs. You should read this summary together with the more detailed information appearing elsewhere in this prospectus, including our audited and unaudited financial statements and related notes and the sections entitled “Risk Factors” on page 13 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” elsewhere in this prospectus. Some of the statements in this summary and elsewhere in this prospectus constitute forward-looking statements. See “Cautionary Note Regarding Forward-looking Statements.”
Overview
Warrantee is a Japanese marketing and market research technology company that helps corporate sponsors unlock value through targeted marketing campaigns while providing our corporate sponsors’ potential customers who participate in our campaigns with extended warranty coverage on durables or certain healthcare benefits sponsored by our corporate sponsors.
Our Company was founded in Japan in 2013. Beginning in 2018, we have focused on developing a suite of specialized marketing and market research services through campaigns for enterprises, which we refer to as our corporate sponsors or sponsors in our campaigns. These services are designed to collect and leverage targeted and specialty data of our corporate sponsors’ potential customers to provide proprietary market insights to our corporate sponsors and promote sales of their products. In addition to our Chief Executive Officer and Chief Financial Officer, we operate our business with one full-time employee in charge of accounting matters and one part-time to employee in charge of sales matters in Japan. We have a limited operating history with our campaign services, including a limited number of corporate sponsors (one in the fiscal year ended March 31, 2019, three in the fiscal year ended March 31, 2020, three in the fiscal year ended March 31, 2021, and four currently) on whom our business has been substantially dependent. We cannot guarantee that with our current limited resources we can adequately grow our business, increase our sponsor base, or manage our operations as a publicly traded company in the United States. In addition, the loss of any corporate sponsor in the absence of securing new business would have a material adverse effect on our operations and financial condition.
At the core of our current business of providing marketing campaign services is our trinity model, which connects three stakeholders: corporate sponsors, campaign participants, whom we also refer to as users, and Warrantee, and is designed to benefit all three stakeholders. This model is exemplified by our sponsored product insurance model used in our durables vertical. Under the sponsored product insurance model, we provide product insurance in the form of a limited extended warranty for appliances to users participating in our marketing campaigns, in exchange for their personal, purchase or other data needed by our corporate sponsors, which we provide to our corporate sponsors for a sponsorship fee. Our collected user data enables our corporate sponsors to gain insights on their potential customers’ purchase patterns and to help formulate their marketing strategies. In each campaign, within the covered period, if a participant user’s registered appliance breaks down, the user may elect to use the insurance coverage to pay for repair services or a replacement. Should a participant user make a claim for a replacement, such participant may only use the insurance coverage to subsidize a purchase of our corporate sponsor’s product. In this way our campaigns can potentially increase sales of our sponsors’ products. We use the sponsorship fees to cover our operational costs including purchasing product insurance from licensed insurers for participant users. We have obtained patents in Japan for the system underlying our sponsored product insurance model, which is for us to serve as an intermediary between sponsors, insurance companies and users and in such role, providing insurance for the users upon terms agreed by the sponsors.

In 2020, we expanded our marketing campaign services to corporate sponsors in the commercial healthcare vertical. Based on our trinity model, we have designed and conducted campaigns for corporate sponsors in the commercial healthcare vertical, which use sponsorship fees to provide certain types of medical insurance or other healthcare benefits in exchange for user data and potentially increasing sales of our corporate sponsors’ products. In June 2022, we further expanded our marketing campaign services by initiating a sponsor campaign for an employment agency pursuant to which we will provide to the sponsor’s labor pool members a limited amount of unemployment insurance in exchange for their personal data.
We believe our trinity model creates value for both our corporate sponsors and participant users. With the proceeds from this offering, we expect to design and conduct more campaigns based on our trinity model in our two existing verticals, as well as in other market verticals as part of our growth strategy.
For the fiscal years ended March 31, 2021 and 2020, we generated total revenue of JPY212,000 thousand (US$1,901 thousand) and JPY57,674 thousand (US$517 thousand), respectively, and incurred net losses of JPY25,798 thousand (US$232 thousand) and JPY48,334 thousand (US$433 thousand), respectively. For the six months ended September 30, 2021 and 2020, we generated total revenue of JPY103,636 thousand (US$929 thousand) and JPY85,000 thousand (US$762 thousand), respectively, and incurred a net loss of JPY45,844 thousand (US$411 thousand) and recorded net income of JPY47,491 thousand (US$426 thousand), respectively. We had an accumulated deficit of JPY460,672 thousand (US$4,132 thousand) as of September 30, 2021. We have had only 11 customers and associated marketing campaigns to date, including one currently ongoing sponsor contract with Paygene Co., Ltd. (“Paygene”) which expires on December 31, 2022 and three customers, Beauken Co., Ltd., Connect Plus Co., Ltd. and Y’s Inc., acquired by us in May 2022 and for which we only recently commenced marketing campaigns. We have not yet established a recurring customer base that provides an ongoing sustainable source of revenue sufficient to cover our operating expenses, which makes us vulnerable to the risk of a near-term severe financial impact if we are unable to secure new revenue generating sponsor contracts.
Sponsored Marketing and Market Research Services
We are focused on offering marketing campaign services which can help drive revenue growth for our corporate sponsors through demand and behavior analysis and direct incremental sales. In Japan, manufacturers and suppliers often lack clarity on aspects of product purchases, such as stock-keeping unit (“SKU”), price, quantity, and timing by their customers or potential customers. We collect relevant granular sales data points and provide to our corporate sponsors organized user data that may be used for retargeting or marketing activities.
To facilitate our data collection and to provide convenience to participant users, we have developed and provided a mobile app for certain of our campaigns in the durables vertical, which allows participant users to input data and make claims for repair services or replacements through the app. Our app is available through the iTunes Store and Google Play in Japan. For cost efficiency or to accommodate less tech savvy participant users, we also utilize a more manual process of data collection. All user data collected are owned by Warrantee, and we impose contractual limitations on use periods and purposes to our sponsors or obtain a confirmation letter stating that our sponsors have discarded all user data provided by Warrantee.
Durables Vertical
We primarily apply our sponsored product insurance model in organizing our campaigns for our corporate sponsors in the durables vertical, which include manufacturers, suppliers and agencies marketing or selling household appliances and other durables. Our campaigns in this vertical would provide extended warranty coverage on durables for participant users. Our participant users may be consumers or business entities. As of the date of this prospectus, we have served a total of seven sponsors in this vertical, including one appliance manufacturer in the fiscal year ended March 31, 2019, one appliance manufacturer and one repair service provider in the fiscal year ended March 31, 2020, two appliance manufacturers in the fiscal year ended March 31, 2021, a sales agency for medical devices, Paygene currently underway as of the date of this prospectus and a real estate management firm, Connect Plus, Ltd. Co., for which we commenced a marketing campaign in June 2022 directed to the tenants at the sponsor’s properties.
In a typical campaign, in partnership with our corporate sponsor or an advertising agency, we access and recruit participant users via flyers, email, social media, phone, or through person-to-person outreach. After signing our consent form to participate in the campaign, a participant user is requested to provide personal or other identification data such as name and contact information, answer questions designed to gather targeted and relevant information for our sponsor, and register all appliances the user owns that are of the same type as sold by our sponsor. For participant users who use our mobile app, and if we have a campaign launched on the app, participant users can provide requested information and register their products on the app.
In exchange for the requested data, we provide to each participant user one year of product insurance coverage of up to JPY100,000 (US$897) for the user’s registered appliances. We typically provide to participant users no more than JPY100,000 (US$897) of insurance coverage in order to comply with Japanese insurance regulations. The coverage can be used to pay for repair services or replacements if a registered appliance breaks down, regardless of whether such appliance is still within the warranty period provided by the manufacturer. If the user chooses a replacement, our coverage can only be used to purchase the replacement product from our sponsor.
After we collect the user data, we organize the data and provide it to our sponsor. In return for the information, the sponsor pays a sponsorship fee to us, which we use to cover our operating costs, including purchasing product insurance from licensed insurers to provide coverage to the participant users.
We believe our sponsored product insurance model benefits both our corporate sponsors and participant users as it enables participant users to receive product insurance coverage without paying any cash premium and our corporate sponsors to receive targeted and relevant user data in a cost-efficient manner to inform their business and marketing decisions. As we would effectively subsidize our participant users’ purchase costs if their registered products break down and if they elect to use our coverage to purchase replacements from our sponsors, we expect our participant users to have more incentive to purchase replacements from our sponsors instead of repairing broken products. We believe this can potentially generate new sales for our sponsors.
Commercial Healthcare Vertical
We entered the commercial healthcare vertical in 2020 by adapting our trinity model for the design and conduct of customized campaigns for corporate sponsors in this vertical, which include manufacturers, suppliers and agencies marketing or selling health care related goods or services. Our campaigns in this vertical would allow participant users who are generally consumers to receive complimentary examinations or treatments for ailments and procedures that are usually not covered by Japan’s “universal” coverage program. In our campaigns, we would use sponsorship fees to pay the costs to enable these complimentary examinations or treatments to be available for participant users in exchange for their health and other data needed by our sponsors. As of the date of this prospectus, we have served a total of three sponsors in this vertical, including one medical device manufacturer in the fiscal year ended March 31, 2020, one supplement supplier in the fiscal year ended March 31, 2021 and a manufacturer of health food products, Beauken Co., Ltd., for which we commenced a marketing campaign in June 2022.
The healthcare system in Japan requires that all residents maintain health insurance coverage. The country has a statutory health insurance system that subsidizes citizens who are not covered under an employment-based or private health insurance plan with a blanket “universal” coverage program. While this system helps maintain baseline coverage, the statutory and employer-based programs are often rigid. For example, employer-based programs typically do not allow employees the flexibility of selecting end healthcare providers, and there are often specific health and medical applications that are excluded from coverage. These restrictions have led to the growth of the Japanese private health insurance market which range from critical quality of life functions tied to cancer or cardiac outcomes to more cosmetic oriented procedures, such as orthodontics or plastic surgery, for usually a high premium.
Within this vertical, we have two primary types of corporate sponsors. The first type are medical device manufacturers which provide medical devices that are generally not covered under Japan’s government-run universal medical insurance program. In the campaign we conducted for a medical device manufacturer in the fiscal year ended March 31, 2020, we subsidized the insurance costs for participant users to enable them to test use certain knee regenerative treatment devices of our sponsor in exchange for their personal and use data. In this campaign, we used sponsorship fees to purchase special commercial medical insurance policies for participant users providing coverage up to JPY100,000 (US$897) per user, which enabled the participant users to receive certain regenerative treatments not covered by the “universal” coverage program and test use our sponsor’s devices. In addition to receiving the target user data, upon the conclusion of our campaign, more than half of the participant users to date have purchased our sponsor’s devices.
Our other type of corporate sponsors has been supplements and health food products manufacturers and suppliers. In the campaign we conducted for a supplement manufacturer in the fiscal year ended March 31, 2021 and our recently initiated campaign for Beauken Co., Ltd., we used sponsorship fees to purchase and provide gene testing kits that help test potential metabolic and genetic traits of disease to participant users in exchange for their health data. In providing the test results for participant users, we also made recommendations of our sponsor’s preventative care supplements or health foods to participant users whose test results suggested they may need certain micronutrients. For participant users who decided to purchase our sponsor’s products, they were directed to make orders with our sponsor. We believe by promoting consumers’ awareness of our sponsor’ supplements through our campaign, we could increase sales of our sponsor’s supplements.
Additional Verticals
Our strategy includes, among other things, the development of and entry into other industry verticals. For example, in May 2022, we were engaged by Y’s, Inc., a Kyoto, Japan based employment agency, to design and launch a campaign directed at persons placed by Y’s placement services pursuant to which users receive a limited amount of unemployment insurance, up to JPY100,000 (US$897), in exchange for their personal data. We believe that campaigns on behalf of corporate sponsors that offer users limited unemployment insurance will be attractive in times of macroeconomic uncertainty, such as those experienced by our addressable markets as of the date of this prospectus.
Our Growth Strategy
Domestically, we expect to continue our growth through demonstrated track records on return on investment (“ROI”) for corporate sponsors and increased branding with their potential customers. By demonstrating tangible ROI for sponsors and growing usage by their potential customers, we believe we will continue to be able to increase adoption from both stakeholders as we scale the business across more corporate sponsors. Additionally, with the proceeds from this offering, we plan to leverage outbound marketing — including through an expansion of agency network referrals, recruitment of internal sales staff, and general advertising and promotion — to attract new corporate sponsors.
Our focus domestically will be to expand the number of corporate sponsors for whom we provide marketing and market research services, increase the frequency of campaigns for sponsors, increase the average rate charged per participant user in our campaigns, and enter into other industry verticals. We plan to seek to monetize the higher per user pricing often associated with the commercial healthcare vertical and other verticals we identify and pursue, which we expect will help improve our contract value and core business growth and profitability. We believe our trinity model is widely applicable across many traditional industries and new growth industries, given the benefits we provide to our sponsors’ potential customers with no cash payment by them required.
Our primary focus in the near term is to continue to grow our business based on the trinity model where we believe we deliver quantifiable campaign results for our sponsors and value to the participant users. We currently do not have any international operations. We intend to expand our business internationally with an initial focus on other Asian countries, particularly Taiwan and Singapore. Our international growth strategy is expected to rely on a hub and spoke model whereby we would leverage parent company relationships with multinational Japanese companies to target their international subsidiaries and their local campaigns outside Japan.
Summary Risk Factors
There are a number of risks that you should carefully consider before making an investment decision regarding this offering. These risks are discussed more fully in the section entitled “Risk Factors” beginning on page 13 of this prospectus. You should read and carefully consider these risks and all of the other information in this prospectus, including the financial statements and the related notes thereto included in this prospectus, before deciding whether to invest in the ADSs. If any of these risks actually occur, our business, financial condition, operating results, and cash flows could be materially adversely affected. In such case, the trading price of our ADSs would likely decline, and you may lose all or part of your investment. These risk factors include, but are not limited to:
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We currently have one ongoing sponsor contract which expires on December 31, 2022 and three sponsor campaigns that we initiated in June 2022. If we are unable to develop additional sponsor contracts or new revenue sources, we may not be able to sustain our operations.

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We have a limited number of customers which accounted for a substantial portion of our revenues in the fiscal year ended March 31, 2021 (two customers) and the fiscal year ended March 31, 2020 (three customers) and have not generated recurring revenue from any customer, which makes us highly vulnerable to a severe financial loss. Our efforts in expanding our customer base, increasing our average contract value for our campaigns, and generating recurring revenue may not be successful.

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We have started to provide campaign services based on our trinity model since 2018 and have a limited operating history based on this business model upon which investors can evaluate our future prospects.

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Our auditors have expressed substantial doubt about our ability to continue as a going concern.

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We have relied on our Chief Executive Officer’s financial support in our operations, and we may face difficulties securing financing in the future from third parties on terms that are acceptable to us or at all.

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We may not achieve our development goals, which could adversely affect our operations and financial results.

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We are implementing new growth strategy, priorities, and initiatives and any inability to execute and evolve our strategy over time could adversely impact our financial condition and results of operations.

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We face intense competition in the marketing, advertising, and market research services markets, and we may not compete successfully.

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We are thinly staffed with only one full-time and one part-time employee, and we depend on third parties, including insurance companies and other service providers, to support the operations of our business. We may not be able to find replacements or immediately transition to alternative service providers.

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We rely on our management, including our Chief Executive Officer, and if we are unable to hire, retain, or motivate these individuals or recruit skilled personnel for our development plans, we may not be able to maintain the quality of our services or grow effectively.

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The failure to enforce and maintain our patents and trademarks and protect our other intellectual property could materially adversely affect our business, including our ability to establish and maintain brand awareness.

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Our failure to comply with applicable laws and regulations including, but not limited to, the regulation relating to data privacy and insurance licensing requirements, could harm our reputation and business, and changes in the current laws could significantly increase our operational costs.

•
We will need to engage additional personnel and incur increased costs as a result of being a public company, and our failure to comply with the applicable requirements of the Exchange Act, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act"), the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the listing standards of NASDAQ and the other laws and regulations applicable to us as a public company could subject us to delisting of our ADSs, fines, sanctions and other regulatory action and potentially civil litigation.

•
We have identified deficiencies that could aggregate to a material weakness in our internal control over financial reporting, and if we fail to develop and maintain an effective system of internal controls over financial reporting, we may not be able to accurately report our financial results in a timely manner.

•
We are a “controlled company” under NASDAQ corporate governance rules, and our Chief Executive Officer owns a majority of our common shares and can exercise significant influence on our corporate affairs, which may limit a public shareholder’s ability to influence our business and affairs.

•
We are incorporated in Japan, and it may be more difficult to enforce judgments against us that are obtained in courts outside of Japan.

•
Our long-term success depends, in part, on our ability to expand our services to customers located outside of Japan and our future expansion of our international operations exposes us to risks that could have a material adverse effect on our business, operating results, and financial condition.

•
We may be classified as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes, which could subject our ADSs to adverse U.S. federal income tax consequences.

Share Capital
On October 12, 2021, we effected (i) an increase of our authorized capital stock from 10,000,000 common shares to 40,000,000 common shares, and (ii) a 1,500-for-one forward split of all issued and outstanding shares. All historical share amounts and share price information presented in this prospectus have been proportionally adjusted to reflect the impact of the forward split. See “Description of Share Capital and Articles of Incorporation — Description of Our Share Capital.”
Implications of Being an Emerging Growth Company and a Foreign Private Issuer
We are an “emerging growth company”, as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to reporting companies that make filings with the U.S. Securities and Exchange Commission (the “SEC”). For so long as we remain an emerging growth company, we will not be required to, among other things:
•
present more than two years of audited financial statements and two years of related selected financial data and management’s discussion and analysis of financial condition and results of operations disclosure in our registration statement of which this prospectus forms a part;

•
have an auditor report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•
disclose certain executive compensation related items; and

•
seek shareholder non-binding advisory votes on certain executive compensation matters and golden parachute arrangements, to the extent applicable to our Company as a foreign private issuer.

The JOBS Act also permits emerging growth companies to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result, our financial statements may not be comparable to companies that comply with public company effective dates.
We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the completion of this offering, (ii) the last day of the fiscal year during which we have total annual gross revenue of at least $1.07 billion, (iii) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which means the market value of our common shares that are held by non-affiliates exceeds $700.0 million as of the last business day of our most recently completed second fiscal quarter, and (iv) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.
In addition, upon the consummation of this offering, we will report in accordance with the rules and regulations applicable to a “foreign private issuer.” As a foreign private issuer, we will take advantage of certain provisions under the rules that allow us to follow the laws of Japan for certain corporate governance matters. Even when we no longer qualify as an emerging growth company, as long as we continue to qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:
•
the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations with respect to a security registered under the Exchange Act;

•
the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, and current reports on Form 8-K upon the occurrence of specified significant events; and

•
Regulation Fair Disclosure (the “Regulation FD”), which regulates selective disclosures of material information by issuers.

As a foreign private issuer, we will have four months after the end of each fiscal year to file our annual report on Form 20-F with the SEC. In addition, our executive officers, directors, and principal shareholders will be exempt from the requirements to report transactions in our equity securities and from the short-swing profit liability provisions contained in Section 16 of the Exchange Act.
Foreign private issuers, like emerging growth companies, are exempt from certain more stringent executive compensation disclosure rules. As such, even when we no longer qualify as an emerging growth company, as long as we continue to qualify as a foreign private issuer under the Exchange Act, we will continue to be exempt from the more stringent compensation disclosures required of public companies that are not a foreign private issuer.
We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We are required to determine our status as a foreign private issuer on an annual basis at the end of our second fiscal quarter. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies:
(i)
the majority of our executive officers or directors are U.S. citizens or residents;

(ii)
more than 50% of our assets are located in the United States; or

(iii)
our business is administered principally in the United States.

In this prospectus, we have taken advantage of certain of the reduced reporting requirements as a result of being an emerging growth company and a foreign private issuer. Accordingly, the information that we provide in this prospectus may be different than the information you may receive from other public companies in which you hold equity interests. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

Corporate Information
Our Company was originally incorporated in Japan on October 21, 2013.
Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168. Our principal executive offices are located at 1103 Kitahama Craft, 2-4-1 Doshomachi, Chuo-ku, Osaka City, Osaka 541-0045, Japan, and our main telephone number is +81(0)6-6227-8775. Our website is https://warrantee.com/. The information contained in, or that can be accessed through, our website is not incorporated by reference into, and is not a part of, this prospectus. You should not consider any information on our website to be a part of this prospectus or use any such information in your decision on whether to purchase the ADSs. We have included our website address in this prospectus solely for informational purposes.
Trademarks
The names and marks Warrantee, Warrantee Now, Free Insurance, our logo, and the Warrantee Now logo appearing in this prospectus are the property of Warrantee. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ®, ™, or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, trade names, and service marks. We do not intend any use or display by us of other parties’ trademarks, trade names, or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

THE OFFERING
Issuer
Warrantee Inc.
ADSs offered by us
2,142,857 ADSs
Offering Price
We currently expect the initial public offering price to be between $6.00 and $8.00 per ADS.
ADSs to be Outstanding Immediately After this Offering
2,142,857 ADSs (or 2,464,286 ADSs if the underwriters exercise in full their option to purchase additional ADSs).
Common Shares to be Outstanding Immediately After this Offering
12,144,857 common shares (or 12,466,286 common shares if the underwriters exercise in full their option to purchase additional ADSs).
Option to Purchase Additional ADSs
We have granted to the underwriters an option to purchase up to 321,429 additional ADSs from us at the initial public offering price less the underwriting discounts and commissions, to cover over-allotments, if any, for a period of 45 days from the date of this prospectus.
The ADSs
Each ADS represents one common share.
The depositary will be the holder of the common shares underlying the ADSs, and you will have the rights of an ADS holder as provided in the deposit agreement among us, the depositary, and holders and beneficial owners of ADSs from time to time.
You may surrender your ADSs to the depositary to withdraw the common shares underlying your ADSs. The depositary will charge you a fee for such an exchange.
We may amend or terminate the deposit agreement for any reason without your consent. If an amendment becomes effective, you will be bound by the deposit agreement, as amended, if you continue to hold your ADSs.
To better understand the terms of the ADSs, you should carefully read the section in this prospectus entitled “Description of American Depositary Shares.” We also encourage you to read the deposit agreement, a form of which is an exhibit to the registration statement to which this prospectus forms a part.
Depositary
The Bank of New York Mellon
Use of Proceeds
We estimate that the net proceeds to us from this offering will be approximately $11.6 million (or $13.6 million if the underwriters exercise in full their option to purchase additional ADSs), assuming an initial public offering price of $7.00 per ADS (which is the midpoint of the price range set forth on the cover page of this prospectus), after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.
We currently intend to use the net proceeds from this offering for working capital and general corporate purposes, which may include hiring additional employees, including sales and marketing personnel, and conducting promotional activities associated with expanding corporate sponsors and attracting participant users for our campaigns. See “Use of Proceeds.”
Lock-ups
We, our directors, corporate auditors, executive officers, and certain of our existing shareholders have agreed with the underwriters not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of, or otherwise dispose of, any of our securities for a period of six months following the closing of this offering, subject to certain exceptions. See “Underwriting — Lock-Up Agreements” for more information.
Listing
We intend to apply to list the ADSs on the NASDAQ Capital Market (“NASDAQ”) under the symbol “WRNT.” Such listing will be subject to us fulfilling all of the listing requirements of NASDAQ, including, without limitation, the distribution of the ADSs to a minimum number of public shareholders.
Risk Factors
Investing in the ADSs is highly speculative and involves a high degree of risk. You should carefully read and consider the information set forth under the heading “Risk Factors” beginning on page 13 and all other information contained in this prospectus, before deciding to invest in the ADSs.

(1)
The number of common shares to be outstanding immediately after this offering does not include:

(a)
up to 321,429 ADSs issuable upon the exercise in full by the underwriters of their option to purchase additional ADSs from us, and

(b)
up to an aggregate of 1,036,500 common shares issuable upon the exercise of stock options outstanding immediately after the completion of this offering, at a weighted-average exercise price of JPY110.37 per share.

Except as otherwise indicated, all information in this prospectus assumes no exercise by the underwriters of their option to purchase additional ADSs from us.

SUMMARY CONSOLIDATED FINANCIAL INFORMATION AND OPERATING DATA
The following tables set forth our summary consolidated financial information and operating data as of and for the years ended March 31, 2021 and 2020 and the six months ended September 30, 2021 and 2020. You should read the following summary consolidated financial information and operating data in conjunction with, and it is qualified in its entirety by reference to, our audited consolidated financial statements and the related notes thereto, our unaudited condensed consolidated financial statements and the related notes thereto, and the sections entitled “Capitalization,” “Selected Consolidated Financial Information and Operating Data,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” each of which are included elsewhere in this prospectus.
Our summary consolidated statement of income information and operating data for the years ended March 31, 2021 and 2020, and our related summary consolidated balance sheet information as of March 31, 2021 and 2020, have been derived from our audited consolidated financial statements as of and for the years ended March 31, 2021 and 2020, prepared in accordance with GAAP, which are included elsewhere in this prospectus.
Our summary consolidated statement of income information and operating data for the six months ended September 30, 2021 and 2020, and our related summary consolidated balance sheet information as of September 30, 2021, have been derived from our unaudited condensed consolidated financial statements as of and for the six months ended September 30, 2021 and 2020, prepared in accordance with GAAP, which are included elsewhere in this prospectus.
Our historical results for the periods presented below are not necessarily indicative of the results to be expected for any future periods.
(in thousands except for per common share amounts)	Six months ended September 30,			Years ended March 31,
	2021 ($)	2021 (¥)	2020 (¥)	2021 ($)	2021 (¥)	2020 (¥)
Statement of Income Information
Revenue	$929	¥103,636	¥85,000	$1,901	¥212,000	¥57,674
Cost of revenue	8	981	4,023	225	25,146	6,245
Gross profit	921	102,655	80,977	1,676	186,854	51,429
Operating expenses:
Selling, general and administrative expenses	1,314	146,507	33,612	1,925	214,608	95,911
Income (Loss) from operations	(393)	(43,852)	47,365	(249)	(27,754)	(44,482)
Other income	(4)	(432)	2,026	48	5,380	—
Interest expense	(14)	(1,560)	(1,900)	(31)	(3,424)	(3,852)
Total other income (expense), net	(18)	(1,992)	126	17	1,956	(3,852)
Net Income (loss)	$(411)	¥(45,844)	¥47,491	$(232)	¥(25,798)	¥(48,334)
Net Income (loss) Margin	(44.2%)	(44.2%)	55.9%	(12.2%)	(12.2%)	(83.8%)
Net loss per share attributable to common stockholders, basic and diluted	$(0.04)	¥(4.58)	¥4.75	$(0.02)	¥(2.58)	¥(4.83)
Weighted-average shares outstanding used to compute net loss per share, basic and diluted	10,002,000	10,002,000	10,002,000	10,002,000	10,002,000	10,002,000
(in thousands)	Six months ended September 30,			Years ended March 31,
Other Operating Data	2021 ($)	2021 (¥)	2020 (¥)	2021 ($)	2021 (¥)	2020 (¥)
Adjusted EBITDA(1)	83	9,228	47,425	754	84,045	(44,019)
(in thousands)	Six months ended September 30,			Years ended March 31,
Reconciliation of Non-GAAP Measures	2021 ($)	2021 (¥)	2020 (¥)	2021 ($)	2021 (¥)	2020 (¥)
Net Income (loss)	$(411)	¥(45,844)	¥47,491	$(232)	¥(25,798)	¥(48,334)
Adjustments for:
Other income, net	4	432	(2,026)	(48)	(5,380)	—
Interest expense	14	1,560	1,900	31	3,424	3,852
Share-based compensation	475	52,932	—	1,002	111,684	—
Depreciation & Amortization	1	148	60	1	115	463

(in thousands)	Six months ended September 30,			Years ended March 31,
Reconciliation of Non-GAAP Measures	2021 ($)	2021 (¥)	2020 (¥)	2021 ($)	2021 (¥)	2020 (¥)
Adjusted EBITDA(1)	$83	¥9,228	¥47,425	$754	¥84,045	¥(44,019)
Adjusted EBITDA Margin(2)	8.9%	8.9%	55.8%	39.6%	39.6%	(76.3%)
(in thousands)	September 30,		March 31,
Consolidated Balance Sheet Information	2021 ($)	2021 (¥)	2021 ($)	2021 (¥)	2020 (¥)
Total Assets	$1,386	¥154,498	$1,747	¥194,806	¥78,695
Total Liabilities	1,273	141,953	1,219	135,942	201,819
Equity (deficit):
Common shares, no par value	1,225	136,636	1,225	136,636	136,636
Additional paid-in capital	3,025	337,299	3,025	337,299	129,270
Accumulated deficit	(4,132)	(460,672)	(3,720)	(414,828)	(389,030)
Accumulated other comprehensive loss	(5)	(718)	(2)	(243)	—
Total stockholders’ equity (deficit)	113	12,545	528	58,864	(123,124)
Total liabilities and stockholders’ equity (deficit)	$1,386	¥154,498	$1,747	¥194,806	¥78,695

(1)
We define Adjusted EBITDA as net income plus other income, interest expense, share-based compensation and depreciation and amortization expenses. Management considers Adjusted EBITDA to be a measure of performance which provides useful information to both management and investors. Adjusted EBITDA should not be considered an alternative to net income or other measures under GAAP. Adjusted EBITDA is not calculated identically by all companies and, therefore, our measures of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. See “Management’s Discussion and Analysis of Financial Condition and Results of Operation — Non-GAAP Measures.”

(2)
We define Adjusted EBITDA Margin as the percentage derived from dividing Adjusted EBITDA for a period by total revenue for the same period. See “Management’s Discussion and Analysis of Financial Condition and Results of Operation — Non-GAAP Measures.”

RISK FACTORS
An investment in the ADSs is highly speculative and involves a high degree of risk. We operate in a dynamic and rapidly changing industry that involves numerous risks and uncertainties. You should carefully consider the factors described below, together with all of the other information contained in this prospectus, including the audited and unaudited financial statements and the related notes included in this prospectus, before deciding whether to invest in the ADSs. These risk factors are not presented in the order of importance or probability of occurrence. If any of the following risks actually occurs, our business, financial condition, and results of operations could be materially and adversely affected. In that event, the market price of the ADSs could decline, and you could lose part or all of your investment. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Cautionary Note Regarding Forward-Looking Statements.”
Risks Related to Our Company and Our Business
We have a limited operating history applying our trinity model to conduct campaigns for corporate sponsors, upon which investors can evaluate our future prospects.
We started to apply our trinity model to conduct campaigns for corporate sponsors in 2018. We have a limited operating history in this respect upon which an evaluation of our business plan or performance and prospects can be made. The business and prospects of the Company must be considered in the light of the potential problems, delays, uncertainties, and complications encountered in connection with a newly established business model. The risks include, but are not limited to:
•
the possibility that we will not be able to develop functional and scalable services, or that although functional and scalable, our services will not be economical to market;

•
that our competitors market and provide superior or more effective services;

•
that we are not able to upgrade and enhance our technologies to accommodate new needs and expanded service offerings;

•
the limitations that applicable laws and regulations place on the types of insurance coverage we can offer and/or the maximum amounts of such insurance coverage; or

•
the failure to comply with the applicable laws and regulations for our services as we conduct our current business and expand into new markets including markets outside Japan.

To successfully introduce and market our services at a profit, we must establish goodwill and brand name recognition among the public so that potential customers of our corporate sponsors will agree to participate in the campaigns we conducted for our corporate sponsors to gather relevant customer data or, market our corporate sponsors’ products and services. There are no assurances that we can successfully address these challenges and if unsuccessful, we and our business, financial condition, and operating results could be materially and adversely affected.
We have operated on a leanly staffed, labor efficiency maximized model thus far. As we expect to expand our services and increase the number of campaigns we will conduct for our corporate sponsors, our future expense levels of our business will be based largely on estimates of planned operations and future revenues. It is difficult to accurately forecast future revenues because both our business and our business models are new to the market and are still developing. If our forecasts prove incorrect, the business, operating results, and financial condition of the Company may be materially and adversely affected. Moreover, we may be unable to adjust our spending in a timely manner to compensate for any unanticipated reduction in revenues. As a result, any significant reduction in planned or actual revenues may immediately and adversely affect our business, financial condition, and operating results.
We may need additional financing to execute our business plan and fund operations, which additional financing may not be available on reasonable terms or at all.
As of September 30, 2021, we had total assets of JPY154,498 thousand ($1,386 thousand) and a working capital deficit of JPY9,079 thousand ($81 thousand). As of the date of this prospectus, we believe we need a minimum of JPY1,050,553 thousand ($9,422 thousand) in order to fund our presently forecasted working capital requirements over the next 12 months. We have undertaken the present offering for purposes of acquiring the required capital and believe that the net proceeds of this offering will be sufficient to fund our presently forecasted working capital requirements over, at least, the 12 months following the date of this prospectus. However, as a result of certain factors presently unforeseen, we may require additional capital over the next 12 months, the receipt of which there can be no assurance. In addition, unless we are able to successfully scale our operations and achieve meaningful cash flow from operations, we will require additional capital in order to fund our continued development of our trinity business model following the 12-month period following the date of this prospectus. We will endeavor to acquire any additional required funds through various financing sources, including borrowings under our existing loans from financial institutions, the private and public sale of our equity and debt securities and other third-party financings. In addition, we will consider alternatives to our current business plan that may enable us to achieve meaningful cash flow from operations with a smaller amount of capital. However, there can be no guarantees that such funds will be available on commercially reasonable terms, if at all. If such financing is not available on satisfactory terms, we may be unable to further pursue our business plan and we may be unable to continue operations.
The report of our independent registered public accounting firm for the fiscal year ended March 31, 2021 states that due to our net losses, significant accumulated deficit and continuing negative cash flows there is substantial doubt about our ability to continue as a going concern.
We face intense competition in the field of marketing, advertising, and market research services, which is likely to intensify further as existing competitors devote additional resources to, and new participants enter, the market. If we cannot compete successfully, we may be unable to increase our revenue or sustain profitability.
We face significant competition from providers of advertising, marketing, and market research services, including market data analysis service providers such as online sentiment and survey companies, product analytics companies, marketing analytics companies, point solution vendors offering usability research tools, research services firms, and panel aggregators, many of whom have significantly more resources than we do. Competition is based on, among other things, rates, availability of markets, quality of products and services provided and their effectiveness, audience coverage, and other factors. The development of new devices and technologies, as well as higher consumer engagement with other forms of digital media such as online and mobile social networking, are increasing the number of media choices and formats available to audiences, resulting in audience fragmentation and increased competition. Our current and potential competitors may develop and market new technologies, products, or services that render our existing or future services less competitive, or obsolete.
Most of our competitors have longer operating histories, larger customer bases, greater brand recognition and market penetration, higher margins on their products and services, substantially greater financial, technological, and research and development resources and selling and marketing capabilities. As a result, they may be able to respond more quickly to changes in customer requirements, devote greater resources to the development, promotion and sale of their products and services than we do, or sell their products and services at prices designed to win significant levels of market share. We may not be able to compete effectively against these organizations. In addition, for cost-saving or other reasons, our customers which are often large consumer goods manufacturers may decide to conduct directed marketing or market data research in-house. Increased competition and cost-saving initiatives on the part of corporate sponsors are likely to result in pricing pressures, which could harm our sales, profitability, or ability to gain market share.
We have a limited number of customers accounting for a substantial portion of our revenues in fiscal years ended March 31, 2021 and 2020, respectively, and currently have four customers. We have not generated revenue from any customer on a recurring basis, and our efforts in expanding our customer base, increasing average contract value, and generating recurring revenue may not be successful, which makes us vulnerable to a near-term severe financial loss.
We have derived a substantial portion of our revenues from a limited number of customers. For the years ended March 31, 2021 and 2020, more than 80% of the consolidated revenue was derived from two and three customers, respectively. Since April 1, 2021, we have received revenue from one corporate sponsor, Paygene, a sales agency for medical devices. In May 2022, we acquired three new corporate sponsors, Beauken Co., Ltd., Connect Plus Co., Ltd. and Y’s Inc., for which we only recently commenced marketing campaigns and from which we have received no revenues as of the date of this prospectus. There are inherent risks whenever a large percentage of total revenues are concentrated with a limited number of customers. We have not yet established a recurring customer base that provides us with an ongoing sustainable source of revenue sufficient to cover our operating expenses, which makes us vulnerable to the risk of a near-term severe financial impact if we are unable to secure new revenue generating customer contracts. Our business model envisions that we will need to develop new campaigns and engage new customers to maintain or increase our service revenues, and there is no assurance that we can do so at a cost-effective manner. In addition, our customers have been concentrated in certain market sectors such as durables, non-prescription medical treatments and devices, and supplements. If our customers or prospective customers reduce marketing expenditure because they experience declining or delayed revenue due to market, economic, or competitive conditions or for other reasons, we could be pressured to reduce the prices we charge for our services or, may not be able to efficiently expand our customer base, which could have an adverse effect on our margins and financial position, and could negatively affect our revenues and results of operations and/or trading price of our common shares and the ADSs.
As our sponsored marketing or market research services have been primarily provided on a campaign basis, revenues from our customers have fluctuated based on the number of the campaigns we may be engaged to conduct for corporate sponsors and the average contract value, which represents the average sponsorship amount from campaigns, during a reporting period, which may be affected by our corporate sponsors’ needs, market conditions or other facts, some of which may be outside of our control. Our bargaining leverage is often limited with our large manufacturer customers, and we may not be able to obtain the pricing and other terms favorable to us when entering into service contracts with them.
We have not generated recurring revenues from any customer after a campaign designed for such customer has been completed. While we plan to increase our services and revenues by developing and conducting more campaigns for new customers, expanding our service to customers in various industries and markets, increasing campaigns in the market sectors where sponsors are willing to pay a higher fee, and leverage the relationships we established with our past customers to market additional services to them, there is no guarantee that such efforts to maintain and increase our revenues will be successful or that we can grow our business and revenues cost effectively.
We are not a licensed insurer and depend on third-party insurance companies to provide product insurance or other insurance necessary for our campaigns. Although we have been able to obtain insurance policies used in our past campaigns from multiple providers on competitive terms, there is no guarantee that we may not become dependent on one or a few insurance companies for any special policies needed for our future campaigns.
We are not a licensed insurer and do not provide any insurance that requires a regulatory license. In order to avoid the requirement to obtain an insurance license in Japan, we typically offer to participant users insurance coverage of no more than JPY100,000 (US$897). We have used insurance companies to provide certain product insurance and medical insurance policies to cover our business or the participating users in our campaigns Although we have been able to obtain insurance policies from multiple sources on competitive terms in the past, there may be only a limited number of insurance companies providing the types of insurance policies we may need to use in our future campaigns. In such cases, we may have only limited bargain power and may not be able to obtain our needed insurance policies at an acceptable price, which could limit our ability to increase our profit margin in those campaigns.
If we fail to retain our Chief Executive Officer or attract and retain additional qualified personnel, we might not be able to pursue our growth strategy.
Our future success will depend upon the continued service of our Chief Executive Officer. We have leveraged his relationships in our business development activities and in obtaining financing for our operations. See “ — We currently have one ongoing sponsor contract which expires on December 31, 2022 and three sponsor campaigns that we initiated in June 2022. If we are unable to develop new sponsor contracts or other revenue sources, we may not be able to sustain our operations” and “ — As a controlled company, we have relied on our Chief Executive Officer to provide guarantees for our corporate loans from financial institutions and for the lease of our corporate headquarters. We have also historically received short-term loans from our Chief Executive Officer and his wholly owned companies to fund our working capital needs. We may not be able to find alternative financing sources on terms equal to or better than those obtained from our Chief Executive Officer, which could adversely impact our ability to secure necessary financing in the future.” The loss of his services could have a material adverse effect on our business, operations, revenues, or prospects. We do not currently maintain key man life insurance on the life of our Chief Executive Officer. In order to implement our growth plans and continue to grow our business, we also need to recruit additional qualified personnel, such as marketing and sales personnel. If we are not able to recruit such qualified personnel we need or, if the labor costs for these additional personnel exceed the additional revenue we can generate, our growth prospects and profit margins will be harmed.
Our success greatly depends upon our ability to generate and maintain goodwill among the public so that potential customers of our corporate sponsors will be willing to participate in the campaigns we designed for our corporate sponsors. If we or our corporate sponsors fail to provide satisfactory products and services to our participant users, our brand image may be tarnished and our financial results and prospects for growth may be adversely affected, and we could also incur liability for recommending our sponsors’ products.
Our ability to provide our marketing campaign services to our corporate sponsors greatly depends on our ability to attract an adequate number of users who are within our corporate sponsors’ target customer base to provide data to us or participate in trials or meetings facilitating the sale of our corporate sponsors’ products or services. We sometimes access these users through third party partners such as clinics for our corporate sponsors in the commercial healthcare vertical. While most of the corporate sponsors we work with are large reputable manufactures in Japan, we cannot guarantee that any products and services they provide to the users who participate in our campaigns are free of defect or error or will meet the participant users’ satisfaction each time. In our past campaign for a supplement supplier, we recommended our sponsor’s preventative care supplements to participant users whose gene test results suggested they may need certain micronutrients. We may also make recommendations of our sponsors’ products in future campaigns we design and conduct for other corporate sponsors. We could incur liability in these campaigns and legal costs in defending litigation if our sponsors’ products cause any negative effect on the participant users.
We have developed and offered the Warrantee app that can installed and used on a mobile phone to streamline the process for users who participate in certain of our campaigns in the durables vertical to provide data to us and to claim product repair service or replacement. Enhancements to our app may not be introduced in a timely or cost-effective manner, may contain errors or defects, and may have interoperability difficulties with users’ devices. If our participant users believe that utilizing our app to participate in our campaigns or claim product repair service or replacement would be overly time-consuming, confusing, or technically challenging, then our ability to use the app to facilitate our campaigns would be substantially harmed.
If we are not able to provide a positive experience and create value to our participant users, we may not be able to establish goodwill among users to attract an adequate number of users targeted by our corporate sponsors to participate in our campaigns or to promote sales of our sponsors’ products in such campaigns, and thus limiting our ability to market our services to corporate sponsors and expand our revenues.
We rely on a combination of patent, trademark, trade secret, and other intellectual property rights and measures to protect our intellectual property. Our patents may expire and may not be extended, our patent applications may not be granted, and our patent rights may be contested, circumvented, invalidated, or limited in scope. As a result, our patent rights may not protect us effectively. In particular, we may not be able to prevent others from developing and deploying competing technologies, which could have a material and adverse effect on our business, financial condition, results of operations, and prospects.
To establish and protect our proprietary rights, we rely on a combination of patents, trademarks, confidentiality policies and procedures, non-disclosure agreements with third parties, employee non-disclosure agreements, and other contractual and implicit rights worldwide. As of December 31, 2021, we had four registered patents for the system underlying our business model for us to serve as an intermediary between sponsors, insurance companies and users and in such role, providing insurance for the users upon terms agreed by the sponsors, and nine registered trademarks and other names and logos used by our Company as trademarks with the Japan Patent Office. Such patents and trademarks are not registered in any other jurisdiction except that Warrantee has been registered in the European Union, the United Kingdom, and Singapore. The success of our business strategy depends on our continued ability to use our existing intellectual property to increase brand awareness and develop our branded services. If our efforts to protect our intellectual property are not adequate or if any third-party misappropriates or infringes on our intellectual property, whether in print, on the Internet or through other media, the value of our brands may be harmed, which could have a material adverse effect on our business, including the failure of our brands and branded services to achieve and maintain market acceptance. There can be no assurance that all of the steps we have taken to protect our intellectual property in Japan or outside Japan in relevant foreign countries will be adequate. In addition, in light of our intention to expand internationally, the laws of some foreign countries do not protect intellectual property rights to the same extent as do the laws of Japan. If any of our patents, trademarks, trade secrets, or other intellectual property are infringed, our business, financial condition, and results of operations could be materially adversely affected.
In addition, third parties may assert infringement or misappropriation claims against us, or assert claims that our rights in our trademarks, and other intellectual property assets are invalid or unenforceable. Any such claims could have a material adverse effect on us if such claims were to be decided against us. If our rights in any intellectual property were invalidated or deemed unenforceable, it could permit competing uses of intellectual property which, in turn, could lead to a decline in business and other revenues. If the intellectual property became subject to third-party infringement, misappropriation, or other claims, and such claims were decided against us, we may be forced to pay damages, be required to develop or adopt non-infringing intellectual property, or be obligated to acquire a license to the intellectual property that is the subject of the asserted claim. There could be significant expenses associated with the defense of any infringement, misappropriation, or other third-party claims.
We rely on information technology, and any material failure, weakness, interruption, or breach of security could prevent us from effectively operating our business.
We rely significantly on information systems, including the collection of participant user data and processing of product insurance claims on our Warrantee app. Our ability to efficiently and effectively manage our business depends significantly on the reliability and capacity of the information systems. Failures of these systems to operate effectively, maintenance problems, or a breach in security of these systems could result in delays in user service and reduce efficiency in our operations.
We collect, store, process, and use personal information and other user data, which subjects us to governmental regulation and other legal obligations related to privacy, information security, and data protection, and any security breaches or our actual or perceived failure to comply with such legal obligations could harm our business.
We collect, store, process, and use personal information and other data of users participating in our campaigns via electronic means or manually, and we may use third parties that are not directly under our control to do so. In our campaigns we may gather participant users’ personal data, including, among other information, names, addresses, phone numbers, email addresses, payment account information, height, weight, and information such as heart rates, sleeping patterns, and activity patterns. Due to the types of the personal information and data we collect and the nature of our services, our data safety measures, the security features of our app and information systems are critical. If our security measures, some of which we manage using third-party solutions, are breached or fail, unauthorized persons may be able to obtain access to or acquire our participant users’ data. Furthermore, if third-party service providers that host participant users’ data on our behalf experience security breaches or violate applicable laws, agreements, or their policies, such events may also put our participant users’ information at risk and could in turn have an adverse effect on our business. Additionally, if we or any third-party, including third-party service providers, were to experience a breach of systems compromising our participant users’ personal data, our brand and reputation could be adversely affected, use of our services could decrease, and we could be exposed to a risk of loss, litigation, and regulatory proceedings.
Depending on the nature of the information compromised, in the event of a data breach or other unauthorized access to or acquisition of our participant users’ data, we may also have obligations to notify participant users about the incident and we may need to provide some form of remedy, such as a subscription to a credit monitoring service, for the individuals affected by the incident. A growing number of legislative and regulatory bodies have adopted user notification requirements in the event of unauthorized access to or acquisition of certain types of personal data. Such breach notification laws continue to evolve in Japan. Complying with these obligations could cause us to incur substantial costs and could increase negative publicity surrounding any incident that compromises participant users’ data. Given the limited amount of user data we have collected, we do not currently carry insurance coverage that, subject to policy terms and conditions, is designed to address aspects of cyber risks, and we will have to pay for all losses or all types of claims that may arise in the event we experience a security breach. In addition, any such security breaches may result in negative publicity, adversely affect our brand, decrease demand for our services, and adversely affect our operating results and financial condition.
Failure to comply with relevant laws and regulations including those relating to the processing, safekeeping, and use of personal data and the insurance licensing requirements could harm our business, financial condition, or results of operations, and any change in laws and regulations may adversely affect our ability to grow our business.
We are subject to various laws and government regulations, including those relating to the processing, safekeeping, and use of personal data and the Insurance Business Act of Japan (Act No. 105 of 1995, as amended) (the “Insurance Business Act”), in respect of each of which the relevant regulators in Japan have a broad discretion to interpret the relevant laws and regulations. Although we have implemented policies and procedures and business models designed to comply with these laws, there can be no assurance that our employees, contractors, agents, or other third parties will not take actions in violation of our policies or applicable law. Any such violations or suspected violations could subject us to civil or criminal penalties, including substantial fines and significant investigation costs, and could also materially damage our reputation, brands, international expansion efforts, and growth prospects, business, financial condition, and results of operations. Publicity relating to any noncompliance or alleged noncompliance as well as interpretation of such laws and regulations by the relevant regulators could also harm our reputation and adversely affect our business, financial condition, or results of operations. Any change in the laws and regulations as well as interpretation of such laws and regulations by the relevant regulators applicable to us may also adversely affect our ability to grow our business, including by greatly increasing the costs for ensuring compliance with the new laws and regulations.
In addition to the expenses and risk of regulatory compliance, certain government regulations may inhibit our ability to develop and pursue certain corporate sponsorships. For example, we are subject to Japan’s insurance regulations. In our campaigns, if we enter into an insurance contract with a licensed insurer where the participant users are insured and the participant users directly receive insurance proceeds from the licensed insurer, we are not subject to any coverage amount limitation since our activities would not be regarded as “insurance business”. However, if we enter into an insurance contract with the licensed insurer where we are insured and we receive the insurance proceeds from the licensed insurer (which are distributed to the participant users from us), we may be required to obtain an insurance business license since our activities would be regarded as “insurance business” pursuant to the Insurance Business Act, as interpreted by the Financial Services Agency of Japan, and incur the resulting costs and burdens of the additional regulatory compliance, unless we limit the maximum amount of insurance coverage we may provide to a participant user in such campaigns to be no more than JPY100,000 (US$897). In addition, as the Financial Services Agency of Japan has a broad discretion as to interpretation of the Insurance Business Act, it may amend the detailed requirements under the interpretation (including the amount of the threshold) in the future. Such amendment may require us to adjust our business model, which may harm our revenue prospectus or increase our compliance costs.
Our long-term success depends, in part, on our ability to expand our services to customers located outside of Japan and our future expansion of our international operations exposes us to risks that could have a material adverse effect on our business, operating results, and financial condition.
We have not provided any service or generated any revenue from customers located outside Japan but expect to do so as part of our growth strategy. We intend to focus our international expansion initially on other Asian countries, particularly Taiwan and Singapore. Our ability to manage our business and conduct our operations internationally requires considerable management attention and resources and is subject to the particular challenges of supporting a business in an environment of multiple cultures, customs, legal systems, regulatory systems, and commercial infrastructures. International expansion will require us to invest significant funds and other resources. Our operations in international markets may not develop at a rate that supports our level of investment. Expanding internationally may subject us to new risks that we have not faced before or increase risks that we currently face, including risks associated with:
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recruiting and retaining talented and capable employees in foreign countries;

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increased exposure to public health issues, such as the COVID-19 pandemic;

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promoting our business models to customers and users from different cultures, which may require us to adapt to sales and service practices necessary to effectively serve the local market;

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compliance with the laws of numerous taxing jurisdictions, both foreign and domestic, in which we conduct business, potential double taxation of our international earnings, and potentially adverse tax consequences due to changes in applicable Japanese and foreign tax laws;

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compliance with privacy, data protection, encryption, and information security laws, such as the Singapore Personal Data Protection Act of 2012;

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credit risk and higher levels of payment fraud;

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weaker intellectual property protection in some countries;

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compliance with anti-bribery laws;

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currency exchange rate fluctuations;

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tariffs, export, and import restrictions, restrictions on foreign investments, sanctions, and other trade barriers or protection measures;

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foreign exchange controls that might prevent us from repatriating cash earned outside Japan;

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economic or political instability in countries where we may operate;

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increased costs to establish and maintain effective controls at foreign locations; and

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overall higher costs of doing business internationally.

Our international operations may be subject to foreign governmental laws and regulations, which vary substantially from country to country. Further, we may be unable to keep up to date with changes in government laws and regulations as they change over time. Failure to comply with these laws and regulations could result in adverse effects to our business. Although we have implemented policies and procedures designed to ensure compliance with these laws and regulations and our internal policies, there can be no assurance that all of our employees, contractors, partners, and agents will comply with these laws and regulations or our internal policies. Violations of laws or regulations by our employees, contractors, partners, or agents could result in litigation, regulatory action, costs of investigation, delays in revenue recognition, delays in financial reporting, financial reporting misstatements, fines, or penalties, any of which could have an adverse effect on our business, operating results, and financial condition.
As a controlled company, we have relied on our Chief Executive Officer to provide guarantees for our corporate loans from financial institutions and for the lease of our corporate headquarters. We have also historically received short-term loans from our Chief Executive Officer and his wholly owned companies to fund our working capital needs. We may not be able to find alternative financing sources on terms equal to or better than those obtained from our Chief Executive Officer, which could adversely impact our ability to secure necessary financing in the future.
As a controlled company, we have relied on our Chief Executive Officer’s business relationships and financial support in our operations. See “ — We currently have one ongoing sponsor contract which expires on December 31, 2022 and three sponsor campaigns that we initiated in June 2022. If we are unable to develop new sponsor contracts or other revenue sources, we may not be able to sustain our operations” and “ — If we fail to retain our Chief Executive Officer or attract and retain additional qualified personnel, we might not be able to pursue our growth strategy.” Mr. Shono is the guarantor of all our outstanding corporate loans from financial institutions and our lease for our corporate headquarters. We have also historically received short-term loans from our Chief Executive Officer and his wholly owned companies to fund our working capital needs. See “Certain Relationships and Related Party Transactions — Transactions with Our Chief Executive Officer and His Wholly-Owned Companies.” After the completion of this offering, we may not be able to receive the same level of financial support from Mr. Shono. If Mr. Shono’s ownership interest in us declines significantly in the future, this may affect our ongoing relationship. Although we expect Mr. Shono to continue to support our growth and development through his role with our Company, Mr. Shono does not have any contractual obligation to provide any operational, financial, or other support to us other than those under the existing guarantees. Our inability to secure additional financing in the future on equal or better terms could be limited and, in such event, could adversely affect our business and operations.
Our Chief Executive Officer has entered into an agreement with another shareholder that may obligate our Chief Executive Officer to effect a transaction unfavorable to our shareholders and our Company.
A share pledge agreement (the “Share Pledge Agreement”) was executed on February 19, 2020, among Hack Osaka Investment Limited Partnership (“Hack”), our Chief Executive Officer, Mr. Shono, and ZENY Inc. (“ZENY”), a company wholly owned and controlled by Mr. Shono, in connection with a pledge to Hack of an aggregate of 868,500 shares held by ZENY and Mr. Shono. The pledge was established as security for the joint and several liability of ZENY and Mr. Shono, individually, to pay for the repurchase of the common shares acquired by Hack under a share purchase agreement executed among Hack, ZENY and Mr. Shono on March 29, 2019. The Share Pledge Agreement was supplemented on March 31, 2020 and further amended on March 31, 2022. ZENY was dissolved and liquidated in 2021 and is no longer a party to the Share Pledge Agreement, as supplemented and amended.
Under the terms of the Share Pledge Agreement, as supplemented and amended, the outstanding balance due to Hack as of March 31, 2022 was confirmed as JPY193,390,450 (US$1,734,443) as the aggregate principal balance. To release the pledge, Mr. Shono is required, to pay (a) by March 31, 2023, the outstanding aggregate balance of JPY193,390,450 (US$1,734,443) in a lump sum payment, (b) monthly installments (equal monthly installments of JPY2,360,000 (US$21,166) from April 30, 2022 to February 28, 2023 and JPY2,275,005 (US$20,404) on March 31, 2023. If Mr. Shono fails to make any payment under (a) or (b), he is required to use his best efforts to assist Hack in selling the pledged shares to third parties by means of a public offering of the pledged shares or other means of acquisition. Pursuant to the provisions of the agreement, the aforementioned share pledge has been registered on the shareholder registry of the Company. See “Certain Relationships and Related Party Transactions — Share Pledge Agreement.”
We have no control over whether Mr. Shono may repay the lump sum payment to Hack on a timely basis. If Mr. Shono fails to make the payment and the pledged shares are required to be sold in a public offering or by other means at a price lower than the prevailing market price, the consequences of such transaction may not be favorable to our other shareholders and may adversely affect the market price of our shares.
Our articles of incorporation exculpates our directors and corporate auditors from certain liability to us or our stockholders.
Our articles of incorporation include limitation of liability provisions, pursuant to which we can exempt, by resolution of our board of directors, our directors and corporate auditors from liabilities arising in connection with any failure to execute their respective duties in good faith or due to simple negligence (excluding gross negligence and willful misconduct), within the limits stipulated by applicable Japanese laws and regulations. We have also entered into a limitation of liability agreement with each of our directors and corporate auditors except our Chief Executive Officer and Chief Financial Officer. With certain exceptions, these agreements provide for indemnification for related expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any of these directors and corporate auditors in connection with any action, proceeding or investigation in those capacities. We have not entered into any limitation of liability agreement with our Chief Executive Officer or Chief Financial Officer, as Article 427 of the Companies Act of Japan (the “Companies Act”) does not allow companies to enter into limitation of liability agreements with executive directors (gyomu-shikko-torishimariyaku).
The limitation on liability provided by our articles of incorporation and the limitation of liability agreements with our non-executive directors and corporate auditors may reduce the likelihood of derivative litigation against directors and corporate auditors and may discourage or deter our stockholders from suing them based upon breaches of their duties to us. Claims for indemnification by our non-executive directors and corporate auditors may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us. While we have procured directors’ and officers’ liability insurance policies, such insurance policies may not be available to us in the future at a reasonable rate, may not cover all potential claims for indemnification, and may not be adequate to indemnify us for all liability that may be imposed.
Risks Related to this Offering and Ownership of the ADSs
We are an “emerging growth company” and, as a result of the reduced disclosure and governance requirements applicable to emerging growth companies, our common shares and the ADSs may be less attractive to investors.
We are an “emerging growth company,” as defined in the JOBS Act, and we are eligible to take advantage of certain exemptions from various reporting requirements applicable to other public companies but not to emerging growth companies, including, but not limited to, a requirement to present only two years of audited financial statements in the registration statement for the emerging growth company’s initial public offering of common equity securities, an exemption from the auditor attestation requirement of the “Sarbanes-Oxley Act, reduced disclosure about executive compensation arrangements pursuant to the rules applicable to smaller reporting companies, no requirement to seek non-binding advisory votes on executive compensation or golden parachute arrangements, and not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding a supplement to the auditor’s report providing additional information about the audit and the financial statements. We have elected to adopt these reduced disclosure requirements.
Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement declared effective under the Securities Act or do not have a class of securities registered under the Exchange Act are required to comply with the new or revised financial accounting standards. In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised financial accounting standards. An emerging growth company can, therefore, delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result, our financial statements may not be comparable to companies that comply with public company effective dates.
We would cease to be an “emerging growth company” upon the earliest of (i) the last day of the fiscal year following the fifth anniversary of this offering, (ii) the last day of the fiscal year during which our annual gross revenues are $1.07 billion or more, (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities, or (iv) as of the end of any fiscal year in which the market value of our common shares held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year (and we have been a public company for at least 12 months and have filed at least one annual report on Form 20-F).
We cannot predict if investors will find the ADSs less attractive as a result of our taking advantage of these exemptions. If some investors find the ADSs less attractive as a result of our choices, there may be a less active trading market for the ADSs and our stock price may be more volatile.
As a “foreign private issuer” we are permitted and intend to follow certain home country corporate governance and other practices instead of otherwise applicable SEC and NASDAQ requirements, which may result in less protection than is accorded to investors under rules applicable to domestic U.S. issuers.
Our status as a foreign private issuer exempts us from compliance with certain SEC laws and regulations and certain regulations of NASDAQ, including certain governance requirements such as independent director oversight of the nomination of directors and executive compensation. Further, consistent with corporate governance practices in Japan, we do not have a standalone compensation committee or nomination and corporate governance committee under our board. In addition, we will not be required under the Exchange Act to file current reports and financial statements with the SEC as frequently or as promptly as U.S. domestic companies whose securities are registered under the Exchange Act and we will generally be exempt from filing quarterly reports with the SEC. Also, we are not required to provide the same executive compensation disclosures regarding the annual compensation of our five most highly compensated senior executives on an individual basis as are required of U.S. domestic issuers. As a foreign private issuer, we are permitted to disclose executive compensation on an aggregate basis and need not supply a Compensation Discussion & Analysis, as is required for domestic companies. Furthermore, as a foreign private issuer, we are also not subject to the requirements of Regulation FD (Fair Disclosure) promulgated under the Exchange Act. These exemptions and accommodations will reduce the frequency and scope of information and protections to which you are entitled as an investor.
We are a “controlled company” under NASDAQ corporate governance rules since our Chief Executive Officer owns a majority of our common shares and can exercise significant influence on the Company’s activities, thereby limiting a shareholder’s ability to influence our business and affairs.
After the completion of this offering, assuming we sell the number of ADSs set forth on the cover page of this prospectus, Yusuke Shono, our Chief Executive Officer and a director, will beneficially own approximately 70.3% of the outstanding common shares (or approximately 68.5% of the outstanding shares of our common shares if the underwriters exercise their option to purchase additional ADSs in full). Consequently, Mr. Shono is able to control key corporate decisions, thus limiting the ability of the holders of the ADSs to influence matters affecting our Company. As a shareholder, Mr. Shono may be able to influence the outcome of matters submitted to shareholders for approval, including amendments of our organizational documents, issuance of additional common shares, approval of any merger, sale of assets, or other major corporate transactions. This may prevent or discourage unsolicited acquisition proposals or offers for our common shares or ADSs that you may feel are in your best interest as one of our shareholders. Circumstances may occur in which the interests of our Chief Executive Officer could be in conflict with your interests or the interests of other shareholders. Accordingly, a shareholder’s ability to fully influence our business and affairs through voting its common shares may be limited.
In conjunction with the consummation of this offering, we will adopt a related party transaction policy which will require that all related party transactions that meet the disclosure requirements set forth in Item 404 of Regulation S-K under the Securities Act be disclosed to and approved by all our board of corporate auditors. We expect that, with the adoption of the related party transaction policy and a more active role to be played by our board of auditors in reviewing and monitoring related party transactions, proper controls will be put in place to safeguard the Company’s interests in any related party transactions. However, given the influence of Mr. Shono on our corporate matters, including his ability to control the election of our directors due to his controlling stake in the Company, there is no guarantee that our future related party transactions involving Mr. Shono will be carried out on an arms’ length basis or on terms that are most favorable to us and our shareholders.
We will incur significant increased costs as a result of operating as a public company, and our management will be required to devote substantial time to new compliance initiatives, including internal control over financial procedures.
As a public company following this offering, we will need to develop operational systems and hire additional personnel to satisfy our obligations as a public company, including internal controls over financial reporting, and incur legal, accounting, and other expenses that we did not previously incur. We will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, and the listing standards of NASDAQ as applicable to a foreign private issuer, which are different in some material respects from those required for a U.S. public company. Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly, and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” Further, we expect that these rules and regulations may make it more difficult and more expensive for us to obtain directors’ and officers’ liability insurance, which could make it more difficult for us to attract and retain qualified members of our board of directors.

Pursuant to Section 404 of the Sarbanes-Oxley Act, once we are no longer an emerging growth company, we may be required to furnish an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. When our independent registered public accounting firm is required to undertake an assessment of our internal control over financial reporting, the cost of complying with Section 404 of the Sarbanes-Oxley Act will significantly increase, and management’s attention may be diverted from other business concerns, which could adversely affect our business and results of operations. We may need to hire more employees in the future or engage outside consultants to comply with the requirements of Section 404 of the Sarbanes-Oxley Act, which will further increase our cost and expense. In addition, enhanced legal and regulatory regimes and heightened standards relating to corporate governance and disclosure for public companies result in increased legal and financial compliance costs and make some activities more time-consuming.
We have identified deficiencies that could aggregate to a material weakness in our internal control over financial reporting as discussed under “— We have identified deficiencies that could aggregate to a material weakness in our internal control over financial reporting. If our remediation of these deficiencies is not effective, or if we identify additional material weaknesses or control deficiencies in the future or otherwise fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results in a timely manner or prevent fraud, which may adversely affect investor confidence in our Company,” and may discover other significant deficiencies or material weaknesses in our internal control over financial reporting. We may not successfully remediate these significant deficiencies or material weaknesses on a timely basis or at all. Any failure to remediate any significant deficiencies or material weaknesses identified by us or to implement required new or improved controls, or difficulties encountered in their implementation, could cause us to fail to meet our reporting obligations or result in material misstatements in our financial statements. If we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identify deficiencies in our internal control over financial reporting that are deemed to be material weaknesses, the market price of our stock could decline and we could be subject to sanctions or investigations by NASDAQ, the SEC or other regulatory authorities, which would require additional financial and management resources.
As a result of disclosure of information in this prospectus and in filings required of a public company, our business and financial condition will become more visible, which may result in threatened or actual litigation, including by competitors, shareholders, or third parties. If such claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims and the time and resources necessary to resolve them could divert the resources of our management and harm our business, financial condition, and results of operations.
We have identified deficiencies that could aggregate to a material weakness in our internal control over financial reporting. If our remediation of these deficiencies is not effective, or if we identify additional material weaknesses or control deficiencies in the future or otherwise fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results in a timely manner or prevent fraud, which may adversely affect investor confidence in our Company.
We are not currently required to comply with the rules of the SEC implementing Section 404 of the Sarbanes-Oxley Act and are not required to make a formal assessment of the effectiveness of our internal control over financial reporting for that purpose. However, during the preparation of our financial statements for the fiscal years ended March 31, 2020 and 2021 included in this prospectus, we identified certain deficiencies resulting from multiple audit adjustments that could aggregate to a material weakness in our internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis. A material weakness could result in a misstatement of account balances or disclosures that would result in a material misstatement to the annual or interim financial statements that would not be prevented or detected on a timely basis. As of September 30, 2021 our Chief Executive Officer and Chief Financial Officer concluded that our internal controls over financial reporting were deficient primarily due to a lack of manpower in our accounting department which may reduce the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The primary deficiencies related to audit adjustments are due to this shortage of staff within our internal accounting department, in addition to the burdens of reporting under GAAP.
Upon completion of this offering, we will become subject to the Sarbanes-Oxley Act. Section 404 of the Sarbanes-Oxley Act requires that we include a report from management on the effectiveness of our internal control over financial reporting in our annual report on Form 20-F. In addition, once we cease to be an “emerging growth company” as defined in the JOBS Act, and assuming we are either an accelerated filer or a large accelerated filer, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal control or the level at which our controls are documented, designed, operated, or reviewed, or if it interprets the relevant requirements differently from us.
We cannot provide assurance that additional material weaknesses or control deficiencies will not occur or recur in the future, or that we will have the necessary resources and personnel to effectively remedy any deficiency or material weakness and develop adequate controls over financial reporting. We currently have only one employee in charge of accounting matters and depend greatly on outside accountants for certain of our accounting and auditing functions. With the proceeds from this offering, we anticipate to increase the quantity of internal accountants as well as the quality of the accounting department, including bringing on staff with practical, applied experience in GAAP. Any remediation process if needed or developing adequate controls required for a public company will be time consuming and costly and will place significant demands on our financial and operational resources.
If we fail to implement and maintain an effective system of internal control to remediate any material weakness over financial reporting, we may be unable to accurately report our results of operations, meet our reporting obligations or prevent fraud. If we fail to achieve and maintain an effective internal control environment on an ongoing basis, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, harm our results of operations, and lead to a decline in the trading price of the ADSs. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential delisting from the stock exchange on which we list, regulatory investigations and civil or criminal sanctions. We may also be required to restate our financial statements for prior periods.
We cannot assure you that the ADSs will become liquid or that the ADSs will continue to be listed on a securities exchange.
We have sought listing of the ADSs representing our common shares on NASDAQ; however, we cannot assure you that we will be able to maintain any such listing. Furthermore, although we anticipate a mechanism allowing common shares to be exchanged at a certain ratio to ADSs in connection with this offering, we may experience procedural or regulatory difficulties, from time to time, in the exchange of common shares for ADSs.
We have been thinly staffed and have leveraged third party services to support the operations of our business. We will need to engage additional personnel and incur increased costs as a result of being a public company, and our failure to comply with the applicable requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, the listing standards of NASDAQ and the other laws and regulations applicable to us as a public company could subject us to delisting of our ADSs, fines, sanctions and other regulatory action and potentially civil litigation. In addition, if we fail to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling ADSs representing our common shares, which may further affect the liquidity of the ADSs. This would also make it more difficult for us to raise additional capital or attract qualified employees or partners.

Additionally, prior to the completion of this offering, there has been no public market for our common shares or the ADSs. Although we will list the ADSs on NASDAQ under the symbol “WRNT,” an active trading market for the ADSs may never develop or be sustained following this offering. If an active trading market does not develop or is not sustained, you may have difficulty selling your ADSs at an attractive price, or at all. An inactive market may also impair our ability to raise capital by selling our common shares or ADSs, and it may impair our ability to attract and motivate our employees through equity incentive awards and our ability to acquire other companies, products or technologies by using our common shares or ADSs as consideration.
Management will have broad discretion as to the use of the proceeds from this offering, and we may invest or spend the proceeds in ways with which you do not agree and in ways that may not yield a return.
Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of the ADSs. We currently intend to use the net proceeds from this offering for working capital and other general corporate purposes including hiring additional employees including sales and marketing personnel and conducting promotional activities associated with expanding corporate sponsors and attracting participant users for our campaigns. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our businesses, and cause the price of the ADSs to decline.
The price of the ADSs may fluctuate substantially.
The price for the ADSs in this offering will be determined by us and representatives of the underwriters, and it may not be indicative of prices that will prevail in the open market following this offering. You may not be able to sell your ADSs at or above the initial public offering price or at any other price or at the time that you would like to sell. You should consider an investment in the ADSs to be risky, and you should invest in the ADSs only if you can withstand a total loss and wide fluctuations in the market value of your investment. Some factors that may cause the market price of the ADSs to fluctuate, in addition to the other risks mentioned in this section of the prospectus, are:
•
any failure to meet or exceed revenue and financial projections we provide to the public;

•
actual or anticipated variations in our quarterly financial condition and operating results or those of other companies in our industry;

•
our failure to meet or exceed the estimates and projections of the investment community;

•
announcements of significant acquisitions, strategic partnerships, joint ventures, or capital commitments by us or our competitors;

•
additions or departures of our key management personnel;

•
issuances by us of debt or equity securities;

•
litigation involving our Company, including shareholder litigation, investigations or audits by regulators into the operations of our Company, or proceedings initiated by our competitors, customers, or participant users;

•
changes in the market valuations of similar companies;

•
ADS price and volume fluctuations attributable to inconsistent trading volume levels of the ADSs;

•
significant sales of the ADSs or common shares by our insiders or our shareholders in the future;

•
the trading volume of the ADSs in the United States; and

•
general economic and market conditions.

These and other market and industry factors may cause the market price and demand for the ADSs to fluctuate substantially, regardless of our actual operating performance, which may limit or prevent investors from readily selling their ADSs and may otherwise negatively affect the liquidity of the ADSs. Future market fluctuations may also materially adversely affect the market price of the ADSs.

In the past, following periods of volatility in the market price of a company’s securities, shareholders have often instituted securities class action litigation against that company. Any such class action suit or other securities litigation would divert the attention of our senior management, require us to incur significant expense and, whether or not adversely determined, could materially adversely affect our business, financial condition, results of operations, and prospects.
If you purchase ADSs in this offering, you will experience immediate and substantial dilution in the net tangible book value of the ADSs you purchase in this offering.
If you purchase ADSs in this offering, you will experience immediate dilution of $6.04 per ADS in the net tangible book value of your ADSs after giving effect to this offering at the assumed initial public offering price of $7.00 per ADS because the price that you pay will be substantially greater than the net tangible book value per ADS that you acquire. For a further description of the dilution that you will experience immediately after this offering, see the section of this prospectus titled “Dilution.” To the extent that new equity awards are issued under our share-based compensation plans or we issue additional common shares or ADSs in the future, there will be further dilution to investors participating in this offering.
If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the price of our ADSs and trading volume could decline.
The price and trading volume of the ADSs will be heavily influenced by the way analysts and investors interpret our financial information and other disclosures. If securities or industry analysts do not publish research or reports about our business, delay publishing reports about our business, or publish negative reports about our business, regardless of accuracy, the price and trading volume of the ADSs could decline.
The trading market for the ADSs will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. We expect that only a limited number of analysts may cover our Company following our initial public offering. If the number of analysts that cover us declines, demand for the ADSs could decrease and the price and trading volume of the ADSs may decline.
We do not currently intend to pay dividends on our common shares for the foreseeable future.
We currently do not intend to pay any dividends to holders of our common shares for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our growth. Any determination to pay dividends in the future will be at the discretion of our board of directors and subject to limitations under applicable law. Therefore, you are not likely to receive any dividends on your ADSs for the foreseeable future, and the success of an investment in the ADSs will depend upon any future appreciation in its value. Moreover, any ability to pay may be restricted by the terms of any future credit agreement or any future debt or preferred equity securities of us or our subsidiaries. Consequently, investors may need to sell all or part of their holdings of our common shares after price appreciation, which may never occur, as the only way to realize any future gains on their investment. There is no guarantee that the ADSs will appreciate in value or even maintain the price at which our shareholders have purchased the ADSs.
Sales of a substantial number of our common shares or the ADSs in the public markets by our existing shareholders in the future could cause the price of the ADSs to fall.
In order to raise capital, execute our corporate finance strategy, or for other reasons, we may register additional ADSs in the future. Sales of a substantial number of our common shares or the ADSs in the public market in the future or the perception that these sales might occur, could depress the market price of the ADSs and could impair our ability to raise capital through the sale of additional equity securities from time to time. We are unable to predict the effect that any such sales may have on the prevailing market price of the ADSs.
Our board of directors may determine the number of common shares to be issued as equity compensation from time to time, and the future issuance of additional common shares in connection with such issuances or in other transactions may adversely affect the market of the ADSs.
We from time to time may grant equity-based compensation in the form of stock options or other equity incentives to our directors, internal corporate auditors, employees, and external consultants. The number of common shares to be issued for such purpose may be determined by our board of directors without any further action or approval of our shareholders, subject to certain exceptions. As of December 31, 2021, 1,036,500 common shares were issuable upon exercise of outstanding stock options at a weighted average exercise price of JPY110.37 per share. If and when these options are exercised for our common shares, the number of common shares outstanding will increase. Such an increase in our outstanding securities, and any sales of such shares, could have a material adverse effect on the market for the ADSs, and the market price of the ADSs.
We currently plan to continue granting stock options and other incentives so that we can continue to secure talented personnel in the future. Any common shares to be issued as equity-based compensation, the exercise of outstanding stock options, or in other transactions, including future financing transactions, would dilute the percentage ownership held by the investors who purchase ADSs in this offering.
The right of holders of ADSs to participate in any future rights offerings may be limited, which may cause dilution to their holdings and holders of ADSs may not receive cash dividends if it is impractical to make them available to them.
We may, from time to time, distribute rights to our shareholders, including rights to acquire our securities. However, we cannot make any such rights available to the ADS holders in the United States unless we register such rights and the securities to which such rights relate under the Securities Act or an exemption from the registration requirements is available. In addition, the deposit agreement provides that the depositary bank will not make rights available to ADS holders unless the distribution to ADS holders of both the rights and any related securities are either registered under the Securities Act or exempted from registration under the Securities Act. We are under no obligation to file a registration statement with respect to any such rights or securities or to endeavor to cause such a registration statement to be declared effective. Moreover, we may not be able to establish an exemption from registration under the Securities Act.
The depositary has agreed to pay ADS holders the cash dividends or other distributions it or the custodian receives on our common shares or other deposited securities after deducting its fees and expenses. However, because of these deductions, ADS holders may receive less, on a per share basis with respect to their ADSs than they would if they owned the number of shares or other deposited securities directly. ADSs holders will receive these distributions in proportion to the number of common shares the ADSs represent. In addition, the depositary may, at its discretion, decide that it is not lawful or practical to make a distribution available to any holders of ADSs. For example, the depositary may determine that it is not practicable to distribute certain property through the mail, or that the value of certain distributions may be less than the cost of mailing them. In these cases, the depositary may decide not to distribute such property and ADS holders will not receive such distribution.
Holders of ADSs may be subject to limitations on transfer of their ADSs.
ADSs are transferable on the books of the depositary. However, the depositary may close its transfer books at any time or from time to time when it deems expedient in connection with the performance of its duties. In addition, the depositary may refuse to deliver, transfer, or register transfers of ADSs generally when our books or the books of the depositary are closed, or at any time if we or the depositary deems it advisable to do so because of any requirement of law or of any government or governmental body, or under any provision of the deposit agreement, or for any other reason.
We may amend the deposit agreement without consent from holders of ADSs and, if such holders disagree with our amendments, their choices will be limited to selling the ADSs or withdrawing the underlying common shares.
We may agree with the depositary to amend the deposit agreement without consent from holders of ADSs. If an amendment increases fees to be charged to ADS holders or prejudices a material right of ADS holders, it will not become effective until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, ADS holders are considered, by continuing to hold their ADSs, to have agreed to the amendment and to be bound by the amended deposit agreement. If holders of ADSs do not agree with an amendment to the deposit agreement, their choices will be limited to selling the ADSs or withdrawing the underlying common shares. No assurance can be given that a sale of ADSs could be made at a price satisfactory to the holder in such circumstances.
Holders of ADSs may not receive distributions on our common shares or any value for them if it is illegal or impractical to make them available to such holders.
The depositary of the ADSs has agreed to pay holders of ADSs the cash dividends or other distributions it or the custodian for the ADSs receives on common shares or other deposited securities after deducting its fees and expenses. Holders of ADSs will receive these distributions in proportion to the number of our common shares that such ADSs represent. However, the depositary is not responsible for making such payments or distributions if it is unlawful or impractical to make a distribution available to any holders of ADSs. For example, it would be unlawful to make a distribution to a holder of ADSs if it consists of securities that require registration under the Securities Act, but that are not properly registered or distributed pursuant to an applicable exemption from registration. We have no obligation to take any other action to permit distributions on our common shares to holders of ADSs. This means that holders of ADSs may not receive the distributions we make on our common shares if it is illegal or impractical to make them available to such holders. These restrictions may materially reduce the value of the ADSs.
ADS holders may not be entitled to a jury trial with respect to claims arising under the deposit agreement, which could result in less favorable outcomes to the plaintiff(s) in any such action.
The deposit agreement governing the ADSs representing our common shares provides that, to the fullest extent permitted by law, ADS holders, including those holders who acquire ADSs in the secondary market. waive the right to a jury trial for any claim they may have against us or the depositary arising out of or relating to our common shares, the ADSs or the deposit agreement, which may include any claim under the U.S. federal securities laws.
If we or the depositary were to oppose a jury trial based on this waiver, the court would have to determine whether the waiver was enforceable based on the facts and circumstances of the case in accordance with applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by the United States Supreme Court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of New York, which govern the deposit agreement, or by a federal or state court in the City of New York, which has non-exclusive jurisdiction over matters arising under the deposit agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver, courts will generally consider whether a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this would be the case with respect to the deposit agreement and the ADSs. It is advisable that you consult legal counsel regarding the jury waiver provision before investing in the ADSs.
If you or any other holders or beneficial owners of ADSs bring a claim against us or the depositary in connection with matters arising under the deposit agreement or the ADSs, including claims under federal securities laws, you or such other holder or beneficial owner may not be entitled to a jury trial with respect to such claims, which may have the effect of limiting and discouraging lawsuits against us or the depositary. If a lawsuit is brought against us or the depositary under the deposit agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have, including outcomes that could be less favorable to the plaintiff(s) in any such action. Nevertheless, if this jury trial waiver is not permitted by applicable law, an action could proceed under the terms of the deposit agreement with a jury trial. No condition, stipulation or provision of the deposit agreement or the ADSs serves as a waiver by any holder or beneficial owner of ADSs or by us or the depositary of compliance with any substantive provision of the U.S. federal securities laws and the rules and regulations promulgated thereunder.
Moreover, as the jury trial waiver relates to claims arising out of or relating to the ADSs or the deposit agreement, we believe that, as a matter of construction of the clause, the waiver would likely to continue to apply to ADS holders who withdraw the common shares from the ADS facility with respect to claims arising before the cancellation of the ADSs and the withdrawal of the common shares, and the waiver would most likely not apply to ADS holders who subsequently withdraw the common shares represented by ADSs from the ADS facility with respect to claims arising after the withdrawal. However, to our knowledge, there has been no case law on the applicability of the jury trial waiver to ADS holders who withdraw the common shares represented by the ADSs from the ADS facility.
There is a risk that we will be a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for our current or any future taxable year, which could result in adverse U.S. federal income tax consequences to U.S. holders of ADSs.
A non-U.S. corporation, such as our Company, is classified as a PFIC for any taxable year in which, after applying relevant look-through rules with respect to the income and assets of its subsidiaries, either: (i) 50% or more of the value of the corporation’s assets either produce passive income or are held for the production of passive income, based on the quarterly average of the fair market value of such assets; or (ii) at least 75% of the corporation’s gross income is passive income. “Passive income” generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions. In determining the value and composition of our assets, the cash we raise in this offering will generally be considered to be held for the production of passive income and thus will be considered a passive asset.
Based upon our current and projected income and the valuation of our assets, including goodwill, we believe we may be classified as a PFIC for our current taxable year and in future taxable years. However, the determination of whether any corporation was, or will be, a PFIC for a taxable year depends, in part, on the application of complex U.S. federal income tax rules that are subject to differing interpretations. In addition, because the determination of whether a corporation will be a PFIC for any taxable year can only be made after the close of such taxable year, there can be no assurance that we will not be a PFIC for our current taxable year or any future taxable year. Our PFIC status will depend, in part, on the amount of cash that we raise in this offering and how quickly we utilize the cash in our business. Furthermore, because we may value our goodwill based on the market price of the ADSs, a decrease in the market price of our ADSs may also cause us to be classified as a PFIC for the current or any future taxable year.
If we were treated as a PFIC, a U.S. holder (as defined below under “Certain Tax Considerations — Certain U.S. Federal Income Tax Considerations for U.S. Holders”) of ADSs may be subject to adverse U.S. federal income tax consequences, such as taxation at the highest marginal ordinary income tax rates on capital gains and on certain actual or deemed distributions, interest charges on certain taxes treated as deferred, and additional reporting requirements. We do not intend to provide information necessary for U.S. holders to make “qualified electing fund” elections which, if available, would result in tax treatment different from (and generally less adverse than) the general tax treatment for PFICs.
Risks Related to Japan
We are incorporated in Japan, and it may be more difficult to enforce judgments against us that are obtained in courts outside of Japan.
We are incorporated in Japan as a joint stock corporation (kabushiki kaisha) with limited liability. All of our directors are non-U.S. residents, and all of our assets and the personal assets of our directors are located outside the United States. As a result, when compared to a U.S. company, it may be more difficult for investors to effect service of process upon us in the United States, or to enforce against us or our directors or executive officers, judgments obtained in U.S. courts predicated upon civil liability provisions of U.S. federal or state securities laws or similar judgments obtained in other courts outside of Japan. There is doubt as to the enforceability in Japanese courts in original actions or in actions for enforcement of judgments of U.S. courts of civil liabilities predicated solely upon U.S. federal and state securities laws.
All of our revenues have been generated in Japan, but an increase of our international presence could expose us to fluctuations in foreign currency exchange rates, or a change in monetary policy may harm our financial results.
Our functional currency and reporting currency is the Japanese yen. All of our revenues have been generated in Japan, but an increase in our international presence could expose us to fluctuations in foreign currency exchange rates. We are subject to the effects of exchange rate fluctuations with respect to any of these currencies which, among other factors, may be influenced by governmental policies and domestic and international economic and political developments. If our non-Japanese revenues increase substantially in the future, any significant change in the value of the currencies of the countries in which we do business against the Japanese yen could adversely affect our financial condition and results of operations due to translational and transactional differences in exchange rates.
We cannot predict the effects of exchange rate fluctuations upon our future operating results because of the number of currencies involved, the amount of our revenues that will be generated in other countries, the variability of currency exposures, and the potential volatility of currency exchange rates. We do not take actions to manage our foreign currency exposure, such as entering into hedging transactions.
Rights of shareholders under Japanese law may be different from rights of shareholders in other jurisdictions.
Our articles of incorporation and the Companies Act govern our corporate affairs. Legal principles relating to matters such as the validity of corporate procedures, directors’ fiduciary duties and obligations, and shareholders’ rights under Japanese law may be different from, or less clearly defined than, those that would apply to a company incorporated in any other jurisdiction. Shareholders’ rights under Japanese law may not be as extensive as shareholders’ rights under the laws of other countries. For example, under the Companies Act, only holders of 3% or more of our total voting rights or our outstanding shares are entitled to examine our accounting books and records. Furthermore, there is a degree of uncertainty as to what duties the directors of a Japanese joint stock corporation may have in response to an unsolicited takeover bid, and such uncertainty may be more pronounced than that in other jurisdictions.
Holders of ADSs have fewer rights than shareholders under Japanese law, and their voting rights are limited by the terms of the deposit agreement.
The rights of shareholders under Japanese law to take actions, including with respect to voting their shares, receiving dividends and distributions, bringing derivative actions, examining our accounting books and records, and exercising appraisal rights, are available only to shareholders of record. Because the depositary, through its custodian agents, is the record holder of our common shares underlying the ADSs, only the depositary can exercise those rights in connection with the deposited shares. ADS holders will not be able to bring a derivative action, examine our accounting books and records, or exercise appraisal rights through the depositary.
Holders of ADSs may exercise their voting rights only in accordance with the provisions of the deposit agreement. If we instruct the depositary to ask for your voting instructions, upon receipt of voting instructions from the ADS holders in the manner set forth in the deposit agreement, the depositary will make efforts to vote the common shares underlying the ADSs in accordance with the instructions of the ADS holders. If we do not instruct the depositary to ask for your voting instructions (and we are not required to do so), you can still send instructions and the depositary may try to vote common shares in accordance with those instruction, but it is not required to do so. The depositary and its agents may not be able to send voting instructions to ADS holders or carry out their voting instructions in a timely manner. Furthermore, the depositary and its agents will not be responsible for any failure to carry out any instructions to vote, for the manner in which any vote is cast, or for the effect of any such vote. As a result, holders of ADSs may not be able to exercise their right to vote.
Direct acquisition of our common shares, in lieu of ADSs, is subject to a prior filing requirement under the amendments in 2019 to the Japanese Foreign Exchange and Foreign Trade Act of Japan and related regulations.
Under the amendments in 2019 to the Foreign Exchange and Foreign Trade Act of Japan (Act No.228 of 1949, as amended) and related regulations (“FEFTA”), direct acquisition of our common shares, in lieu of ADSs, by a Foreign Investor (as defined herein under “Description of Share Capital and Articles of Incorporation — Exchange Controls”) could be subject to the prior filing requirement under FEFTA, regardless of the amount of shares to be acquired. A Foreign Investor wishing to acquire direct ownership of our common shares, rather than ADSs, will be required to make a prior filing with the relevant governmental authorities through the Bank of Japan and wait until clearance for the acquisition is granted by the applicable governmental authorities, which approval may take up to 30 days and could be subject to further extension. Without such clearance, the Foreign Investor will not be permitted to acquire our common shares directly.
A prior filing requirement as set forth above is not triggered for acquiring or trading the ADSs once the depositary receives clearance for the acquisition of our common shares underlying the ADS. The requisite approval relating to this offering was received on •, 2022. In addition, any Foreign Investor expecting to receive delivery of our common shares upon surrender of ADSs must also obtain pre-clearance from the applicable Japanese governmental authority prior to accepting delivery, which approval may take up to 30 days and could be subject to further extension. Although such prior filing requirement is not triggered for trading our ADSs once the depositary receives clearance for the deposit of the underlying common shares, we cannot assure you that there will not be delays for additional Foreign Investors who wish to acquire our common shares or for holders of the ADSs who are Foreign Investors and who wish to surrender their ADSs and acquire the underlying common shares. In addition, we cannot assure you that the applicable Japanese governmental authorities will grant such clearance in a timely manner or at all.
The discussion above is not exhaustive of all possible foreign exchange controls requirements that may apply to a particular investor, and potential investors are advised to satisfy themselves as to the overall foreign exchange controls consequences of the acquisition, ownership and disposition of our common shares or the ADSs by consulting their own advisors. For a more detailed discussion on the requirements and procedures regarding the prior notifications under the Foreign Exchange Regulations, see “Description of Share Capital and Articles of Incorporation — Exchange Controls” and “Description of American Depositary Shares — Deposit, Withdrawal and Cancellation.”
Dividend payments and the amount you may realize upon a sale of ADSs that you hold will be affected by fluctuations in the exchange rate between the U.S. dollar and the Japanese yen.
Cash dividends, if any, in respect of our common shares represented by the ADSs will be paid to the depositary in Japanese yen and then converted by the depositary into U.S. dollars, subject to certain conditions. Accordingly, fluctuations in the exchange rate between the Japanese yen and the U.S. dollar will affect, among other things, the amounts a holder of ADSs will receive from the depositary in respect of dividends, the U.S. dollar value of the proceeds that a holder of ADSs would receive upon sale in Japan of our common shares obtained upon surrender of ADSs, and the secondary market price of ADSs. Such fluctuations will also affect the U.S. dollar value of dividends and sales proceeds received by holders of common shares.

USE OF PROCEEDS
We estimate that we will receive approximately $11.58 million in net proceeds from the sale of 2,142,857 ADSs offered by us in this offering (or approximately $13.65 million if the underwriters exercise in full their option to purchase up to 321,429 additional ADSs from us), based on an assumed public offering price of $7.00 per ADS (which is the midpoint of the price range set forth on the cover page of this prospectus), after deducting the underwriting discounts and commissions and estimated offering expenses of approximately $2.23 million payable by us.
We intend to use the net proceeds for the purposes below:
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approximately $4.26 million for hiring additional employees including sales, marketing and administrative personnel;

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approximately $3.40 million for conducting promotional activities, including outbound marketing and expansion of agency network referrals;

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approximately $2.92 million for general advertising and promotion, associated with expanding corporate sponsors and attracting participant users for our campaigns; and

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approximately $1.00 million for working capital and other general corporate purposes.

In the event of the underwriters’ exercise of their overallotment option, we intend to apply the net proceeds therefrom among the above mentioned purposes. We have no agreements or commitments for particular uses of the net proceeds from this offering, and our management will have discretion in allocating the net proceeds. The amounts and timing of our actual expenditures will depend upon numerous factors, including the progress of our expansion and development efforts, whether or not we enter into strategic transactions, our general operating costs and expenditures, and the changing needs of our businesses.
Each $1.00 increase (decrease) in the assumed initial public offering price of $7.00 per ADS (which is the midpoint of the price range set forth on the cover page of this prospectus) would increase (decrease) the net proceeds to us from this offering by approximately $1.97 million, assuming the number of ADSs offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the underwriting discounts and commissions payable by us. We may also increase or decrease the number of ADSs we are selling in this offering. An increase (decrease) of 100,000 in the number of ADSs offered by us in this offering, as set forth on the cover page of this prospectus, would increase (decrease) the net proceeds to us from this offering by approximately $644,000, assuming the assumed initial public offering price of $7.00 per ADS (which is the midpoint of the price range set forth on the cover page of this prospectus) remains the same, and after deducting the underwriting discounts and commissions payable by us.
We believe that our funds and the net proceeds from this offering will be sufficient to continue our businesses and operations as currently conducted for at least the next 12 months; however, changing circumstances may cause us to consume capital significantly faster than we currently anticipate.

DIVIDEND POLICY
We currently intend to retain any future earnings to finance the development and expansion of our businesses and, therefore, do not intend to pay any cash dividends in the foreseeable future. Since our inception, we have not declared or paid any cash dividends on our common shares. Any decision to pay dividends in the future will be subject to a number of factors, including our financial condition, results of operations, the level of our retained earnings, capital demands, general business conditions, and other factors our board of directors may deem relevant. Accordingly, we cannot give any assurance that any dividends may be declared and paid in the future.
If declared, holders of outstanding common shares on a dividend record date will be entitled to the full dividend declared without regard to the date of issuance of the common shares or any transfer of the common shares subsequent to the dividend payment date. Payment of declared annual dividends in respect of a particular year, if any, will be made in the following year after approval by our shareholders at the annual general meeting of shareholders, subject to certain provisions of our articles of incorporation. See “Description of Share Capital and Articles of Incorporation — Dividend Rights.” Any dividend we declare will be paid by the depositary bank to the holders of ADSs, subject to the terms of the deposit agreement, to the same extent as holders of our common shares, to the extent permitted by applicable law and regulations, less the fees and expenses payable under the deposit agreement. See “Description of American Depositary Shares — Dividends and Other Distributions.”

CAPITALIZATION
The following table sets forth our cash and cash equivalents, debt and capitalization as of September 30, 2021:
•
on an actual basis;

•
on a pro forma basis to give effect to give effect to the issuance of 2,142,857 ADSs in this offering at an assumed initial public offering price of $7.00 per ADS (which is the midpoint of the price range set forth on the cover page of this prospectus), after deducting underwriting discounts and commissions and estimated offering expenses payable by us, as set forth in this prospectus.

You should read the following table in conjunction with the sections entitled “Use of Proceeds”, “Selected Consolidated Financial Information and Operating Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and our financial statements and the related notes thereto included elsewhere in this prospectus.
(in thousands, except share amounts)	As of September 30, 2021
	Actual ($)	Actual (¥)	Pro Forma ($)(1)	Pro Forma(1) (¥)
Cash and cash equivalents	$28	¥3,166	$11,603	¥1,293,779
Debt(2)	$765	¥85,293	$765	¥85,293
Shareholders’ equity:
Common shares, no par value – 40,000,000 shares authorized; 10,002,000 issued and outstanding, actual; 12,144,857 shares issued and outstanding, pro forma	1,225	136,636	7,013	781,942
Additional paid-in capital	3,025	337,299	8,813	982,610
Retained earnings (accumulated deficit)	(4,132)	(460,672)	(4,132)	(460,672)
Accumulated other comprehensive loss, net of taxes	(5)	(718)	(5)	(718)
Total shareholders’ equity (deficiency)	113	12,545	11,688	1,303,163
Total capitalization	$878	$97,838	$12,453	¥1,388,451

(1)
The number of common shares to be outstanding immediately after this offering is based on the issuance of 2,142,857 ADSs in this offering and does not include (i) up to 321,429 ADSs issuable upon the exercise in full by the underwriters of their option to purchase additional ADSs from us, and (ii) up to an aggregate of 1,036,500 common shares issuable upon the exercise of stock options outstanding as of September 30, 2021 at a weighted average exercise price of JPY110.37 per share.

(2)
Our debt is comprised of loans borrowed from three Japanese financial institutions: SBI Estate Finance Co., Ltd., Resona Bank, Limited, and Japan Finance Corporation. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Outstanding Loans from Financial Institutions.”

DILUTION
Purchasers of ADSs in this offering will experience immediate and substantial dilution to the extent of the difference between the initial public offering price per ADS paid by the purchasers of the ADSs in this offering and the pro forma net tangible book value per ADS immediately after, and giving effect to, this offering. Dilution results from the fact that the initial public offering price per ADS in this offering is substantially in excess of the net tangible book value per ADS attributable to our existing shareholders for our presently outstanding common shares.
Our historical net tangible book value per common share is determined by dividing our net tangible book value, which is the book value of our total tangible assets less the book value of our total liabilities, by the number of outstanding common shares. As of September 30, 2021, the historical net tangible book value of our common shares was $112,511, or $0.01 per common share.
After giving effect to the (i) sale by us of 2,142,857 ADSs in this offering at an assumed initial public offering price of $7.00 per ADS (which is the midpoint of the price range set forth on the cover page of this prospectus), and (iii) receipt by us of the net proceeds of this offering, after deduction of the underwriting discounts and commissions and the estimated offering expenses payable by us, our pro forma net tangible book value as of September 30, 2021 would have been $11.69 million, or $0.96 per common share. The pro forma net tangible book value per common share immediately after the offering is calculated by dividing the pro forma net tangible book value of $11.69 million by 12,144,857 common shares (which is the pro forma common shares outstanding as of September 30, 2021). The difference between the initial public offering price per ADS and the pro forma net tangible book value per ADS represents an immediate increase in net tangible book value of $0.95 per ADS to our existing shareholders, and an immediate dilution in net tangible book value of $6.04 per ADS to purchasers of ADSs in this offering.
The following table illustrates this dilution to purchasers in this offering on a per ADS basis (in thousands, except per ADS data):
Assumed initial public offering price per ADS		$7.00
Net tangible book value per common share before this offering (as of September 30, 2021)	$0.01
Increase in net tangible book value per ADS attributable to purchasers in this offering	$0.95
Pro forma net tangible book value per ADS immediately after this offering		$0.96
Dilution in pro forma net tangible book value per ADS to purchasers in this offering		$6.04
Each $1.00 increase (decrease) in the assumed initial public offering price of $7.00 per ADS (which is the midpoint of the price range set forth on the cover page of this prospectus) would increase (decrease) the pro forma net tangible book value per ADS immediately after this offering by $0.16, and the dilution in pro forma net tangible book value per ADS to purchasers in this offering by $0.84, assuming the number of ADSs offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the underwriting discounts and commissions payable by us.
We may also increase or decrease the number of ADSs we are selling in this offering. An increase (decrease) of 100,000 in the number of ADSs offered by us in this offering, as set forth on the cover page of this prospectus, would increase (decrease) the pro forma net tangible book value per ADS immediately after this offering by $0.04, and the dilution in pro forma net tangible book value per ADS to purchasers in this offering by $0.04, assuming the assumed initial public offering price of $7.00 per ADS (which is the midpoint of the price range set forth on the cover page of this prospectus) remains the same, and after deducting the underwriting discounts and commissions payable by us.
The table and information above assume no exercise by the underwriters of their option to purchase additional ADSs in this offering. If the underwriters exercise in full their option to purchase up to 321,429 additional ADSs from us, the pro forma net tangible book value per ADS immediately after this offering would be $1.10 per ADS, and the dilution in pro forma net tangible book value per ADS to purchasers in this offering would be $5.90 per ADS, in each case assuming an assumed initial public offering price of $7.00 per ADS (which is the midpoint of the price range set forth on the cover page of this prospectus), and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.
The following table summarizes, as of September 30, 2021, on the pro forma basis described above, the differences between the number of common shares underlying the ADSs purchased from us, the total consideration paid to us in cash, and the weighted average price per common share underlying the ADSs that our existing shareholders and the new purchasers in this offering paid. The calculation below is based on an assumed initial public offering price of $7.00 per ADS (which is the midpoint of the price range set forth on the cover page of this prospectus), before deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.
	Common Shares		Total Consideration
	Number	Percent	Amount	Percent	Weighted Average Price Per Share
Existing shareholders	10,002,000	82%	$4,250,538	22	$0.43
Purchasers in this offering	2,142,857	18%	$15,000,000	78%	$7.00
Total	12,144,857	100%	$19,250,538	100%	$1.59
Each $1.00 increase (decrease) in the assumed initial public offering price of $7.00 per ADS (which is the midpoint of the price range set forth on the cover page of this prospectus) would increase (decrease) the total consideration paid by purchasers in this offering and the weighted average price per share paid by all shareholders by $2,142,857 and $0.17 per share, respectively, and in the case of an increase, would increase the percentage of total consideration paid by purchasers in this offering by 2%, and in the case of a decrease, would decrease the percentage of total consideration paid by purchasers in this offering by 3%, assuming the number of ADSs offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the underwriting discounts and commissions payable by us.
Similarly, an increase (decrease) of 100,000 in the number of ADSs offered by us in this offering, as set forth on the cover page of this prospectus, would increase (decrease) the total consideration paid by purchasers in this offering and the weighted average price per share paid by all shareholders by $700,000 and $.04 per share, respectively, and in the case of an increase, would increase the percentage of total consideration paid by purchasers in this offering by 1%, and in the case of a decrease, would decrease the percentage of total consideration paid by purchasers in this offering by 1%, assuming the assumed initial public offering price of $7.00 per ADS (which is the midpoint of the price range set forth on the cover page of this prospectus) remains the same, and after deducting the underwriting discounts and commissions payable by us.
The table and information above assume no exercise by the underwriters of their option to purchase additional ADSs in this offering. If the underwriters exercise in full their option to purchase up to 321,429 additional ADSs from us, the number of common shares underlying the ADSs held by purchasers in this offering would be increased to 2,464,286 common shares, or 20% of the total number of common shares outstanding immediately after this offering, and the percentage of common shares held by our existing shareholders would be reduced to 80% of the total number of common shares outstanding immediately after this offering.

SELECTED CONSOLIDATED FINANCIAL INFORMATION AND OPERATING DATA
The following tables set forth our selected consolidated financial information and operating data as of and for the years ended March 31, 2021 and 2020 and the six months ended September 30, 2021 and 2020. You should read the following selected consolidated financial information and operating data in conjunction with, and it is qualified in its entirety by reference to, our audited consolidated financial statements and the related notes thereto, our unaudited condensed consolidated financial statements and the related notes thereto, and the sections entitled “Capitalization” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” each of which are included elsewhere in this prospectus.
Our selected consolidated statement of income information and operating data for the years ended March 31, 2021 and 2020, and our related selected consolidated balance sheet information as of March 31, 2021 and 2020, have been derived from our audited consolidated financial statements as of and for the years ended March 31, 2021 and 2020, prepared in accordance with GAAP, which are included elsewhere in this prospectus.
Our selected consolidated statement of income information and operating data for the six months ended September 30, 2021 and 2020, and our related selected consolidated balance sheet information as of September 30, 2021, have been derived from our unaudited condensed consolidated financial statements as of and for the six months ended September 30, 2021 and 2020, prepared in accordance with GAAP, which are included elsewhere in this prospectus.
Our historical results for the periods presented below are not necessarily indicative of the results to be expected for any future periods.
(in thousands except for per common share amounts)	Six months ended September 30,			Years ended March 31,
	2021 ($)	2021 (¥)	2020 (¥)	2021 ($)	2021 (¥)	2020 (¥)
Statement of Income Information
Revenue	$929	¥103,636	¥85,000	$1,901	¥212,000	¥57,674
Cost of revenue	8	981	4,023	225	25,146	6,245
Gross profit	921	102,655	80,977	1,676	186,854	51,429
Operating expenses:
Selling, general and administrative expenses	1,314	146,507	33,612	1,925	214,608	95,911
Income (Loss) from operations	(393)	(43,852)	47,365	(249)	(27,754)	(44,482)
Other income	(4)	(432)	2,026	48	5,380	—
Interest expense	(14)	(1,560)	(1,900)	(31)	(3,424)	(3,852)
Total other income (expense), net	(18)	(1,992)	126	17	1,956	(3,852)
Net Income (loss)	$(411)	¥(45,844)	¥47,491	$(232)	¥(25,798)	¥(48,334)
Net Income (loss) Margin	(44.2%)	(44.2%)	55.9%	(12.2%)	(12.2%)	(83.8%)
Net loss per share attributable to common stockholders, basic and diluted	$(0.04)	¥(4.58)	¥4.75	$(0.02)	¥(2.58)	¥(4.83)
Weighted-average shares outstanding used to compute net loss per share, basic and diluted	10,002,000	10,002,000	10,002,000	10,002,000	10,002,000	10,002,000
(in thousands)	Six months ended September 30,			Years ended March 31,
Other Operating Data	2021 ($)	2021 (¥)	2020 (¥)	2021 ($)	2021 (¥)	2020 (¥)
Adjusted EBITDA(1)	83	9,228	47,425	754	84,045	(44,019)

(in thousands)	Six months ended September 30,			Years ended March 31,
Reconciliation of Non-GAAP Measures	2021 ($)	2021 (¥)	2020 (¥)	2021 ($)	2021 (¥)	2020 (¥)
Net Income (loss)	$(411)	¥(45,844)	¥47,491	$(232)	¥(25,798)	¥(48,334)
Adjustments for:
Other income, net	4	432	(2,026)	(48)	(5,380)	—
Interest expense	14	1,560	1,900	31	3,424	3,852
Share-based compensation	475	52,932	—	1,002	111,684	—
Depreciation & Amortization	1	148	60	1	115	463
Adjusted EBITDA (1)	$83	¥9,228	¥47,425	$754	¥84,045	¥(44,019)
Adjusted EBITDA Margin (2)	8.9%	8.9%	55.8%	39.6%	39.6%	(76.3%)
(in thousands)	September 30,		March 31,
Consolidated Balance Sheet Information	2021 ($)	2021 (¥)	2021 ($)	2021 (¥)	2020 (¥)
Total Assets	$1,386	¥154,498	$1,747	¥194,806	¥78,695
Total Liabilities	1,273	141,953	1,219	135,942	201,819
Equity (deficit):
Common shares, no par value	1,225	136,636	1,225	136,636	136,636
Additional paid-in capital	3,025	337,299	3,025	337,299	129,270
Accumulated deficit	(4,132)	(460,672)	(3,720)	(414,828)	(389,030)
Accumulated other comprehensive loss	(5)	(718)	(2)	(243)	—
Total stockholders’ equity (deficit)	113	12,545	528	58,864	(123,124)
Total liabilities and stockholders’ equity (deficit)	$1,386	¥154,498	$1,747	¥194,806	¥78,695

(1)
We define Adjusted EBITDA as net income plus other income, interest expense, share-based compensation and depreciation and amortization expenses. Management considers Adjusted EBITDA to be a measure of performance which provides useful information to both management and investors. Adjusted EBITDA should not be considered an alternative to net income or other measures under GAAP. Adjusted EBITDA is not calculated identically by all companies and, therefore, our measures of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. See “Management’s Discussion and Analysis of Financial Condition and Results of Operation — Non-GAAP Measures.”

(2)
We define Adjusted EBITDA Margin as the percentage derived from dividing Adjusted EBITDA for a period by total revenue for the same period. See “Management’s Discussion and Analysis of Financial Condition and Results of Operation Non-GAAP Measures.”

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the sections of this prospectus entitled “Selected Consolidated Financial Information and Operating Data” and “Business,” and our consolidated financial statements and related notes thereto, included elsewhere in this prospectus. In addition to historical financial information, the following discussion contains forward-looking statements that reflect our current plans, expectations, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”
Overview
Warrantee is a Japanese marketing and market research technology company that helps corporate sponsors unlock value through targeted marketing campaigns while providing our corporate sponsors’ potential customers who participate in our campaigns with extended warranty coverage on durables or certain healthcare benefits sponsored by our corporate sponsors.
Our Company was founded in Japan in 2013. Beginning in 2018, we have focused on developing a suite of specialized marketing and market research services through campaigns for enterprises, which we refer to as our corporate sponsors or sponsors in our campaigns. These services are designed to collect and leverage targeted and specialty data of our corporate sponsors’ potential customers to provide proprietary market insights to our corporate sponsors and promote sales of their products.
At the core of our current business of providing marketing campaign services is our trinity model, which connects three stakeholders: corporate sponsors, campaign participants, whom we also refer to as users, and Warrantee, and is designed to benefit all three stakeholders. This model is exemplified by our sponsored product insurance model used in our durables vertical. Under the sponsored product insurance model, we provide product insurance in the form of a limited extended warranty for appliances to users participating in our marketing campaigns, in exchange for their personal, purchase or other data needed by our corporate sponsors, which we provide to our corporate sponsors for a sponsorship fee. Our collected user data enables our corporate sponsors to gain insights on their potential customers’ purchase patterns and inform our sponsors’ formulation of marketing strategies. In each campaign, within the covered period, if a participant user’s registered appliance breaks down, the user may elect to use the insurance coverage to pay for repair services or a replacement. Should a participant user make a claim for a replacement, we will only use the insurance coverage to subsidize a purchase of our corporate sponsor’s product. In this way our campaigns can potentially increase sales of our sponsors’ products. We use the sponsorship fees to cover our operational costs including purchasing product insurance from licensed insurers for participant users. The system underlying our sponsored product insurance model, which is for us to serve as an intermediary between sponsors, insurance companies and users and in such role provide insurance for the users upon terms agreed by the sponsors, is patent protected in Japan.
In 2020, we expanded our marketing campaign services to corporate sponsors in the commercial healthcare vertical. Based on our trinity model, we have designed and conducted campaigns for corporate sponsors in the commercial healthcare vertical, which use sponsorship fees to provide certain types of medical insurance or other healthcare benefits in exchange for user data and potentially increasing sales of our corporate sponsors’ products. In June 2022, we further expanded our marketing campaign services by initiating a sponsor campaign for an employment agency pursuant to which we will provide to the sponsor’s labor pool members a limited amount of unemployment insurance in exchange for their personal data.
For the fiscal years ended March 31, 2021 and 2020, we generated total revenue of JPY212,000 thousand (US$1,901 thousand) and JPY57,674 thousand (US$517 thousand), respectively, and incurred net losses of JPY25,798 thousand (US$232 thousand) and JPY48,334 thousand (US$433 thousand), respectively. For the six months ended September 30, 2021 and 2020, we generated total revenue of JPY103,636 thousand (US$929 thousand) and JPY85,000 thousand (US$762 thousand), respectively, and incurred a net loss of JPY45,844 thousand (US$411 thousand) and recorded net income of JPY47,491 thousand (US$426 thousand), respectively. We had an accumulated deficit of JPY460,672 thousand

(US$4,132 thousand) as of September 30, 2021. We have had only 11 customers and associated marketing campaigns to date, including one currently ongoing sponsor contract with Paygene which expires on December 31, 2022 and three customers, Beauken Co., Ltd., Connect Plus Co., Ltd. and Y’s Inc., acquired by us in May 2022 and for which we only recently commenced marketing campaigns. We have not yet established a recurring customer base that provides an ongoing sustainable source of revenue sufficient to cover our operating expenses. If we are unable to develop new sponsor contracts or other revenue sources, we may not be able to sustain our operations.
We believe our trinity model creates value for both our corporate sponsors and participant users. With the proceeds from this offering, we expect to design and conduct more campaigns based on our trinity model in our two existing verticals, as well as in other market verticals as part of our growth strategy.
Prior to 2018, we were engaged in various businesses including advertising, licensing fees and system development services, which we refer to herein as “miscellaneous services.” Since 2018, we started to develop our campaign services based on the trinity model and deemphasized our provision of the miscellaneous services. In the fiscal year ended March 31, 2021, we received less than 10% of our total revenue from miscellaneous services. Since April 1, 2021, we have not incurred any meaningful revenue or incurred meaningful expenses from miscellaneous services and we do not expect engage in any significant activity or incur significant revenue or expenses with regard to miscellaneous services going forward.
Key Financial Definitions
Revenue.   Our primary source of revenue comes from customer billings in sponsor contracts. We have also generated revenue from miscellaneous services including advertising, licensing fees and system development services from time to time, though we do not expect engage in any significant activity or incur significant revenue or expenses with regard to miscellaneous services going forward.
Cost of revenue.   Cost of revenue includes the direct cost to develop software products, depreciation, personnel-related expenses, insurance costs, repair and replacement costs, genetic testing costs, and participant user recruiting costs for our sponsored marketing and market research services.
Selling, general and administrative expenses.   Our selling, general and administrative expenses (“SG&A”) is primarily composed of operating expenses related to sales and marketing, technology development, miscellaneous insurance expense for the Company, and other general and administrative expenses such as expenses related to this offering.
Other income (expense).   From time to time we have non-recurring, non-operating gains and losses which are reflected through other income/expense.
Non-GAAP Measures
To supplement our consolidated financial statements presented in accordance with GAAP, we also provide Adjusted EBITDA and its ratio to revenue, Adjusted EBITDA %, each of which are financial measures that are not based on any standardized methodology prescribed by GAAP. Management considers Adjusted EBITDA and Adjusted EBITDA Margin to be measures of performance which provide useful information to both management and investors as an additional tool to use in evaluating our ongoing operating results and trends and in comparing our financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. We also believe that Adjusted EBITDA and Adjusted EBITDA Margin are used by some investors as a way to measure a company’s ability to incur and service debt, make capital expenditures and meet working capital requirements. However, you should be aware that non-GAAP financial measures are not a substitute for GAAP measures; they should be read and used in conjunction with our GAAP financial information. Our non-GAAP measures may not be comparable to similar non- GAAP information which may be presented by other companies. In all cases, it should be understood that non-GAAP operating measures do not depict amounts that accrue directly to the benefit of shareholders.
Adjusted EBITDA.   We define Adjusted EBITDA as net income plus other income, interest expense, share-based compensation and depreciation and amortization expenses. Adjusted EBITDA should not be considered an alternative to net income or other measures under GAAP. Adjusted EBITDA is not calculated identically by all companies and, therefore, our measures of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.
Adjusted EBITDA Margin.   We define adjusted EBITDA Margin as the percentage derived from dividing Adjusted EBITDA for a period by total revenue for the same period.
Factors Impacting our Performance
We believe that the growth and future success of our business depends on many factors. While each of these factors presents significant opportunities for our business, they also pose important challenges that we plan to successfully address in order to sustain our growth and improve our results of operations.
Acquiring New Sponsors and Campaign Opportunities.   Our revenue and costs are primarily affected by the volume of campaign services, as well as the mix of sponsors of these services, which vary from period to period. Although we hope to develop repeated service opportunities with existing sponsors, we have not been successful in doing so to date under our business model and we intend to focus on incremental revenue opportunities through development of new sponsors. We plan to use the offering proceeds to invest in sales and marketing including hiring more staff to drive sponsor acquisition and to conduct more campaigns. We believe our investments in these areas will allow us to market our services to the needs of enterprises in the durables vertical and the commercial healthcare vertical which comprise our existing sponsor base, while unlocking opportunities to expand our sponsor base and to conduct campaigns in other verticals and markets. If our investments in sponsor acquisition are not successful, our operating results would be adversely impacted.
Ability to Manage Costs Associated with Implementing Our Growth Strategy.   Managing our costs to maintain or increase our profit margin associated with performing our campaign services has been our long-time strategic objective. We have been thinly staffed and have leveraged third party services to support the operations of our business. In order to acquire more sponsors and campaign opportunities, we intend to invest in sales and marketing and increase hiring. In addition, management expects to adopt automation software where appropriate to maintain or increase efficiency, including increasing the use of our app in conducting campaigns. If we fail to manage the costs and expenses associated with our growth strategy effectively, our profit margin would be harmed.
Business Environment.   Product manufacturers and suppliers have always had the need for their potential customers’ information to optimize their sales and marketing funnels. We believe our services address their needs for targeted user data and our trinity model, which is designed to provide a tangible benefit to participant users in exchange for their data, can facilitate obtaining such data efficiently. We believe our patents in Japan also provide certain protection to us in hindering others from serving in a similar intermediary role and adopting the same sponsored product insurance model in Japan. As a relatively new business model, we rely on our patents and the current regulatory framework to allow for this model to be applied for campaigns for sponsors in various verticals. We intend to continue to tap the needs of our sponsors and potential sponsors for user data and new sales channels while any challenge to our patents or change to the current regulatory framework applicable to our business model may adversely affect our business and increase our costs.
Impact of COVID-19
On March 11, 2020, the World Health Organization designated the outbreak of COVID-19 as a global pandemic. Given that our marketing campaigns did not depend on face-to-face interactions with sponsors or participant users, we did not observe significant impacts on our business or results of operations for the fiscal years ended March 31, 2021 or 2020 or for the six-month period ended September 30, 2021 from the pandemic. We applied for the COVID-19 subsidy program for sustaining businesses provided by the Japanese government. For the fiscal year ended March 31, 2021, we received a one-time grant of JPY2,000 thousand (US$18 thousand) from the subsidy program. While the extent to which COVID-19 may impact our future results cannot be known at this time, there is no guarantee that the pandemic and associated economic impacts will not result in a negative impact to our future financial condition, results of operations, and cash flows.

Results of Operations
Comparison of the Results for the Six Months Ended September 30, 2021 and September 30, 2020
(in thousands)	Six months ended September 30,
	2021 ($)	2021 (¥)	2020 (¥)	¥ Change	% Change
Statement of Income Information
Revenue	$929	¥103,636	¥85,000	¥18,636	22%
Cost of revenue	8	981	4,023	(3,042)	(76%)
Gross profit	921	102,655	80,977	21,678	27%
Operating expenses:
Selling, general and administrative expenses	1,314	146,507	33,612	112,895	336%
Income (loss) from operations	(393)	(43,852)	47,365	(91,217)	(193%)
Interest expense	(14)	(1,560)	(1,900)	340	(18%)
Other income (expense), net	(4)	(432)	2,026	(2,458)	(121%)
Total other income (expense), net	(18)	(1,992)	126	(2,118)	(1,681%)
Net Income (loss)	$(411)	¥(45,844)	¥47,491	¥(93,335)	(197%)
Adjusted EBITDA(1)	$83	¥9,228	¥47,425	¥(38,197)	(81%)

(1)
For a reconciliation of Adjusted EBITDA to net income (loss), the most comparable U.S. GAAP measure, see “Selected Consolidated Financial Data.”

Revenue
Revenue increased by 22% year-over-year to JPY103,636 thousand (US$929 thousand) in the six months ended September 30, 2021 due to an increase in revenue from our market campaign services. In the six months ended September 30, 2021, while we only had one sponsor in the durables vertical, its sponsor contract value exceeded the total sponsor contract value of the sponsors of the prior year period as a result of a higher average per user fee rate for the current sponsor contract. We did not generate any revenue from any miscellaneous services in the six-month periods ended September 30, 2021 and 2020.
Cost of revenue
Cost of revenue decreased by 76% year-over-year to JPY981 thousand (US$9 thousand) in the six months ended September 30, 2021 due to lower costs required for the campaigns for our current sponsor contract. As a result, gross profit grew 27% year-over-year to JPY102,655 thousand (US$921 thousand) and gross profit margin expanded 380 basis points year-over-year to 99.1% in the six months ended September 30, 2021.
SG&A
SG&A increased by 336% year-over-year to JPY146,507 thousand (US$1,314 thousand) in the six months ended September 30, 2021 primarily due to increased stock compensation expenses associated with our fourth series stock option grant.
Other income (expense)
We recorded total other expense of JPY432 thousand (US$3.9 thousand) in the six months ended September 30, 2021 due primarily to foreign exchange loss in this period, compared to total other income of JPY2,026 thousand (US$18.2 thousand) in the prior year period due primarily to a grant from the Japanese Government of JPY2,000 thousand (US$18 thousand) under its COVID-19 subsidy program in this period. Interest expense was relatively consistent in the six months ended September 30, 2021 compared to the prior year period.

Net loss and Adjusted EBITDA
We recorded a net loss of JPY45,844 thousand (US$411 thousand) in the six months ended September 30, 2021 compared to a net profit of JPY47,491 thousand (US$426 thousand) in the prior year period. The decline in net income is primarily due to increased SG&A resulting from stock compensation expense.
Adjusted EBITDA decreased by 81% year-over-year to JPY9,228 thousand (US$83 thousand) in the six months ended September 30, 2021 primarily due to increased SG&A including expenses related to this offering and excluding equity compensation costs.
Results of Operations
Comparison of the Results for the Years Ended March 31, 2021 and March 31, 2020
(in thousands)	Years ended March 31,
	2021 ($)	2021 (¥)	2020 (¥)	¥ Change	% Change
Statement of Income Information
Revenue	$1,901	¥212,000	¥57,674	¥154,326	268%
Cost of revenue	225	25,146	6,245	18,901	303%
Gross profit	1,676	186,854	51,429	135,425	263%
Operating expenses:
Selling, general and administrative expenses	1,925	214,608	95,911	118,697	124%
Loss from operations	(249)	(27,754)	(44,482)	16,728	(38%)
Other income, net	48	5,380	—	5,380
Interest expense	(31)	(3,424)	(3,852)	428	(11%)
Total other income (expense), net	17	1,956	(3,852)	5,808	(151%)
Net loss	$(232)	¥(25,798)	¥(48,334)	¥22,536	(47%)
Adjusted EBITDA(1)	$754	¥84,045	¥(44,019)	¥128,064	(291%)

(1)
For a reconciliation of Adjusted EBITDA to net income (loss), the most comparable U.S. GAAP measure, see “Selected Consolidated Financial Data.”

Revenue
Revenue increased by 268% year-over-year in the fiscal year ended March 31, 2021 to JPY212,000 thousand (US$1,901 thousand) due to (i) an increase in revenue from our market campaign services in the durables vertical from JPY13,000 thousand (US$117 thousand) to JPY85,000 (US$762 thousand) and (ii) an increase in revenue from our market campaign services in the commercial healthcare vertical from JPY210 thousand (US$2 thousand) to JPY107,000 thousand (US$960 thousand), partially offset by a decrease in revenue from our miscellaneous services including advertising, licensing, and system development services from JPY43,894 thousand (US$394 thousand) to JPY 20,000 (US$178 thousand). Our revenue from our marketing campaign services increased primarily resulting from a higher average sponsor contract value either associated with a larger average participant user count or a higher average per user fee rate for the campaigns in the fiscal year ended March 31, 2021. Our revenue from the miscellaneous services constituted approximately 75% of our total revenue in the fiscal year ended March 31, 2020 but such revenue has decreased to less than 10% of our total revenue in the fiscal year ended March 31, 2021, as we transitioned to focus on our marketing campaign services and reduced those miscellaneous services.
Cost of revenue
Cost of revenue increased by 303% year-over-year to JPY25,146 thousand (US$226 thousand) in the fiscal year ended March 31, 2021 due to the increase in variable costs which primarily comprised insurance premiums paid for participant users in campaigns and system development costs. As a result, gross profit grew 263% year-over-year to JPY186,854 thousand (US$1,676 thousand) and gross profit margin decreased 100 basis points year-over-year to 88.1% in the fiscal year ended March 31, 2021.
SG&A
SG&A increased by 124% year-over-year to JPY214,608 thousand (US$1,925 thousand) in the fiscal year ended March 31, 2021 primarily due to increased stock compensation expenses associated with our fourth series stock option grant.
Other income (expense)
We recorded other income of JPY5,380 thousand (US$48 thousand) in the fiscal year ended March 31, 2021, primarily due to a grant from the Japanese Government of JPY2,000 thousand (US$18 thousand) under its COVID-19 subsidy program and a gain on settlement of JPY3,760 thousand (US$34 thousand), partially offset by interest expense. Interest expense was relatively consistent in the fiscal year ended March 31, 2021 compared to the prior fiscal year.
Net loss and Adjusted EBITDA
Net loss decreased to JPY25,798 thousand (US$231 thousand) in the fiscal year ended March 31, 2021 from a net loss of JPY48,334 thousand (US$433 thousand) in the prior fiscal year primarily due to the increase in revenue.
Adjusted EBITDA increased to JPY84,045 thousand (US$754 thousand) in the fiscal year ended March 31, 2021 from a loss of JPY44,019 thousand (US$395 thousand) in the prior fiscal year due to the increase in revenue, partially offset by increased cost of revenue and SG&A including expenses related to this offering and excluding share-based compensation.
Liquidity and Capital Resources
Liquidity is a measure of our ability to meet potential cash requirements. We generally fund our operations with cash flow from operations and, when needed, with borrowings from Japanese financial institutions, our Chief Executive Officer or its affiliates. As of the date of this prospectus, we believe we need a minimum of JPY1,050,553 thousand ($9,422 thousand) in order to fund our presently forecasted working capital requirements over the next 12 months. We have undertaken the present offering for purposes of acquiring the required capital and believe that the net proceeds of this offering will be sufficient to fund our presently forecasted working capital requirements over, at least, the 12 months following the date of this prospectus. However, as a result of certain factors presently unforeseen, we may require additional capital over the next 12 months, the receipt of which there can be no assurance. In addition, unless we are able to successfully scale our operations and achieve meaningful cash flow from operations, we will require additional capital in order to fund our continued development of our trinity business model following the 12-month period following the date of this prospectus. We will endeavor to acquire any additional required funds through various financing sources, including borrowings under our existing loans from financial institutions, the private and public sale of our equity and debt securities and other third-party financings. In addition, we will consider alternatives to our current business plan that may enable us to achieve meaningful cash flow from operations with a smaller amount of capital. However, there can be no guarantees that such funds will be available on commercially reasonable terms, if at all. If such financing is not available on satisfactory terms, we may be unable to further pursue our business plan and we may be unable to continue operations.
The report of our independent registered public accounting firm for the fiscal year ended March 31, 2021 states that due to our net losses, significant accumulated deficit and continuing negative cash flows there is substantial doubt about our ability to continue as a going concern.

Cash Flows
The following table sets forth a summary of our cash flows for the periods indicated.
	Six months ended September 30,			Years ended March 31,
(in thousands)	2021 ($)	2021 (¥)	2020 (¥)	2021 ($)	2021 (¥)	2020 (¥)
Consolidated Statements of Cash Flows Data:
Cash flow from operating activities:	$273	¥30,442	¥5,952	$18	¥2,043	¥(70,703)
Cash flow from investing activities:	$(66)	¥(7,392)	¥—	$—	¥—	¥(146)
Cash flow from financing activities:	$(317)	¥(35,335)	(24,430)	$(113)	¥(12,554)	¥72,614
Operating Activities.   Cash flow from operations was a source of JPY2,043 thousand (US$18 thousand) in the fiscal year ended March 31, 2021, compared to a use of JPY70,703 thousand (US$634 thousand) in the prior fiscal year, mainly due to an increase in net income, excluding share-based compensation partially offset by increases in trade receivables and deferred revenue.
Cash flow from operations was a source of JPY30,442 thousand (US$273 thousand) in the six months ended September 30, 2021, compared to a source of JPY5,952 thousand (US$53 thousand) in the prior year period, as a result of higher revenue and net income, excluding share-based compensation.
Investing Activities.   There were no cash flows from investing activities during the fiscal year ended March 31, 2021, compared to a use of JPY146 thousand (US$1 thousand) used in purchases of property and equipment in the prior fiscal year.
Cash flow from investing activities was a use of JPY7,392 thousand (US$66 thousand) in the six months ended September 30, 2021 due to investments in capitalized software. There were no cash flows from investing activities in the six months ended September 30, 2020.
Financing Activities.   Cash flow from financing activities was a use of cash of JPY12,554 thousand (US$113 thousand) in the fiscal year ended March 31, 2021, compared to a source of JPY72,614 thousand (US$651 thousand) in the prior fiscal year, primarily due to increased payments of deferred offering costs, and the receipts from related parties in the prior fiscal year.
Cash flow from financing activities was a use of JPY35,335 thousand (US$317 thousand) in the six months ended September 30, 2021, compared to JPY24,430 thousand (US$219 thousand) in the prior year period, primarily due to increased payments of deferred offering costs.
Outstanding Loans from Financial Institutions
As of September 30, 2021, the Company had outstanding loans from three Japanese financial institutions: SBI Estate Finance Co., Ltd., Resona Bank, Limited, and Japan Finance Corporation. The main purpose of obtaining these loans has been to expand the Company’s business lines and develop more services. Mr. Shono, our Chief Executive Officer, is a guarantor of the Company’s obligations under the loan agreements with SBI Estate Finance Co., Ltd. and Resona Bank, Limited.
On August 31, 2017, the Company obtained a loan in the principal amount of JPY52,000 thousand (US$466 thousand) from SBI Estate Finance Co., Ltd., which matures on September 5, 2037, and accrues interest at a rate of 6.00% per annum. This loan is guaranteed by Mr. Shono, our Chief Executive Officer. Principal and interest are payable monthly; the outstanding balance as of September 30, 2021 was JPY45,894 thousand (US$412 thousand).
On December 18, 2020, the Company obtained a loan from Resona Bank in the principal amount of JPY25,000 thousand (US$224 thousand), which matures on November 30, 2030. No interest is payable or accrues prior to December 17, 2023. Thereafter, interest accrues at a rate of 1.200% per annum until the earlier of repayment in full or maturity. This loan is guaranteed by Credit Guarantee Corporation of Osaka and Mr. Shono, our Chief Executive Officer. Principal and, if applicable, interest are payable monthly; the outstanding balance as of September 30, 2021 was JPY25,000 thousand (US$224 thousand).

On September 3, 2014, the Company obtained a loan from Japan Finance Corporation in the principal amount of JPY15,000 thousand (US$135 thousand), which matured on September 30, 2021 (the “Prior Term Loan”). On September 30, 2021, the Company refinanced the Prior Term Loan with Japan Finance Corporation to extend the maturity date to August 31, 2026. The Company also used JPY15,000 thousand (US$135 thousand) of the proceeds from the new loan to repay all outstanding principal balance under the Prior Term Loan. The interest rate per annum on the new term loan is 0.36% per annum from September 30, 2021 to September 30, 2024, and 1.26% per annum from October 1, 2024 to the maturity date. Under the new loan, the Company is required to make monthly repayments of principal beginning September 30, 2022 and monthly repayments of interest beginning October 30, 2021. This loan is guaranteed by Mr. Shono, our Chief Executive Officer. The outstanding balance as of September 30, 2021 was JPY15,500 thousand (US$139 thousand).
Off-Balance Sheet Arrangements
As of September 30, 2021, we were not party to any material off-balance sheet financial arrangements that are reasonably likely to have a current or future effect on our financial condition or operating results. We do not have any relationship with unconsolidated entities or financial partnerships for the purpose of facilitating off-balance sheet arrangements or for other contractually narrow or limited purposes.
Contractual Obligations
Payments of contractual obligations and commitments will require considerable resources. In our ordinary course of business, we routinely enter into commercial commitments and financial obligations for various aspects of our operations. The following table sets forth the amount of our contractual obligations as of September 30, 2021.
	As of September 30, 2021
Yen in thousands	Payments due by period:
	Total	Less than 1 year	1 – 3 years	4 – 5 years	More than 5 years
Long-term debt principal payments	¥86,394	¥1,996	¥17,389	¥18,083	¥48,926
Long-term debt interest payments	27,014	2,761	5,410	5,344	13,499
Total	¥113,408	¥4,757	¥22,799	¥23,427	¥62,425
Critical Accounting Policies and Estimates
Our consolidated financial statements are prepared in accordance with GAAP. The preparation of these consolidated financial statements requires us to make estimates, judgments, and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses, and related disclosures. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. As events continue to evolve, our estimates may change materially in future periods.
In many cases, the accounting treatment of a particular transaction is specifically dictated by GAAP and does not require management’s judgment in its application, while in other cases, management’s judgment is required in selecting among available alternative accounting standards that allow different accounting treatment for similar transactions. We believe that the accounting policies discussed below are the most critical to understanding our historical and future performance, as these policies relate to the more significant areas involving management’s judgments and estimates.
Revenue Recognition
We apply ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”) for all periods presented in the consolidated financial statements. To determine the appropriate amount of revenue to be recognized in accordance with ASC 606, we follow a five-step model as follows:

1 — Identification of the contract with a customer
2 — Identification of the performance obligation in the contract
3 — Determination of the transaction price
4 — Allocation of the transaction price to the performance obligation in the contract
5 — Recognition of revenue when, or as, a performance obligation is satisfied
Our revenue is primarily derived from the durables vertical and the commercial healthcare vertical. Our services are marketed and sold directly to the customers. We assess the contract term as the period in which the parties to the contract have enforceable rights and obligations. The actual contract term may differ from the stated term in contracts with certain termination or renewal rights, depending on whether there are substantive penalties associated with those rights. Customer contracts are generally standardized and noncancellable for the duration of the stated contract term. Consumption taxes collected and remitted to tax authorities are excluded from revenue. We may use third-party vendors to provide certain goods or services to our customers. We evaluate those relationships to determine whether revenue should be reported gross or net. We recognize revenue on a gross basis where we act as principal and control the goods and services used to fulfill the performance obligations to the customer and on a net basis where we act as an agent. We have not acted as an agent during the fiscal years ended March 31, 2021 and 2020 or the six-month period ended September 30, 2021.
Durables Vertical:
Performance Obligations
Revenue from the durables vertical is primarily comprised of sponsorship fees from corporate sponsors in exchange for participant users’ personal or other identification information. During the sponsorship campaigns, we aggregate personal information, organize that data, and then provide it to corporate sponsors. We have identified one performance obligation, the delivery of participant users’ personal information. All other immaterial deliverables occur prior to this but revenue is not recognized until the delivery of the participant users’ personal information which is the performance obligation. Accordingly, we recognize revenue at a point in time when the personal information is provided to corporate sponsors upon satisfying its single distinct performance obligation.
When we conduct the market research or marketing planning proposal services for the customers in the preliminary stages of the durables vertical contract, the single performance obligations are satisfied and revenue is recognized when the services are completed and accepted by the customers and we have no further obligations.
Contractual Consideration
The transaction price is generally fixed at contract inception. However, our contracts with corporate sponsors within the durables vertical may include a specified quantity, which entitles the customer to refunds, when defined quantity levels are not met at the end of the provision period. These arrangements represent a form of variable consideration, which is estimated using the most likely amount method to the extent that it is probable that a significant reversal of cumulative revenue recognized will not occur when the uncertainty is subsequently resolved. During the fiscal years ended March 31, 2020 and 2021 and the six-month period ended September 30, 2021, no revenue was recognized from estimates that had not been resolved as of the applicable periods.
Commercial Healthcare Vertical:
Performance Obligations
Revenue from the commercial healthcare vertical is primarily comprised of sponsorship fees from corporate sponsors in exchange for healthcare-related promotional campaigns. During healthcare-related promotional campaigns targeted to participant users based on results of their free genetic test kits, we have the stand-ready obligation to provide promotional services for the duration of the campaign promotion period. Accordingly, revenue is recognized ratably based on the time-elapsed method over the contractual term with the corporate sponsors.
When we conduct a campaign sponsored by the corporate sponsors and provide them the personal information it has collected from the participant users in exchange for complimentary examinations, we have identified one performance obligation which is the delivery of participant users’ personal information, with other promises being immaterial in the context of the contract. Therefore, we recognize revenue at a point in time when the personal information is provided to the corporate sponsors.
Contractual Consideration
The transaction price may be fixed at contract inception within the commercial healthcare vertical in a form of non-refundable minimum guarantee but may also have a component of variable consideration such as sales incentives which are calculated by multiplying the amount of work accomplished by a fixed unit price of remuneration. Due to the variable consideration being entirely constrained, the sales incentive is excluded from the transaction price until the uncertainty is subsequently resolved. During the fiscal years ended March 31, 2020 and 2021 and the six-month period ended September 30, 2021, no revenue was recognized from estimates that had not been resolved as of the applicable period.
Miscellaneous revenue such as revenue from advertising, licensing and system development is recognized ratably over time or at the point of time depending on the type of deliverables and duration of the sponsor contract.
Transaction Price
The transaction price is the amount of consideration to which we expect to be entitled for transferring goods and services to the customer.
Payments from the customers are often made in advance before satisfaction of the performance obligations. When payments are not due in advance, they are due within 30 days of delivery of the goods or service. In instances where the timing of revenue recognition differs from the timing of the right to invoice, we have determined that a significant financing component generally does not exist. Additionally, we have elected the practical expedient that permits an entity not to recognize a significant financing component if the time between the transfer of a good or service and payment is one year or less.
Share-Based Compensation
We apply the provisions of ASC Topic 718, Compensation — Stock Compensation. We measure the cost of employee and non-employee services received in exchange for awards of equity instruments at the fair value of the award on the grant date and recognize the cost over the requisite service period which the employee and non-employee are required to provide services in exchange for the award. Compensation costs are recognized on a straight-line basis over the requisite service period of the awards which are expected to vest. Recognition of compensation cost will be deferred until the liquidity event occurs. For awards with performance conditions, compensation cost is recognized when the condition is probable of being achieved, or in the case of a liquidity event, when the liquidity event occurs. We use option pricing methods that require the input of subjective assumptions, including the expected term, expected volatility, dividend yield and risk-free interest rate. For awards with market conditions, we use a hybrid method between a discounted cash flow method and Monte Carlo simulation models to value the awards. We have elected to recognize forfeitures as they occur.
Trade Accounts Receivable and Allowance for Doubtful Accounts
Trade accounts receivable primarily consist of amounts billed and currently due from customers, net of an allowance for doubtful accounts, if recorded. When we have an unconditional right to payment, subject only to the passage of time, the right is treated as a receivable. Fees billed in advance of the related contractual term represent contract liabilities and are presented as deferred revenue. Typical payment terms provide for customer payment within 30 days of the contract date.

Trade accounts receivable are subject to collection risk. We perform evaluations of our customers’ financial positions and generally extend credit on account, without collateral. We determine the need for an allowance for doubtful accounts based upon various factors, including credit quality of the customer, age of the receivable balance, and current economic conditions.
There were no bad debt expense or allowance for doubtful accounts recorded as of and for the years ended March 31, 2021 and 2020 or the six-month period ended September 30, 2021.
Income Taxes
We account for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements. Under this method, deferred tax assets and liabilities are determined on the differences between the financial statement and tax bases of assets, liabilities, and net operating loss by using enacted tax rate in effect for the year in which the differences are expected to reverse. The effect of a change in tax rate on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.
We recognize deferred tax assets to the extent that these assets are believed to be more likely than not to be realized. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts that are more likely than not expected to be realized. In making such a determination, all available positive and negative evidence is considered, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies and results of recent operations.
Warrantee and its subsidiary file tax returns in the tax jurisdictions of Japan and Singapore. Tax benefits for uncertain tax positions are based upon management’s evaluation of the information available at the reporting date. To be recognized in the consolidated financial statements, a tax benefit must be at least more likely than not of being sustained based on technical merits. The benefit for positions meeting the recognition threshold is measured as the largest benefit more likely than not of being realized upon settlement with a taxing authority that has full knowledge of all relevant information.
Recently Issued Accounting Pronouncements
As an emerging growth company, the JOBS Act allows us to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. We have elected to delay adoption of certain new or revised accounting standards. As a result, our consolidated financial statements may not be comparable to the financial statements of issuers who are required to comply with the effective date for new or revised accounting standards that are applicable to public companies.
Leases
In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) (“ASU 2016-02”). The guidance in ASU 2016-02 supersedes the lease recognition requirements in ASC Topic 840, Leases. ASU 2016-02 requires an entity to recognize assets and liabilities arising from a lease for both financing and operating leases, along with additional qualitative and quantitative disclosures. ASU 2016-02 is effective for fiscal years beginning after December 15, 2021 for non-public entities, with early adoption permitted.
In June 2020, the FASB issued ASU No. 2020-05, Revenue from Contracts with Customers (Topic 606) and Leases (Topic 842): Effective Dates for Certain Entities, which defers the effective date of ASU 2016-02 for non-public entities to fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. We are currently in process of evaluating the impact of this standard on our consolidated financial statements. As an emerging growth company, we will adopt this standard effective April 1, 2022. We expect the most significant impact relates to leases currently designated as operating leases and accounted on an undiscounted basis that will be recognized as right-of-use assets and corresponding lease liabilities on our Consolidated Balance Sheet on April 1, 2022.
Financial Instruments — Credit Losses
In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”), which is intended to provide more decision-useful information about expected credit losses on financial instruments and other commitments to extend credit held by a reporting entity at each reporting date. ASU 2016-13 revises the impairment model to utilize an expected loss methodology in place of the currently used incurred loss methodology, which will result in more timely recognition of losses on financial instruments, including, but not limited to accounts receivable. This standard is effective for annual reporting periods beginning after December 15, 2022 for non-public entities, including interim periods within that reporting period. Early adoption is permitted. We are currently in process of evaluating the impact of this standard on our consolidated financial statements. We do not expect the adoption of this standard to have a material effect on our consolidated financial statements. As an emerging growth company, we will adopt this standard effective April 1, 2023.
Income Taxes
In December 2019, the FASB issued ASU 2019-12, Income Taxes — Simplifying the Accounting for Income Taxes (Topic 740) (“ASU 2019-12”), which simplifies various aspects of the income tax accounting guidance and will be applied using different approaches depending on what the specific amendment relates to and, for non-public entities, are effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early adoption is permitted. We are currently in process of evaluating the impact of this standard on our consolidated financial statements. We do not expect the adoption of this amendment to have a material effect on our consolidated financial statements. As an emerging growth company, we will adopt this standard effective April 1, 2022.
Quantitative and Qualitative Disclosure About Market Risk
We are exposed to market risks in the ordinary course of our business. Market risk represents the risk of loss that may impact our financial position due to adverse changes in financial market prices and rates. Our market risk exposure is primarily the result of fluctuations in foreign currency. We do not hold or issue financial instruments for trading purposes.
Foreign Currency Risk
Our functional currency is the Japanese Yen, whereas our foreign operating expenses incurred by our wholly-owned subsidiary in Singapore are denominated in Singapore dollars. Our consolidated results of operations and cash flows are, therefore, subject to fluctuations due to changes in foreign currency exchange rates and may be adversely affected in the future due to changes in foreign exchange rates. A hypothetical 10% change in foreign currency exchange rates may result in a material impact on our consolidated financial statements. To date, we have not had a formal hedging program with respect to foreign currencies, but we may do so in the future if our exposure to foreign currencies should become more significant.
Emerging Growth Company Status
We are an “emerging growth company”, as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to SEC reporting companies that are not emerging growth companies. For so long as we remain an emerging growth company, we will not be required to, among other things:
•
present more than two years of audited financial statements and two years of related selected financial data and management’s discussion and analysis of financial condition and results of operations disclosure in our registration statement of which this prospectus forms a part;

•
have an auditor report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act; and

•
disclose certain executive compensation related items.

The JOBS Act also permits emerging growth companies to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result, our financial statements may not be comparable to companies that comply with public company effective dates.

We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the completion of this offering, (ii) the last day of the fiscal year during which we have total annual gross revenue of at least $1.07 billion, (iii) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which means the market value of our common shares that are held by non-affiliates exceeds $700.0 million as of the last business day of our most recently completed second fiscal quarter, and (iv) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.
In this prospectus, we have taken advantage of certain of the reduced reporting requirements as a result of being an emerging growth company and a foreign private issuer. Accordingly, the information that we provide in this prospectus may be different than the information you may receive from other public companies in which you hold equity interests. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

BUSINESS
Company Overview
We are a Japanese marketing and market research technology company that helps corporate sponsors unlock value through targeted marketing campaigns while providing our corporate sponsors’ potential customers who participate in our campaigns with extended warranty coverage on durables or certain healthcare benefits sponsored by our corporate sponsors.
Our Company was founded in Japan in 2013. Beginning in 2018, we have focused on developing a suite of specialized marketing and market research services through campaigns for enterprises, which we refer to as our corporate sponsors or sponsors in our campaigns. These services are designed to collect and leverage targeted and specialty data of our corporate sponsors’ potential customers to provide proprietary market insights to our corporate sponsors and promote sales of their products. In addition to our Chief Executive Officer and Chief Financial Officer, we operate our business with one full-time employee in charge of accounting matters and one part-time employee in charge of sales matters in Japan. We have a limited operating history with our campaign services, including a limited number of corporate sponsors (one in the fiscal year ended March 31, 2019, three in the fiscal year ended March 31, 2020, three in the fiscal year ended March 31, 2021, and four currently) on whom our business has been substantially dependent. We cannot guarantee that with our current limited resources we can adequately grow our business, increase our sponsor base, or manage our operations as a publicly traded company in the United States. In addition, the loss of any corporate sponsor in the absence of securing new business would have a material adverse effect on our operations and financial condition.
At the core of our current business of providing marketing campaign services is our trinity model, which connects three stakeholders: corporate sponsors, campaign participants, whom we also refer to as users, and Warrantee, and is designed to benefit all three stakeholders. This model is exemplified by our sponsored product insurance model used in our durables vertical. Under the sponsored product insurance model, we provide product insurance in the form of a limited extended warranty for appliances to users participating in our marketing campaigns, in exchange for their personal, purchase data or other data needed by our corporate sponsors, which we provide to our corporate sponsors for a sponsorship fee. We typically provide to participant users no more than JPY100,000 (US$897) of insurance coverage in order to comply with Japanese insurance regulations. Our collected user data enables our corporate sponsors to gain insights on their potential customers’ purchase patterns and inform our sponsors’ formulation of marketing strategies. In each campaign, within the covered period, if a participant user’s registered appliance breaks down, the user may elect to use the insurance coverage to pay for repair services or a replacement. Should a participant user make a claim for a replacement, we will only use the insurance coverage to subsidize a purchase of our corporate sponsor’s product. In this way our campaigns can potentially increase sales of our sponsors’ products. We use the sponsorship fees to cover our operational costs including purchasing product insurance from licensed insurers for participant users.

In 2020, we expanded our marketing campaign services to corporate sponsors in the commercial healthcare vertical. Based on our trinity model, we have designed and conducted campaigns for corporate sponsors in the commercial healthcare vertical, which use sponsorship fees to provide certain types of medical insurance or other healthcare benefits in exchange for user data and potentially increasing sales of our corporate sponsors’ products. In June 2022, we further expanded our marketing campaign services by initiating a sponsor campaign for an employment agency pursuant to which we will provide to the sponsor’s labor pool members a limited amount of unemployment insurance in exchange for their personal data.
For the fiscal years ended March 31, 2021 and 2020, we generated total revenue of JPY212,000 thousand (US$1,901 thousand) and JPY57,674 thousand (US$517 thousand), respectively, and incurred net losses of JPY25,798 thousand (US$232 thousand) and JPY48,334 thousand (US$433 thousand), respectively. For the six months ended September 30, 2021 and 2020, we generated total revenue of JPY103,636 thousand (US$929 thousand) and JPY85,000 thousand (US$762 thousand), respectively, and incurred a net loss of JPY45,844 thousand (US$411 thousand) and recorded net income of JPY47,491 thousand (US$426 thousand), respectively. We had an accumulated deficit of JPY460,672 thousand (US$4,132 thousand) as of September 30, 2021. We have had a limited number of customers from whom a substantial portion of our revenue is derived to date and currently have one ongoing sponsor contract with Paygene which expires on December 31, 2022 and three sponsor campaigns that we initiated in June 2022. We have not yet established a recurring customer base that provides an ongoing sustainable source of revenue sufficient to cover our operating expenses. If we are unable to develop new sponsor contracts or other revenue sources, we may not be able to sustain our operations.
We believe our trinity model creates value for both our corporate sponsors and participant users. With the proceeds from this offering, we expect to design and conduct more campaigns based on our trinity model in our two existing verticals, as well as in other market verticals as part of our growth strategy.
Sponsored Marketing and Market Research Services
We are focused on offering marketing campaign services which can help drive revenue growth for our corporate sponsors through demand and behavior analysis and direct incremental sales. We believe that our marketing campaign services provide manufacturers and suppliers greater clarity on aspects of product purchases, such as SKU, price, quantity, and timing by their customers or potential customers. We collect relevant granular sales data points and provide to our corporate sponsors organized user data that may be used for retargeting or marketing activities.
To facilitate our data collection and to provide convenience to participant users, we have developed and provided a mobile app for our campaigns for certain of our campaigns in the durables vertical, which allows participant users to input data and make claims for repair services or replacements through the app. Our app is available through the iTunes Store and Google Play in Japan. For cost efficiency or to accommodate less tech savvy participant users, we also utilize a more manual process of data collection. All user data collected are owned by Warrantee, and we impose contractual limitations on use periods and purposes to our sponsors or obtain a confirmation letter stating that our sponsors have discarded all user data provided by Warrantee.
Currently, we primarily provide our marketing and market research services to corporate sponsors on a campaign by campaign basis, and our campaigns are customized for each corporate sponsor based on our trinity model. We also provide traditional marketing consultancy and related services to corporate sponsors. We have focused on developing customers in the durables vertical and the commercial healthcare vertical thus far and are also actively exploring opportunities to provide services to customers in other market verticals.
Durables Vertical
We primarily apply our sponsored product insurance model in organizing our campaigns for our corporate sponsors in the durables vertical, which include manufacturers, suppliers and agencies marketing or selling household appliances and other durables. Our campaigns in this vertical would provide extended warranty coverage on durables for participant users. Our participant users may be consumers or business entities. As of the date of this prospectus, we have served a total of seven sponsors in this vertical, including one appliance manufacturer in the fiscal year ended March 31, 2019, one appliance manufacturer and one repair service provider in the fiscal year ended March 31, 2020, two appliance manufacturers in the fiscal year ended March 31, 2021, a medical device sales agency, Paygene currently underway as of the date of this prospectus and a real estate management firm, Connect Plus, Ltd. Co., for which we commenced a marketing campaign in June 2022 directed to the tenants at the sponsor’s properties.
In a typical campaign, in partnership with our corporate sponsor or an advertising agency, we access and recruit participant users via flyers, email, social media, phone, or through person-to-person outreach. After signing our consent form to participate in the campaign, a participant user is requested to provide personal or other identification data such as name and contact information, answer questions designed to gather targeted and relevant information for our sponsor, and register all appliances the user owns that are of the same type as sold by our sponsor. For participant users who use our mobile app, and if we have a campaign launched on the app, participant users can provide requested information and register their products on the app.
In exchange for the requested data, we provide to each participant user one year of product insurance coverage of up to JPY100,000 (US$897) for the user’s registered appliances. The coverage can be used to pay for repair services or replacements if a registered appliance breaks down, regardless of whether such appliance is still within the warranty period provided by the manufacturer. If the user chooses a replacement, our coverage can only be used to purchase the replacement product from our sponsor.
After we collect the user data, we organize the data and provide it to our sponsor. In return for the information, the sponsor pays a sponsorship fee to us, which we use to cover our operating costs, including purchasing product insurance from licensed insurers to provide coverage to the participant users.
We believe our sponsored product insurance model benefits both our corporate sponsors and participant users. This model enables participant users to receive product insurance coverage without paying any cash premium and enables our corporate sponsors to receive targeted and relevant user data in a cost-efficient manner to inform their business and marketing decisions. As we effectively subsidize our participant users’ purchase costs if their registered products break down and if they elect to use our coverage to purchase replacements from our sponsors, we expect our participant users to be incentivized to purchase replacements from our sponsors instead of repairing broken products. We believe this can potentially generate new sales for our sponsors.
Commercial Healthcare Vertical
We entered the commercial healthcare vertical in 2020 by adapting our trinity model for the design and conduct of customized campaigns for corporate sponsors in this vertical, which include manufacturers, suppliers and agencies marketing or selling health care related goods or services. Our campaigns in this vertical would allow participant users who are generally consumers to receive complimentary examinations or treatments for ailments and procedures that are usually not covered by Japan’s “universal” coverage program. In our campaigns, we would use sponsorship fees to pay the costs to enable these complimentary examinations or treatments to be available for participant users in exchange for their health and other data needed by our sponsors. As of the date of this prospectus, we have served a total of three sponsors in this vertical, including one medical device manufacturer in the fiscal year ended March 31, 2020, one supplement supplier in the fiscal year ended March 31, 2021 and a manufacturer of health food products, Beauken Co., Ltd., for which we commenced a marketing campaign in June 2022.
The healthcare system in Japan requires that all residents maintain health insurance coverage. The country has a statutory health insurance system that subsidizes citizens who are not covered under an employment-based or private health insurance plan with a blanket “universal” coverage program. While this system helps maintain baseline coverage, the statutory and employer-based programs are often rigid. For example, employer-based programs typically do not allow employees the flexibility of selecting end healthcare providers, and there are often specific health and medical applications that are excluded from coverage. These restrictions have led to the growth of the Japanese private health insurance market which range from critical quality of life functions tied to cancer or cardiac outcomes to more cosmetic oriented procedures, such as orthodontics or plastic surgery, for usually a high premium.

Within this vertical, we have two primary types of corporate sponsors. The first type are medical device manufacturers which provide medical devices that are generally not covered under Japan’s government-run universal medical insurance program. In the campaign we conducted for a medical device manufacturer in the fiscal year ended March 31, 2020, we subsidized the insurance costs for participant users to enable them to test use certain knee regenerative treatment devices of our sponsor in exchange for their personal and use data. In this campaign, we used sponsorship fees to purchase special commercial medical insurance policies for participant users providing coverage up to JPY100,000 (US$897) per participant user, which enabled the participant users to receive certain regenerative treatments not covered by the “universal” coverage program and test use our sponsor’s devices. In addition to receiving the target user data, upon the conclusion of our campaign, more than half of the participant users purchased our sponsor’s devices.
Our other type of customers has been manufacturers and suppliers of supplements and health food products. In the campaign we conducted for a supplement manufacturer in the fiscal year ended March 31, 2021 and our recently initiated campaign for Beauken Co., Ltd., we used sponsorship fees to purchase and provided gene testing kits that help test potential metabolic and genetic traits of disease to participant users in exchange for their health data. In providing the test results for participant users, we also made recommendations of our sponsor’s preventative care supplements and health food products to participant users whose test results suggested they may need certain micronutrients. For participant users who decided to purchase our sponsor’s products, they were directed to make orders with our sponsor. We believe by promoting users’ awareness of our sponsor’s supplements through our campaign, we could increase sales of our sponsor’s supplements.
Additional Verticals
Our strategy includes, among other things, the development of and entry into other industry verticals. For example, in May 2022, we were engaged by Y’s, Inc., a Kyoto, Japan based employment agency, to design and launch a campaign directed at persons placed by Y’s placement services pursuant to which users receive a limited amount of unemployment insurance, up to JPY100,000 (US$897), in exchange for their personal data. We believe that campaigns on behalf of corporate sponsors that offer users limited unemployment insurance will be attractive in times of macroeconomic uncertainty, such as those experienced by our addressable markets as of the date of this prospectus.
Customers
Our primary source of revenue is derived from corporate sponsorship contracts for our campaigns. We have also generated revenue from miscellaneous services including advertising, licensing fees and system development services from time to time, though we do not expect engage in any significant activity or incur significant revenue or expenses with regard to miscellaneous services going forward. Our customers include both established companies such as Daikin Industries, Ltd. and growth companies. Our customers for our campaign services have been concentrated in the durables and commercial healthcare verticals, and we plan to expand our services to potential customers in other market verticals.
Since April 1, 2021, we have generated revenue from one corporate sponsor, Paygene in the durables vertical, which accounts for 100% of our total revenue since April 1, 2021. Paygene is s sales agency for medical devices. Pursuant to the sponsor contract with Paygene, as amended, we will provide to Paygene certain requested information of 40 hospitals or clinics (the “Required Delivery Number”) each month for a monthly fee of ¥16,000 thousand (US$143 thousand) from January 1, 2021 to December 31, 2022, provided, that if we deliver information for a number of participant hospitals and clinics (the “Actually Delivered Number”) that is greater than the Required Delivery Number, Paygene will pay us an additional fee equal to a per billing unit price of ¥400 thousand (US$4 thousand) (the “Per Billing Unit Price”) multiplied by the difference by which the Actually Delivered Number exceeds the Required Delivery Number, and if we fail to deliver information for the Required Delivery Number, our fee will be reduced by an amount equal to the Per Billing Unit Price multiplied by the difference by which the Required Delivery Number exceeds the Actually Delivered Number. The term of this sponsor contract may be extended for another year unless either party gives the other party termination notice one month before the expiration date. Either Paygene or we may terminate this contract if (i) the other party commits a breach and fails to cure such breach in 30 days after notice, (ii) if the other party commences certain liquidation or bankruptcy proceedings, or (iii) if the other party commits fraud or other similarly improper acts and the parties fail to resolve the issue.

Under this sponsor contract, we are requested to provide purchase and use data of certain medical devices and contact information of doctors at the participant hospitals and clinics as well as an opportunity for Paygene to conduct pitch meetings with the participant hospitals and clinics. We have leveraged our Chief Executive Officer’s relationships with certain hospitals and clinics in gathering and delivering the requested information and arranging the meetings. We have used our sponsored product insurance model to incentivize other hospitals and clinics with which we do not have relationships to participate in our campaign by providing product insurance coverage for their medical devices in exchange for their consents to provide the requested information and attend pitch meetings with Paygene. We can provide coverage above JPY100,000 (US$897) for each participant clinic or hospital without obtaining an insurance business license as the participant hospitals and clinics will be directly insured by the policies we purchase for them. As of March 31, 2022, our Actually Delivered Number has met or exceeded the Required Delivery Number each month. There is no guarantee that we can continue to successfully deliver the requested information and arrange pitch meetings for Paygene. If we fail to meet the Required Delivery Number, our monthly fee from this contract may be substantially reduced.
In May 2022, entered into corporate sponsorship contracts with Beauken Co., Ltd., Connect Plus Co., Ltd. and Y’s Inc. We have only recently initiated the sponsorship campaigns under each of these contracts and have not received revenue under any of the contracts as of the date of this prospectus.
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Beauken Co., Ltd. manufactures and sells health food products. Pursuant to the corporate sponsorship contract, we will provide to Beauken’s existing and potential customers free genetic testing in exchange for their personal data. Beauken has agreed to pay us ¥10,000 (US$90) for each set of personal data, subject to a maximum of 20,000 sets of personal data, for a maximum potential contract value of $1.8 million. Our corporate sponsorship contract has a term of one year ending May 29, 2023.

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Connect Plus Co., Ltd. is a financial advisory and real property management firm. Pursuant to the corporate sponsorship contract, we will provide to the tenants of the properties managed by Connect Plus a warranty for repair or replacement of air conditioners and other equipment installed on the property up to JPY100,000 (US$897), in exchange for the tenants personal data. Connect Plus has agreed to pay us ¥10,000 (US$90) for each set of personal data, subject to a maximum of 10,000 sets of personal data, for a maximum potential contract value of $900,000. Our corporate sponsorship contract has a term of one year ending May 29, 2023.

•
Y’s, Inc. is an employment agency. Pursuant to the corporate sponsorship contract, we will provide to persons placed by Y’s a limited amount of unemployment insurance, up to JPY100,000 (US$897), in exchange for their personal data. Y’s, Inc. has agreed to pay us ¥10,000 (US$90) for each set of personal data, subject to a maximum of 10,000 sets of personal data, for a maximum potential contract value of $900,000. Our corporate sponsorship contract has a term of one year ending May 26, 2023.

For the years ended March 31, 2021 and 2020, two customers and three customers, respectively, accounted for 84% and 93%, respectively, of our total revenue. Revenue, which was related to sales in Japan, from those customers totaled ¥177,000 thousand (US$1,587 thousand) and ¥53,895 thousand (US$483 thousand) of the total revenue of ¥212,000 thousand (US$1,901 thousand) and ¥57,674 thousand (US$517 thousand) for the years ended March 31, 2021 and 2020, respectively. Our revenue from miscellaneous services including advertising, licensing fees and system development services constituted approximately 75% of our total revenue in the fiscal year ended March 31, 2020 but such revenue has decreased to less than 10% of our total revenue in the fiscal year ended March 31, 2021, as we transitioned to focus on our marketing campaign services and reduced those miscellaneous services. The following represents revenue attributable to each of these customers as a percentage of total revenue for each respective year.

	Percentage Revenue
	For the years ended March 31,
	2021	2020
Customer A(1)	51%	—
Customer B(2)	33%	—
Customer C(3)	—	52%
Customer D(3)	—	24%
Customer E(2)	—	17%

(1)
Commercial healthcare, including supplements

(2)
Durables

(3)
Miscellaneous services

Our sponsorship fee for each campaign is often a fixed amount paid in advance which is calculated based on a per user rate and an estimated participant number. Contract value varies depending on sponsors. We anticipate our average contract value will increase as we continue to expand sponsor relationships in the commercial healthcare vertical where our experience indicates that customers tend to agree to pay a higher rate for each user engaged in our campaigns.
Market
We operate in the competitive marketing and market research technology industry in Japan. Our sponsors generally view our services as a substitute to other means of advertising and marketing including social media marketing, direct response marketing, TV or radio ads, and other advertising. In contrast to traditional advertising media, we believe our services provide sponsors an effective, differentiated targeted marketing program that generates actionable customer insights including specific consumer information and purchase data and potential increase of revenue through new sales.
Our Growth Strategy
Domestically, we strive to continue our growth through demonstrated track records on return on investment, or ROI, for sponsors and increased branding with their potential customers. By demonstrating tangible ROI for sponsors and growing usage by their potential customers, we believe we will continue to be able to increase adoption from both stakeholders as we scale the business across more corporate sponsors. Additionally, with the proceeds from this offering, we plan to leverage outbound marketing — including through an expansion of agency network referrals, recruitment of internal sales staff, and general advertising and promotion — to attract new corporate sponsors.
Our focus domestically will be to expand the number of corporate sponsors for whom we provide marketing and market research services, increase the frequency of campaigns for sponsors, increase the average rate charged per participant user in our campaigns, and enter into other industry verticals. Our strategy is to monetize the higher per user pricing often associated with the commercial healthcare vertical and other verticals we identify and pursue, which we expect will help improve our contract value and core business growth and profitability. We believe our trinity model is widely applicable across many traditional industries and new growth industries, given the benefits we provide to our sponsors’ potential customers with no cash payment required.
Our primary focus in the near term is to continue to grow our business based on the trinity model where we believe we deliver quantifiable campaign results for our sponsors and value to the participant consumers. We currently do not have any international operations. We intend to expand our business internationally with an initial focus on other Asian countries, particularly Taiwan and Singapore. Our international growth strategy is expected to rely on a hub and spoke model whereby we would leverage parent company relationships with multinational Japanese companies to target their international subsidiaries and their local campaigns outside Japan.

Competition
We view our core service offerings to corporate sponsors as a form of targeted marketing — one which offers higher tangible return on marketing spend and both quantitative/qualitative feedback that directly impact product offerings. Our business model overlaps with the broad mass media and advertising industry which, in Japan, is dominated by the large advertising giants, such as Dentsu, Hakuhodo, CyberAgent, Asatsu-Dk, and others.
By comparison, according to Dentsu,overall advertising expenditures in Japan increased 1.9% year-over-year to ¥6,938.1 billion in 2019, while internet advertising continued to replace traditional television and radio advertisements. We believe our services fall within the intersection of internet marketing and the niche of “newly established categories,” including events, exhibitions, screen displays, and live advertisements, which has also experienced solid growth at the expense of traditional advertising.
Our Competitive Strengths
We believe our competitive strengths in the targeted marketing service space include:
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Combination of Targeted Marketing and Market Research Services for Sponsors: As corporate sponsors increasingly search for data intelligence to predict and monetize customer trends, our campaigns can provide insights into customer behavior with incremental revenue generated from related sales.

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Building Goodwill with Potential Customers: When we conduct campaigns for our sponsors, we will disclose our sponsors’ sponsorship. As we use sponsorship fees to provide tangible benefits to participant users with no cash payment required, we believe our campaigns can help our corporate sponsors build goodwill with their potential customers.

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Patent Protection of the System Underlying Our Sponsored Product Insurance Model: The system underlying our sponsored product insurance model, which is for us to serve as an intermediary between sponsors, insurance companies and users and in such role, providing insurance for the users upon terms agreed by the sponsors, is patent protected in Japan. We believe this prevents other marketing agencies from adopting a similar model of using sponsored insurance to solicit user data in the durable vertical, which is one of the major verticals for our current customers and targeted customers.

Human Capital
We currently operate with a very limited staff and use mostly third-party providers to provide the services required by each campaign on an as-needed basis. All business critical functions are decided by our Chief Executive Officer and Chief Financial Officer, with the day-to-day administrative functions outsourced to professional vendors. As part of our development strategy, we have strived for continued growth while managing our operating expenses, including labor costs. We plan to maintain this approach as we seek to increase our employee base to accelerate expansion of our business and support the infrastructure of a public company. As of the date of this prospectus, in addition to our Chief Executive Officer and Chief Financial Officer, we had one full-time employee in charge of accounting matters and one part-time employee in charge of sales matters. We will need to increase our staff substantially in order to operate as a public company and grow our business. We intend to allocate a portion of the net proceeds of this offering towards the hiring of additional employees, including sales and marketing personnel and accounting and financial reporting personnel. However, there can be no assurance that we will be able to hire and retain experienced and qualified employees in the near term, which could adversely impact our ability to operate as a public company and to grow our business. Our Company is not required by law to be unionized and, to date, has not been unionized. As such, we are not required to engage in collective bargaining procedures with any unions under Japanese labor laws.
Property and Equipment
The Company does not own any real property. We entered into a lease with Daiwa k.Co., Ltd. on February 3, 2014 for 494.5 square feet of office space, which is used as the Company’s headquarters in Osaka City, Osaka, Japan. The monthly rent for this lease is JPY 148 thousand (US$1.3 thousand). The current lease term expires on February 27, 2024 and is automatically renewable for two-year terms, unless a notice is provided from the landlord at least six months prior to the last day of the then-current term. Mr. Shono, our Chief Executive Officer, is a guarantor of this lease.
In addition, the Company subleases additional office space for 619 square feet in Tokyo, Japan from Lotus Wise Partners Co., Ltd., a shareholder of the Company which owns less than 5% of the Company’s outstanding common shares. The monthly rent for this lease is JPY250 thousand (US$2.2 thousand). The current lease term expires on August 31, 2023 and is not renewable in the absence of renewal of the master lease between Lotus Wise Partners Co., Ltd. and the master landlord. See “Certain Relationships and Related Party Transactions — Agreements with Lotus Wise Associates Co., Ltd.”
Intellectual Property
To establish and protect our proprietary rights, we rely on a combination of patents, trademarks, confidentiality policies and procedures, non-disclosure agreements with third parties, employee non-disclosure agreements, and other contractual and implicit rights worldwide. As of December 31, 2021, we have four registered patents for the system underlying our business model. We have four patents protecting the intellectual property of the system underlying our sponsored product insurance model, which enables us to serve as an intermediary — helping facilitate data in exchange for insurance benefits — among sponsors, insurance companies and users. We also have nine registered trademarks, including our names and marks, Warrantee, Warrantee Now, Free Insurance, our logo, and the Warrantee Now logo, with the Japan Patent Office. Our patents have a term of twenty years and will expire on March 20, 2039. Our patents and trademarks are not currently registered in any other jurisdiction, except that Warrantee has been registered in the European Union, the United Kingdom and Singapore. The success of our business strategy depends on our continued ability to use our existing intellectual property in order to increase brand awareness and develop our branded services. If our efforts to protect our intellectual property are not adequate, or if any third-party misappropriates or infringes on our intellectual property, whether in print, on the Internet or through other media, the value of our brands may be harmed, which could have a material adverse effect on our business, including the failure of our brands and branded services to achieve and maintain market acceptance. There can be no assurance that all of the steps we have taken to protect our intellectual property in Japan or outside Japan in relevant foreign countries such as Taiwan and Singapore will be adequate. In addition, in light of our intention to expand internationally, the laws of some foreign countries do not protect intellectual property rights to the same extent as do the laws of Japan. If any of our patents, trademarks, trade secrets, or other intellectual property are infringed, our business, financial condition, and results of operations could be materially adversely affected.
In addition, third parties may assert infringement or misappropriation claims against us, or assert claims that our rights in our trademarks, patents, and other intellectual property assets are invalid or unenforceable. Any such claims could have a material adverse effect on us if such claims were to be decided against us. If our rights in any intellectual property were invalidated or deemed unenforceable, it could permit competing uses of our intellectual property which, in turn, could lead to a decline in business and our revenues. If the intellectual property became subject to third-party infringement, misappropriation or other claims, and such claims were decided against us, we may be forced to pay damages, be required to develop or adopt non-infringing intellectual property or be obligated to acquire a license to the intellectual property that is the subject of the asserted claim. There could be significant expenses associated with the defense of any infringement, misappropriation, or other third-party claims.
Legal Proceedings
We are currently not a party to any material legal or administrative proceedings. We may from time to time be subject to various legal or administrative claims and proceedings arising in the ordinary course of our business. Any litigation or other legal or administrative proceedings, regardless of the outcome, are likely to result in substantial costs and a diversion of our resources, including our management’s time and attention.

REGULATION OF OUR INDUSTRY
Personal Information Protection
In Japan, the Act on the Protection of Personal Information (the “APPI”) and its related guidelines impose various requirements on businesses, including us, that use databases containing personal information. Under the APPI, we are required to lawfully use personal information we have obtained within the purpose of use we have specified and taken appropriate measures to maintain the security of such personal information. We are also restricted from providing the personal information of a person (the “principal”) to third parties without the consent of the principal. The APPI also includes regulations relating to the handling of sensitive personal data and anonymous personal data and the transfer of personal information to foreign countries. A Personal Information Handling Business Operator (as defined below) shall not transfer a person’s personal data to third parties, including its affiliated entities without the prior consent of the principal unless an exception applies (Article 27, Paragraph 1 of the APPI).
A “Personal Information Handling Business Operator” is defined as a person (including a judicial person and excluding any administrative organizations) providing a personal information database for use in business (Article 16, Paragraph 2). The Company’s business utilizes the personal information obtained from participant users, thereby subjecting the Company to the provisions applicable to the Personal Information Handling Business Operator. Under the APPI, the prior consent of the principal to a transfer of such person’s personal data (including Sensitive Information (as defined below)) is not required if the transfer:
(a) is specifically required or authorized by any laws or regulation;
(b) is necessary for protecting the life, health, or property of an individual and consent of the principal is difficult to obtain;
(c) is necessary for improving public health and sanitation, or promoting the sound upbringing of children, and the consent of the principal is difficult to obtain; or
(d) is made in a case where there is a need to cooperate in regard to a central government organization or a local government, or a person entrusted by them performing affairs prescribed by laws and regulations, and when there is a possibility that obtaining the principal’s consent would interfere with the performance of the said affairs.
Furthermore, the Personal Information Handling Business Operator shall, unless an exception listed above applies, not acquire Sensitive Information (such as personal information relating to physical or mental disabilities, medical records, and medical and pharmacological treatment) without obtaining prior consent from the principal (Article 2, Paragraph 3 and Article 20, Paragraph 2 of the APPI).
We gather personal information from participant users and transfer them to our corporate sponsors in conducting our campaigns for our corporate sponsors. Therefore, we are required to obtain consents from the participant users prior to the transfer of their information to our corporate sponsors. Some of the information we collect could fall under the category of sensitive personal data under the APPI. In addition, we gather personal information including diagnosis records — which is understood to typically fall under the Sensitive Information — from participant users in our campaigns for corporate sponsors in the healthcare industry. Therefore, we are required to obtain prior consent from the participant users to obtain the Sensitive Information.
When storing personal information, it is necessary to manage it safely so that it will not be leaked or the database breached. For the safe management, the APPI requires the Personal Information Handling Business Operator to establish an information security system. It includes establishment of the fundamental rule of personal information management, appointment of personnel responsible for personal information management, provisions of regular training courses on privacy and security breach, and physical security control. As for the fundamental rules, we have two internal rules, “Rules on Personal Information Protection” and “Basic Policy on Handling of Personal Information,” which govern personal information protection. Under the Rules on Personal Information Protection, we appointed our Chief Executive Officer, as the person who is responsible for personal information management. We provide a copy of our privacy policy and relevant contact information on our website.
The Insurance Business Act
The Insurance Business Act prohibits any person from conducting the insurance business without obtaining an insurance business license. Under Article 2, Paragraph 1 of the Insurance Business Act, the term “insurance business” is defined to generally include (i) the business of underwriting insurance for which premiums are received in exchange for an agreement to pay a fixed amount of insurance proceeds in connection with the life or death of an individual, (ii) insurance for which premiums are received in exchange for an agreement to compensate for damage caused by specific and accidental events, and (iii) other insurances known as so-called life insurance or non-life insurance, with certain exceptions. We do not hold an insurance business license under the Insurance Business Act though we use the term “Free Insurance” as a trademark in conducting our business in Japan.
The Financial Services Agency of Japan (“JFSA”) publishes the Guideline related to Insurance Companies (for insurance companies that provide small size/short-term insurances) (the “Guideline”) in connection with interpretations of the Insurance Business Act. Among others, the Guideline provides the JFSA’s interpretation of Article 2, Paragraph 1 of the Insurance Business Act as follows:
•
“premiums received” does not include premiums the amount of which are reasonably low based on common sense; and

•
the amount of which are reasonably law based on common sense means JPY100,000 or less (the “Threshold”).

Other factors that regulators are required to consider in determining whether an insurance business license is required include: the contents of the agreement to provide for the subject service, the person who provides the service, the manner in which the service is provided (such as whether the service is relevant to the primary business of the service provider), whether the service has traditionally been perceived as different from an insurance transaction, and the purpose of the regulations under the Insurance Business Act..
We have and will continue to conduct our business in a manner that does not require us to comply with such licensing requirement for an insurance business under the Insurance Business Act. In our campaigns, if we purchase insurance policies to cover the participant users directly, we are not subject to any coverage amount limitation. However, if we provide services or benefits to participant users and purchase insurance policies to cover our risks, pursuant to the Insurance Business Act, as interpreted by the Financial Services Agency of Japan, we may be required to obtain an insurance business license, unless we limit the maximum amount of insurance coverage we may provide to a participant user in such campaigns to be no more than the Threshold. In such cases, we have set the maximum amount of value a participant user may claim for services or benefits provided in our campaigns to be no more than the Threshold to rely on the interpretation under the Guideline.

MANAGEMENT
Our Executive Officers, Directors, and Corporate Auditors
The following table sets forth the names and positions of our executive officers and members of our board of directors and of our board of corporate auditors as of the date of this prospectus. Ages are as of December 31, 2021. The business address of all of persons identified below is 1103 Kitahama Craft, 2-4-1 Doshomachi, Chuo-ku, Osaka City, Osaka 541-0045, Japan.
Name	Age	Position(s) with our Company	Term Expires
Yusuke Shono	36	Chief Executive Officer and Director	June 2023
Hiromitsu Tsuga	52	Chief Financial Officer and Director	June 2023
Takashi Kanazawa	52	Independent Director	June 2023
Takashi Kato	36	Independent Director	June 2023
Takeshi Todoroki	36	Independent Director	June 2023
Tomotake Hasumi*	53	Corporate Auditor	June 2025
Rimi Takahashi*	30	Corporate Auditor	June 2025
Taeko Horiguchi*	57	Corporate Auditor	June 2025

*
Members of our statutory board of corporate auditors are not members of our board of directors.

Biographical Information
The following is a summary of certain biographical information concerning our executive officers, directors, and corporate auditors.
Yusuke Shono.   Mr. Shono is our founder and has served as our Chief Executive Officer and our representative director since October 2013 as well as the representative director of our Singapore subsidiary, Warrantee Pte. Ltd. Mr. Shono has expertise in data marketing and programming. Mr. Shono has served as a member of the Medical Point Promotion Council of the Ministry of International Affairs and Communications since 2012. He received a Bachelor of Arts degree in Economics from Kyoto University in 2013.
Hiromitsu Tsuga.   Mr. Tsuga has served as our Chief Financial Officer and a member of our board of directors since February 2021, and also previously served as the Company’s corporate auditor from June 2015 to February 2021. Prior to joining the Company, Mr. Tsuga was a certified internal auditor and a freelance advisor for start-up companies. Mr. Tsuga was seconded to Japan Venture Capital as one of founding members from Japan Finance Corporation (formerly known as Japan Finance Corporation for Small and Medium Enterprises) in 1996 and served as its Chief of Investment Department until 1998. Mr. Tsuga worked at the Japan Finance Corporation from April 1993 to March 2002. Mr. Tsuga has served as the corporate auditor for UNI-TY Inc. from August 2018 to present, Local 24 Inc. from June 2017 to present and WorkStation Co. Ltd. from April 2006 to March 2020. Mr. Tsuga received a Bachelor of Arts degree in Business Administration from Hosei University in 1993.
Takashi Kanazawa.   Mr. Kanazawa is an independent director and has served on our board of directors since June 2018. Mr. Kanazawa has served as the Managing Partner of Hack Ventures, Inc., a venture capital firm based in Osaka, Japan, since March 2016. Additionally, Mr. Kanazawa served as a director of Japan Technology Venture Partners from December 2009 to May 2017, SIRC Co., Ltd. from November 2016 to May 2021 and Every Sense Inc. from March 2017 to May 2021. Mr. Kanazawa previously served as an auditor for Imbari Department Store Co., Ltd from October 2012 to May 2021. Mr. Kanazawa received a Bachelor of Arts degree in Law from the Doshisha University in 1993.
Takashi Kato.   Mr. Kato is an independent director and has served on our board of directors since October 2021. Mr. Kato has served as the Managing Director and a director of WIPLUS Pte. Ltd., a real estate brokerage in ASEAN countries, since August 2021. In this role, Mr. Kato handled cross-border real estate transactions and provided real estate consulting services for funds and companies. Mr. Kato also has served as Managing Director of Starts Singapore Pte Ltd., a real estate services company, since August 2021. Mr. Kato received a Bachelor of Science and Technology degree in Oceanic Architecture and Engineering from Nihon University in 2004.
Takeshi Todoroki.   Mr. Todoroki is an independent director and has served on our board of directors since October 2021. Previously, Mr. Todoroki worked on various marketing projects as a member of the Softbank Group sector at Hakuhodo Inc. from October 2014 to July 2017. Additionally, Mr. Todoroki has served as the Representative Director of NMA Japan Co., Ltd. since June 2019. Mr. Todoroki received a Bachelor of Engineering degree in Systems Innovation from the University of Tokyo in 2009 and an MBA from the National University of Singapore in 2019.
Tomotake Hasumi.   Mr. Hasumi has served as a corporate auditor of the Company since February 2021, and served on our board of directors from April 2019 to February 2021. Mr. Hasumi currently serves as the Chief Executive Officer and representative director of Lotus Wise Partners Co., Ltd., a company wholly owned and controlled by Mr. Hasumi. Previously, Mr. Hasumi served as the president of Mode Two Co., Ltd from July 2005 to August 2018. Prior to Mode Two, Mr. Hasumi held various positions at Dentsu Inc. from April 1992 to June 2005, where he worked in a range of corporate areas including development of overseas marketing strategies. Mr. Hasumi received a Bachelor of Arts degree from Waseda University’s Faculty of Law in 1993.
Rimi Takahashi.   Ms. Takahashi has served as a corporate auditor of the Company since October 2021. Ms. Takahashi is a free-lance consultant providing services including business planning, financial strategy planning, management planning, and developing competence for small and medium enterprises and executives. Prior to her consulting role, she served as an account executive at Aoyama Sogo Accounting Firm Co., Ltd. from September 2020 to September 2021. From April 2014 to August 2020, she worked in the corporate planning and trade operations department at Itoham Foods Inc. where she analyzed the company’s internal and external performance and developed its corporate strategy. Ms. Takahashi received a Bachelor of Science degree in Chemistry from Nara Women’s University in 2014.
Taeko Horiguchi.   Ms. Horiguchi has served as a corporate auditor of the Company since October 2021. Ms. Horiguchi is a principal tax accountant at Taeko Horiguchi Tax Accountant Office (“Taeko”) where she has provided tax representation, tax returns and financial consulting services since October 2009. Prior to Taeko, Ms. Horiguchi held various positions at Ernst & Young LLP’s Japan office providing business advisory services, including M&A consulting, financial due diligence, and corporate valuation. In addition, Ms. Horiguchi worked at Deloitte LLP’s Japan office providing various tax due diligence and consulting services. Ms. Horiguchi received a Bachelor of Arts degree in Business from Tokyo Keizai University in 1987.
There is no family relationship among any of the directors, corporate auditors, and officers. There is no arrangement or understanding among any of our directors and corporate auditors or any other person, pursuant to which our directors and corporate auditors are appointed, except that Mr. Kanazawa was appointed by Hack Osaka Investment Limited Partnership, a shareholder of the Company which owns less than 5% of the Company’s outstanding common shares, pursuant to an investment agreement between the Company and Hack Osaka Investment Limited Partnership. The investment agreement will expire upon the consummation of this offering. See “Certain Relationships and Related Party Transactions — Investment Agreement with Hack.”
Corporate Governance Practices
After the consummation of this offering, we will be a “foreign private issuer” under the federal securities laws of the United States and the NASDAQ listing standards. Under the federal securities laws of the United States, foreign private issuers are subject to different disclosure requirements than U.S.-domiciled public companies. We intend to take all actions necessary for us to maintain our status as a foreign private issuer under the applicable corporate governance requirements of the Sarbanes-Oxley Act, the Exchange Act and other applicable rules adopted by the SEC, and the NASDAQ listing standards. Under the SEC rules and the NASDAQ listing standards, a foreign private issuer is subject to less stringent corporate governance requirements. Subject to certain exceptions, the SEC and NASDAQ permit a foreign private issuer to follow its home country practice in lieu of their respective rules and listing standards. In general, our articles of incorporation and the Companies Act govern our corporate affairs

In particular, as a foreign private issuer, we will follow Japanese law and corporate practice in lieu of the corporate governance provisions set out under NASDAQ Rule 5600, the requirement in NASDAQ Rule 5250(b)(3) to disclose third party director and nominee compensation, and the requirement in NASDAQ Rule 5250(d) to distribute annual and interim reports. Of particular note, the following rules under NASDAQ Rule 5600 differ from Japanese law requirements:
•
NASDAQ Rule 5605(b)(1) requires that at least a majority of a listed company’s board of directors be independent directors, and NASDAQ Rule 5605(b)(2) requires that independent directors regularly meet in executive session, where only independent directors are present. Under our current corporate structure, the Companies Act does not require independent directors. However, our board of directors is currently comprised of five directors, three of which are considered “independent”, as determined in accordance with the applicable NASDAQ rules. We expect our independent directors to regularly meet in executive sessions, where only the independent directors are present.

•
NASDAQ Rule 5605(c)(2)(A) requires a listed company to have an audit committee composed entirely of not less than three directors, each of whom must be independent. Under Japanese law, a company may have a statutory auditor or a board of auditors. We have a three-member Board of Corporate Auditors. See “— Board of Corporate Auditors” below for additional information.

•
NASDAQ Rule 5605(d) requires, among other things, that a listed company’s compensation committee be comprised of at least two members, each of whom is an independent director as defined under such rule. Our board of directors will collectively participate in the discussions and determination of compensation for our executive, directors and corporate auditors, and other compensation related matters.

•
NASDAQ Rule 5605(e) requires that a listed company’s nomination and corporate governance committee be comprised solely of independent directors. Our board of directors will not have a standalone nomination and corporate governance committee. Our board of directors will collectively participate in the nomination process of potential directors and corporate auditors and oversee our corporate governance practices.

•
NASDAQ Rule 5620(c) sets out a quorum requirement of 33-1/3% applicable to meetings of shareholders. In accordance with Japanese law and generally accepted business practices, our articles of incorporation provide that there is no quorum requirement for a general resolution of our shareholders. However, under the Companies Act and our articles of incorporation a quorum of not less than one-third of the total number of voting rights is required in connection with the election of directors, statutory auditors and certain other matters.

Board of Directors
Our board of directors has the ultimate responsibility for the administration of our affairs. Our board of directors meets no less than once a month. Under the Companies Act, our Company must have at least three directors on our board of directors. Our board of directors is currently comprised of five directors. Directors are typically nominated at the board level and are elected at general meetings of the shareholders. The normal term of office of any director expires at the close of the ordinary general meeting of shareholders held with respect to the last fiscal year ended within two years after such director’s election to office. Our directors may, however, serve any number of consecutive terms.
Our board of directors appoints from among its members one or more representative directors, who serve as head administrator(s) over our Company’s affairs and represent our Company in accordance with the resolutions of our board of directors. Mr. Yusuke Shono, our Chief Executive Officer and a director, is currently the sole representative director of our Company. Our board of directors may appoint from among its members a chairman, a president or one or more deputy presidents, senior managing directors, or managing directors.
Under our Company’s current corporate structure, the Companies Act does not require our board of directors to have any independent directors. However, our board of directors is currently comprised of five directors, three of which (Messrs. Kanazawa, Kato, and Todoroki) are considered “independent”, as determined in accordance with the applicable NASDAQ rules.

Board of Corporate Auditors
As permitted under the Companies Act, we have elected to structure our corporate governance system as a company with a separate board of corporate auditors instead of an audit committee of our board of directors. Our articles of incorporation provide for not more than five corporate auditors. Corporate auditors are typically nominated at the board level and are elected at general meetings of shareholders by a majority of shareholders entitled to vote, where a quorum is established by shareholders holding one-third or more of the voting rights of those who are entitled to vote are present at the shareholders’ meeting. The normal term of office of any corporate auditor expires at the close of the annual general meeting of shareholders held with respect to the last fiscal year ended within four years after such corporate auditor’s election to office. Our corporate auditors may, however, serve any number of consecutive terms. A corporate auditor may be removed by a special resolution of a general meeting of shareholders.
Our corporate auditors are not required to be certified public accountants. Our corporate auditors may not concurrently serve as directors, employees, or accounting advisors (kaikei sanyo) of our Company or any of our subsidiaries or serve as corporate officers of our subsidiaries. Under the Companies Act, at least one-half of the corporate auditors of a company must be persons who satisfy the requirements for an outside corporate auditor under the Companies Act, and at least one of the corporate auditors must be a full-time corporate auditor.
The function of our board of corporate auditors and each corporate auditor is similar to that of independent directors, including those who are members of the audit committee of a U.S. public company. Each corporate auditor has a statutory duty to supervise the administration by the directors of our affairs, to examine our financial statements and business reports to be submitted by a representative director at the general meetings of shareholders, and to prepare an audit report. Our corporate auditors are obligated to participate in meetings of our board of directors and, if necessary, to express their opinion at such meetings, but are not entitled to vote. Our corporate auditors must inspect the proposals, documents, and any other materials to be submitted by our board of directors to the shareholders at the shareholders’ meeting. If a corporate auditor finds a violation of statutory regulations or our articles of incorporation, or another significant improper matter, such auditor must report those findings to the shareholders at the shareholders’ meeting.
Furthermore, if a corporate auditor believes that a director has engaged in, or is likely to engage in, misconduct or acts that are significantly improper, or that there has been a violation of statutory regulations or our articles of incorporation, the corporate auditor: (i) must report that fact to our board of directors; (ii) can demand that a director convene a meeting of our board of directors; and (iii) if no such meeting is convened in response to the demand, can convene the meeting under the corporate auditor’s own authority. If a director engages in, or is likely to engage in, an activity outside the scope of the objectives of our Company or otherwise in violation of laws or regulations or our articles of incorporation, and such act is likely to cause significant damage to our Company, then a corporate auditor can demand that the director cease such activity.
Our board of corporate auditors has a statutory duty to prepare an audit report based on the audit reports issued by the individual corporate auditors and submit such audit reports to a relevant director and, in the case of audit reports related to financial statements, the independent auditors of our Company each year. A corporate auditor may note an opinion in an audit report issued by our board of corporate auditors, if the opinion expressed in such corporate auditor’s individual audit report is different from the opinion expressed in the audit report issued by our board of corporate auditors. Our board of corporate auditors is empowered to establish the audit principles, the method of examination by our corporate auditors of our affairs and financial position, and any other matters relating to the performance of our corporate auditors’ duties.
Additionally, our corporate auditors must represent our Company in: (i) any litigation between our Company and a director; (ii) dealing with shareholders’ demands seeking a director’s liability to our Company; and (iii) dealing with notices of litigation and settlement in a derivative suit seeking a director’s liability to our Company. A corporate auditor can file court actions relating to our Company within the authority of our corporate auditors, such as an action to nullify the incorporation of our Company, the issuance of shares, or a merger, or to cancel a resolution at a shareholders’ meeting.

Risk Management
One of the key functions of our board of directors is informed oversight of our risk management process. Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through our board of directors as a whole. Our board of directors is responsible for monitoring and assessing strategic risk exposure, including risks associated with cybersecurity and data protection. In addition, our board of corporate auditors is responsible for overseeing and evaluating our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our board of corporate auditors also reviews legal, regulatory, and compliance matters that could have a significant impact on our financial statements.
Code of Business Conduct
Following consummation of this offering, our board of directors will adopt a written code of business conduct that applies to our directors, corporate auditors, officers, employees (including our principal executive officer, principal financial officer, principal accounting officer or controller, and other persons performing similar functions), and our agents.
Controlled Company
Yusuke Shono, our Chief Executive Officer and a director, owns (and will own after the consummation of the offering) a majority of our outstanding common shares and consequently has effective veto rights over certain significant corporate actions, which may limit a shareholder’s ability to influence our business and affairs. As a result, we will be a “controlled company” for purposes of the NASDAQ listing rules. As a controlled company, we are permitted to elect to rely on certain exemptions from the obligation to comply with certain corporate governance requirements, including:
•
the requirement that our director nominees be selected or recommended solely by independent directors; and

•
the requirement that we have a nominating and corporate governance committee and a compensation committee that are composed entirely of independent directors with a written charter addressing the purposes and responsibilities of the committees.

Although we do not intend to rely on home country rules, instead of the controlled company exemptions, as permitted under the NASDAQ listing rules, we could elect to rely on these exemptions in the future, and if so, you would not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of NASDAQ.
Limitation of Liability of Directors and Corporate Auditors
In accordance with Articles 25 and 34 of our articles of incorporation, and pursuant to the provisions of Article 427 of the Companies Act, we are authorized to enter into agreements with our non-executive directors and corporate auditors, respectively, to limit their liability to our Company for any losses or damages arising from the conduct specified under Article 423 of the Companies Act; provided that the amount of such limited liability is either: (i) an amount determined in advance by the Company within the scope specified in our articles of incorporation or (ii) the amount stipulated in applicable laws and regulations, whichever is higher. Messrs. Kanazawa, Kato, and Todoroki are considered non-executive directors within the meaning of the Companies Act. We have executed a customary limitation of liability agreement with each of our non-executive directors and corporate auditors, Messrs. Hasumi, Kanazawa, Kato, and Todoroki, and Mses. Horiguchi and Takahashi. We have not entered into any limitation of liability agreement with our Chief Executive Officer or Chief Financial Officer, as Article 427 of the Companies Act of Japan (the “Companies Act”) does not allow companies to enter into limitation of liability agreements with executive directors (gyomu-shikko-torishimariyaku).
Our articles of incorporation include limitation of liability provisions for our directors and corporate auditors, pursuant to which our board of directors can authorize the Company to exempt our directors and corporate auditors from liabilities arising in connection with any failure to execute their respective duties in good faith and due to simple negligence (excluding gross negligence and willful misconduct), within the limits stipulated by applicable laws and regulations, including Article 426, Paragraph 1 of the Companies Act.
Compensation of Our Directors and Corporate Auditors
In accordance with the Companies Act and our articles of incorporation, the amount of compensation for our directors and corporate auditors is decided by first setting the maximum amount of total compensation for all of our directors and corporate auditors through a resolution adopted by our shareholders at a shareholders meeting. The representative director authorized by our board of directors and our board of directors then decide on the amount of compensation for each director based on certain criteria established by our Company.
The following table summarizes the total amount of cash remuneration paid to each category of our directors and corporate auditors in the fiscal year ended March 31, 2021, including by the type of remuneration and the number of persons in each category.
(in thousands, except number of persons in category) Category of directors and corporate auditor	Total amount of remuneration	Base compensation	Number of persons in category
Executive directors (gyomu-shikko-torishimariyaku)(1)	¥1,530	¥1,530	2
Outside directors(2)	—	—	1
Outside corporate auditors(3)	¥2,880	¥2,880	2

(1)
Consisted of Yusuke Shono and Hiromitsu Tsuga. Hiromitsu Tsuga was appointed as a director of the Company as of February 26, 2021.

(2)
Consisted of Takashi Kanazawa. Our outside director received no payments in the fiscal year ended March 31, 2021.

(3)
Consisted of Tomotake Hasumi and Hiromitsu Tsuga. Hiromitsu Tsuga received ¥273,000 in aggregate in the fiscal year ended March 31, 2021 as an outside corporate auditor until his resignation as of February 26, 2021 and subsequent appointment as our Chief Financial Officer and director.

Stock Options
We have granted stock options to purchase our common shares, as authorized by our shareholders in June 2016, March 2017, January 2021, and March 2021. The purpose of these grants is to enable our directors, corporate auditors, employees, and advisors to share in our success and to reinforce a corporate culture that aligns interests with those of our shareholders. Our stock option grants generally prohibit transfers of options. A stock option holder generally forfeits such stock options if they are no longer a director, corporate auditor, employee, or advisor of our Company, except under limited circumstances or as otherwise determined by our board of directors. The following table summarizes the stock options we have issued which are still outstanding.
Name of Issuance	Issuance Date	Expiration Date	Exercise Price (per share)	Number of Common Shares to be Granted(2)
Second Series	06/26/2016	06/26/2026	¥37	22,500
Third Series	03/31/2017	02/28/2027	¥112	4,500
Fourth Series(1)	01/29/2021	02/02/2031	¥112	573,000
Fourth Series(1)	03/31/2021	02/02/2031	¥112	436,500

(1)
The options may not be exercised and will lapse if: (i) the Company’s common shares are issued at a price of less than JPY111.33, (ii) if stock options are issued with an exercise price less than JPY111.33 or other securities with a price less than JPY111.33 per share are paid in exchange for the delivery of one common share, (iii) in the event of any sale, purchase, or other disposition transaction of all of the

Company’s common shares at a price less than JPY111.33 per share, or (iv) if the common shares are listed on any stock exchange in Japan or elsewhere and the closing price falls below JPY111.33 per share.
For additional details, see Note 7 to our audited consolidated financial statements as of and for the years ended March 31, 2021 and 2020 appearing elsewhere in this prospectus.
The following table summarizes the outstanding stock options with respect to our common shares that we have granted to our directors and corporate auditors:
Name	Grant Date	Beginning of Exercise Period	End of Exercise Period	Exercise Price (per share)	Total Number of Stock Options Granted	Total Number of Common Shares Underlying Stock Options(1)
Yusuke Shono	03/31/2021	02/03/2021	02/02/2031	¥112	261	391,500
Hiromitsu Tsuga	06/26/2016	06/27/2016	06/26/2026	¥37	15	22,500
Hiromitsu Tsuga	03/31/2017	04/01/2017	02/28/2027	¥112	3	4,500
Hiromitsu Tsuga	02/03/2021	02/03/2021	02/02/2031	¥112	10	15,000

PRINCIPAL SHAREHOLDERS
The following table and accompanying footnotes set forth certain information with respect to the beneficial ownership of our common shares, immediately prior to and immediately after the completion of this offering, by:
•
each of our named executive officers, directors, and corporate auditors;

•
all of our named executive officers, directors, and corporate auditors as a group; and

•
each person or entity (or group of affiliated persons or entities) known by us to be the beneficial owner of 5% or more of our common shares.

To our knowledge, each shareholder named in the table has sole voting and investment power with respect to all of our common shares shown as “beneficially owned” (as determined by the rules of the SEC) by such shareholder, except as otherwise set forth in the footnotes to the table. The SEC has defined “beneficial” ownership of a security to mean the possession, directly or indirectly, of voting power and/or investment power.
The percentages reflect beneficial ownership (as determined in accordance with Rule 13d-3 under the Exchange Act) immediately prior to, and immediately after, the completion of this offering, and are based on 10,002,000 common shares outstanding as of the date immediately prior to the completion of this offering, and 12,144,857 common shares outstanding as of the date immediately following the completion of this offering of 2,142,857 common shares in the form of ADSs. The percentages assume no exercise by the underwriters of their option to purchase additional ADSs from us in this offering.
Except as noted in the footnotes to the table below, the address for all of the shareholders in the table below is c/o Warrantee Inc., 1103 Kitahama Craft, 2-4-1 Doshomachi, Chuo-ku, Osaka City, Osaka 541-0045, Japan.
Name of Beneficial Owner	Common Shares Beneficially Owned Immediately Prior to this Offering(1)		Common Shares Beneficially Owned Immediately After this Offering(1)
	Shares	Percentage	Shares	Percentage
Named Executive Officers, Directors, and Corporate Auditors:
Yusuke Shono(2)	8,809,458	84.8%	8,809,458	70.3%
Hiromitsu Tsuga(3)	42,000	*	42,000	*
Takashi Kanazawa(4)	28,500	*	28,500	*
Takashi Kato	__	*		*
Takeshi Todoroki	__	*		*
Tomotake Hasumi(5)	607,500	6.0%	607,500	5.0%
Rimi Takahashi	__	*		*
Taeko Horiguchi	__	*		*
All named executive officers, directors, and corporate auditor as a group (eight) persons)	9,482,958	90.9%	9,482,958	75.4%
5% or more Shareholders:
Yusuke Shono(2)	8,809,458	84.8%	8,809,458	70.3%

*
Represents less than 1% of the number of common shares outstanding.

(1)
Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. A person is deemed to be the beneficial owner of any common shares if that person has or shares voting power or investment power with respect to those shares or has the right to acquire beneficial ownership at any time within 60 days.

(2)
The aggregate number of common shares beneficially owned by Mr. Shono reflects (i) 8,417,958 common shares, and (ii) an aggregate of 391,500 common shares that may be issued upon exercise of stock options held by Mr. Shono. 868,500 shares owned by Mr. Shono and to which he holds a voting right (including shares previously owned by ZENY and already transferred to Mr. Shono) is subject to a pledge. See “Certain Relationships and Related Party Transactions — Share Pledge Agreement.”

(3)
The aggregate number of common shares beneficially owned by Mr. Tsuga reflects 42,000 common shares that may be issued upon exercise of stock options held by Mr. Tsuga.

(4)
The aggregate number of common shares beneficially owned by Mr. Kanazawa reflects 28,500 common shares held by Hack Ventures, Inc. Mr. Kanazawa is the representative director and Managing Partner of Hack Ventures, Inc., and in such capacity may be deemed to be the beneficial owner of the shares held by Hack Ventures, Inc.

(5)
Mr. Hasumi served as an outside director of the Company until February 26, 2021, following which he has served as our corporate auditor. The aggregate number of common shares beneficially owned by Mr. Hasumi reflects (i) 22,500 common shares held by Mr. Hasumi directly; (ii) 405,000 common shares held by Lotus Wise Associates Co., Ltd., a company wholly owned and controlled by Mr. Hasumi and in which Mr. Hasumi serves as the Chief Executive Officer and representative director; and (iii) 180,000 common shares held by GAIA Communications Inc., which is majority owned by Lotus Wise Associates Co., Ltd. and in which Mr. Hasumi serves as a director. In the foregoing capacities, Mr. Hasumi may be deemed to be the beneficial owner of the shares held Lotus Wise Associates Co., Ltd. and GAIA Communications Inc.

As of December 31, 2021, we have 16 common shareholders, none of whom are record holders in the United States.
We are not aware of any arrangement that may, at a subsequent date, result in change of control of our Company.
For additional information about our principal shareholders, please see “Certain Relationships and Related Party Transactions.”

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The following includes summaries of transactions or agreements, since April 1, 2019, to which we have been a party, in which any of our directors, corporate auditors, executive officers or beneficial owners of more than 5% of our capital stock, affiliates of our directors, corporate auditors, executive officers and holders of more than 5% of our voting securities or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other similar arrangements, which are described under “Management” and “Principal Shareholders.”
Transactions with Our Chief Executive Officer and His Wholly-Owned Companies
Mr. Shono is a guarantor for all our outstanding loans from financial institutions. As of September 30, 2021, the total outstanding amount of loans guaranteed by the Mr. Shono was JPY86,394 thousand (US$775 thousand). See a description of these loans under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Outstanding Loans from Financial Institutions.” Mr. Shono is also a guarantor for the lease of our corporate headquarters. See a description of the lease terms under “Business — Property and Equipment.”
Historically, Mr. Shono and his wholly-owned company, ZENY provided short-term loans to our Company for working capital needs. These short-term loans were non-interest bearing and had been fully repaid as of March 31, 2021. Historically, we also advanced funds to other companies wholly-owned by Mr. Shono including ZENY, ESCO & Marketing Inc. and Peijen Inc. for working capital needs, which funds had been fully repaid as of March 31, 2021.
Mr. Shono is also a party to a Share Pledge Agreement discussed below, which may cause our Company to be involved in facilitating a sale of the pledged shares.
Share Pledge Agreement
A Share Pledge Agreement was executed on February 19, 2020, among Hack, Mr. Shono, and ZENY, in connection with a pledge to Hack of an aggregate of 868,500 shares held by ZENY and Mr. Shono. The pledge was established as security for the joint and several liability of ZENY and Mr. Shono, individually, to pay for the repurchase of the common shares acquired by Hack under a share purchase agreement executed among Hack, ZENY and Mr. Shono on March 29, 2019. The Share Pledge Agreement was supplemented on March 31, 2020 and further amended on March 31, 2022. ZENY was dissolved and liquidated in 2021 and is no longer a party to the Share Pledge Agreement, as supplemented and amended.
Under the terms of the Share Pledge Agreement, as supplemented and amended, the outstanding balance due to Hack as of March 31, 2022 was confirmed as JPY193,390,450 (US$1,734,443) as the aggregate principal balance. To release the pledge, Mr. Shono is required, to pay (a) by March 31, 2023, the outstanding aggregate balance of JPY193,390,450 (US$1,734,443) in a lump sum payment, (b) monthly installments (equal monthly installments of JPY2,360,000 (US$21,166) from April 30, 2022 to February 28, 2023 and JPY2,275,005 (US$20,404) on March 31, 2023. If Mr. Shono fails to make any payment under (a) or (b), he is required to use his best efforts to assist Hack in selling the pledged shares to third parties by means of a public offering of the pledged shares or other means of acquisition. Pursuant to the provisions of the agreement, the aforementioned share pledge has been registered on the shareholder registry of the Company.
Investment Agreement with Hack
On March 30, 2018, the Company entered into an investment agreement with Hack for the purchase by Hack of 868,500 shares. As of December 31, 2021, Hack’s shareholding was reduced to 28,500 common shares, or 0.3% of the outstanding common shares of the Company.
Under the terms of the agreement, Hack is entitled to designate one director to the Company’s board of directors or, in the alternative, to send an observer to meetings of the Company’s board of directors. In the latter case, such observer would not have voting rights. Takashi Kanazawa currently serves as Hack’s director designee on the Company’s board of directors. In addition, in the event that the Company issues, disposes of, or grants stock options, bonds with stock options, or any other rights to acquire common shares, Hack is entitled to subscribe for such rights on a pro-rata basis.
The agreement will terminate in accordance with its terms upon consummation of the Company’s initial public offering and listing of its common shares at a stock exchange approved by Hack. In addition, in the event that the Company applies for the listing of its shares on an approved stock exchange, the rights and obligations of Hack, the Company and Mr. Shono set forth in the agreement shall cease to be effective from the date of such application, provided, however, that if the shares of the Company are not listed due to the exchange’s rejection or the Company’s withdrawal (including if it is reasonably determined that the listing of shares based on such listing application is not feasible), the rights and obligations of Hack, the Company and Mr. Shono shall again become effective retroactively to the date of application.
Agreements with Lotus Wise Associates Co., Ltd.
On December 23, 2018, the Company entered in a Capital Alliance Agreement with Lotus Wise Associates Co., Ltd. for the purchase of 585,000 common shares from Mr. Shono, our Chief Executive Officer. Under the terms of the agreement, Lotus Wise Associates Co., Ltd. is entitled to a board observer at meetings of the Company’s board of directors; however, such observer is not entitled to voting rights. Tomotake Hasumi, who served as a director of our Company until February 26, 2021, was appointed on such date to serve as our corporate auditor. Mr. Hasumi is the Chief Executive Officer and representative director of Lotus Wise Associates Co., Ltd. (“Lotus”), a company wholly owned and controlled by Mr. Hasumi, and certain of its affiliates. In addition, the Company and/or Mr. Shono has a right of first refusal to purchase any of our common shares held by Lotus Wise Associates Co., Ltd.
The agreement will terminate in accordance with its terms upon consummation of this offering.
The Company also leases office space from Lotus Wise Associates Co., Ltd. for its branch office in Tokyo. See “Business — Property and Equipment.”
Policies and Procedures for Related Party Transactions
We intend that our board of corporate auditors will, as a group, be responsible for establishing a related person transaction policy, setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy will cover any transaction, arrangement, or relationship, or any series of similar transactions, arrangements, or relationships that meets the disclosure requirements set forth in Item 404 of Regulation S-K under the Securities Act, or Item 404, in which we were, are or are to be a participant, and in which a “related person”, as defined in Item 404, had, has or will have a direct or indirect material interest, including without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness, and employment by us of a related person. In reviewing and approving any such transactions, our board of corporate auditors will be tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s-length transaction and the extent of the related person’s interest in the transaction. We expect that, under the approval policy, the board of corporate auditors will similarly oversee approval of transactions and arrangements between us and our subsidiaries, on the one hand, and between principal shareholders, directors and officers to the extent involving amounts in excess of $120,000.

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF INCORPORATION
The following is a summary of the material terms of our capital stock and our articles of incorporation, including a summary of the relevant provisions of applicable share handling regulations, of the Companies Act and the Act on Book-Entry Transfer of Company Bonds, Shares, etc. of Japan (Shasai Kabushiki tou no Furikae ni kansuru Houritsu) (Act No. 75 of 2001, as amended) (including regulations promulgated thereunder, the “Book-Entry Act”) relating to joint-stock corporations (kabushiki kaisha), and of certain related laws and legislation, each as currently in effect. Because it is a summary, this discussion should be read together with our articles of incorporation and the applicable share handling regulations.
We are a joint-stock corporation incorporated in Japan under the Companies Act. The rights of our shareholders are represented by our common shares as described below, and our shareholders’ liability is limited to the amount of their respective holdings in such shares.
Description of Our Share Capital
On October 12, 2021, we effected (i) an increase of our authorized capital stock from 10,000,000 common shares to 40,000,000 common shares, and (ii) a 1,500 for one forward split of all issued and outstanding shares. All historical share amounts and share price information presented in this prospectus have been proportionally adjusted to reflect the impact of the forward split. As of the date of this prospectus, our authorized capital stock consists of 40,000,000 common shares, of which 10,002,000 shares are outstanding, and our total registered capital is JPY11,000,000.
Based upon the assumed offer and sale of 2,142,857 common shares in the form of ADSs in this offering at an initial public offering price of $7.00 per ADS (which is the midpoint of the range set forth on the cover page of this prospectus), following this offering, there will be 12,144,857 common shares outstanding.
All currently outstanding common shares are fully-paid and non-assessable, and our common shares underlying the ADSs to be issued in this offering will be fully-paid and non-assessable.
Changes in Capital
Under our articles of incorporation, any changes in capital, such as a share issuance, stock split, consolidation of shares, or issuance of share options, among others, require a majority vote of our common shareholders as set described under “— Voting Rights and Shareholder Meetings” below.
Voting Rights and Shareholder Meetings
Our articles of incorporation provide that each annual meeting of our shareholders must be held within three months after the end of each fiscal year. Our fiscal year ends on March 31, and therefore, we must hold our annual shareholders’ meeting by the end of June of each year. In addition, shareholders meetings to consider and vote on extraordinary matters may be held as necessary, provided that we satisfy all of the procedural requirements under both our articles of incorporation and the Companies Act.
Our common shares allocate one vote per share at shareholders’ meetings. Our articles of incorporation provide for a simple majority approval on most matters submitted for shareholder vote, unless otherwise required by laws or regulations. As required by law, and as referenced in our articles of incorporation, a two-thirds majority approval is required for any votes on matters specified in Article 309, Paragraph (2) of the Companies Act, which cover, in relevant part, stock purchase requests, treasury stock purchases, purchases of an entire class of shares, demands for share sales by heir, stock consolidations, and amounts paid for the offered shares. In such cases, the quorum requirement is one-third of the outstanding voting rights. Any amendment to our articles of incorporation must be approved by our shareholders at a shareholders’ meeting.
Pre-Emptive Rights
Holders of common shares have no pre-emptive rights under our articles of incorporation.

Dividend Rights
We may issue dividends upon a resolution of our common shareholders. We have not issued dividends to our shareholders since the incorporation of our Company.
Liquidation Rights
In accordance with the Companies Act, liquidations must be approved by common shareholders holding at least a two-thirds majority of the shares present at a meeting where the majority of the issued and outstanding shares with voting rights is present.
Transfer Agent
Under Article 8 of our articles of incorporation, we are required to set up a shareholder registry administrator. The shareholder registry administrator and the shareholder registry administrator’s location for handling share-related affairs must be determined pursuant to a resolution of our board of directors. All affairs related to our shareholder and share option registries are delegated to the shareholder registry administrator and are not to be handled by our Company. The current shareholder registry administrator for our Company is IR Japan, Inc.
Limitations on Liability
Our articles of incorporation permit us to exempt, by resolution of our board of directors, corporate auditors from liabilities arising in connection with their failure to execute their duties in good faith (but without gross negligence), to the fullest extent permitted by the Companies Act. In addition, our articles of incorporation permit us to exempt, by resolution of our board of directors, non-executive directors from liabilities arising in connection with any failure to execute their duties in good faith or due to simple negligence (excluding gross negligence and willful misconduct), to the fullest extent permitted by the Companies Act. Should our board of directors, exempt a corporate auditor or non-executive director from any such liabilities, our rights and those of our shareholders to file shareholders’ derivative suits on behalf of our Company to recover monetary damages from such director or corporate auditor for breach of their duties under the Companies Act will be eliminated or reduced. However, exculpation does not apply to any director or corporate auditor if they have breached their duties under the Companies Act intentionally (koi) or by gross negligence (ju-kashitsu). Furthermore, we may enter into agreements for the limitation of liabilities with our non-executive directors and corporate auditors. If we do so, we expect that these agreements will eliminate or reduce our rights and those of our shareholders as described above.
Articles of incorporation
Objective of our Company under our Articles of incorporation
We have broad authority under Article 2 of our articles of incorporation to conduct our lines of business.
Provisions Regarding our Directors
With respect to the election of directors of our Company, each director must be elected by a majority of our common shareholders entitled to vote at a common shareholders meeting where shareholders holding one-third or more of the voting rights entitled to vote are present. Additionally, any resolution regarding the election of a director cannot be adopted by cumulative voting.
Rights of Shareholders of our Common Shares
Under the Companies Act and our articles of incorporation, holders of our common shares have, among others, the following rights:
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the right to receive dividends when the payment of dividends has been approved at a shareholders’ meeting, with this right lapsing three years after the provision of the payment in accordance with our articles of incorporation;

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the right to vote at a shareholders’ meeting (cumulative voting for the election of directors is not allowed under our articles of incorporation);

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the right to receive surplus in the event of a liquidation; and

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the right to require us to purchase shares subject to certain requirements under the Companies Act when a shareholder opposes certain resolutions, including (i) the transfer of all or material part of our business, (ii) an amendment to our articles of incorporation to establish a restriction on share transfer, (iii) a share exchange or share transfer to establish a holding company, (iv) a company split, or (v) a merger, all of which must, as a general rule, be approved by a special resolution adopted at a shareholders’ meeting.

Under the Companies Act, a company is permitted to make a distribution of surplus to the extent that the aggregate book value of the assets to be distributed to shareholders does not exceed the distributable amount provided for under the Companies Act and the applicable ordinance of the Ministry of Justice as of the effective date of such distribution of surplus. The amount of surplus at any given time shall be the amount of the company’s assets and the book value of the company’s treasury stock after subtracting and adding the amounts of the items provided for under the Companies Act and the applicable ordinance of the Ministry of Justice.
A shareholder is generally entitled to one vote per share at a shareholders’ meeting. In general, under the Companies Act and our articles of incorporation, a shareholders’ meeting may adopt an ordinary resolution by a majority of the voting rights presented at the meeting. The Companies Act and our articles of incorporation require a quorum of not less than one-third of the total number of voting rights in connection with the election of directors and statutory auditors. Under the Companies Act, to avoid exercising improper control in a form of mutual shareholding, an institutional shareholder, 25% or more voting rights of which are directly or indirectly held by us, does not have voting rights at our shareholders’ meeting. We have no voting rights with respect to our own common shares that we hold. Shareholders or their attorney-in-fact may exercise their voting rights through proxies, provided that a shareholder or his/her attorney-in-fact may appoint only one other shareholder who has voting rights as its proxy.
With respect to a special resolution, while the Companies Act generally requires a quorum of the majority of the total number of voting rights and approval of two-thirds of the voting rights presented at the meeting in connection with any material corporate actions, it allows a company to reduce the quorum for such special resolutions pursuant to its articles of incorporation to one-third (or greater than one-third) of the total number of voting rights. We adopted a quorum of not less than one-third of the total number of voting rights in our articles of incorporation for special resolutions for material corporate actions, such as:
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a reduction of the stated capital (except when a company reduces the stated capital within a certain amount as provided for under the Companies Act);

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an amendment to our articles of incorporation;

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establishment of a 100% parent-subsidiary relationship through a share exchange or share transfer requiring shareholders’ approval;

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a dissolution, merger, or consolidation requiring shareholders’ approval;

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a company split requiring shareholders’ approval;

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a transfer of all or an important part of our business;

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a takeover of the entire business of any other corporation requiring shareholders’ approval;

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issuance of new shares at a substantially favorable price, or issuance of stock acquisition rights or bonds with stock acquisition rights with substantially favorable conditions, to persons other than our shareholders; and

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other material corporate actions provided in the Companies Act.

The Companies Act provides additional specific rights for shareholders owning a substantial number of voting rights:
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A shareholder holding 90% or more of the total number of voting rights of all shareholders has the right to demand that all other shareholders sell their shares to such shareholder who holds 90% or more of the voting rights;

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Shareholders holding 10% or more of the total number of voting rights of all shareholders, or 10% or more of the total number of our outstanding shares, have the right to apply to a court of competent jurisdiction for our dissolution.

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Shareholders who have held 3% or more of the total number of voting rights of all shareholders for six months or more have the right to demand the convening of a shareholders’ meeting.

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Shareholders who have held 3% or more of the total number of voting rights of all shareholders, or 3% or more of the total number of our outstanding shares, for six months or more have certain rights under the Companies Act, which include the right to:

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apply to a competent court for removal of a director or a corporate auditor; and

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apply to a competent court for removal of a liquidator.

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Shareholders holding 3% or more of the total number of voting rights of all shareholders have the right to object to the exculpation of a director or a corporate auditor from certain liabilities.

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Shareholders holding 3% or more of the total number of voting rights of all shareholders, or 3% or more of the total number of our outstanding shares, have certain rights under the Companies Act, which include the right to:

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examine our accounting books and documents and make copies of them; and

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apply to a competent court for the appointment of an inspector to inspect our operation and/or financial condition.

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Shareholders who have held 1% or more of the total number of voting rights of all shareholders for six months or more have the right to apply to a competent court for the appointment of an inspector to review the correctness of the convocation and voting procedures of a shareholders’ meeting.

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Shareholders who have held 1% or more of the total number of voting rights of all shareholders, or 300 or more voting rights, for six months or more have the right to demand that certain matters be added to the agenda items at a shareholders’ meeting.

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Shareholders holding 1% or more of the total number of voting rights of all shareholders, or 1% or more of the total number of our outstanding shares, have the right to institute a derivative action to enforce the liabilities of directors or corporate auditors of our material subsidiaries that satisfy statutory requirements.

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Shareholders who have held any number of shares for six months or more have the right to demand that we take certain actions under the Companies Act, which include the rights to demand:

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the institution of an action to enforce the liabilities of our directors or corporate auditors;

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the institution of an action to disgorge from a recipient the benefit of a proprietary nature given in relation to the exercise of the right of a shareholder; and

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on our behalf, that a director cease an illegal or ultra vires action.

There are no provisions under the Companies Act or our articles of incorporation which forces shareholders to make additional contributions when requested by us.
Under the Companies Act, in order to change the rights of shareholders which are stipulated and defined in our articles of incorporation, we must amend our articles of incorporation. Amendments must, as a general rule, be approved by a special resolution of our shareholders.
Annual meetings and special meetings of shareholders are convened, unless otherwise provided by laws and regulations, by our Chief Executive Officer based on a resolution of our board of directors. Under our articles of incorporation, shareholders of record as of March 31 of each year have the right to attend our annual shareholders’ meeting. We may, by prescribing a record date, determine the shareholders who are stated or recorded in the shareholder registry on the record date as the shareholders entitled to attend and take action at a special shareholders’ meeting, and in this case, we are required to make a public notice of the record date at least two weeks prior to the record date. A convocation notice will be sent to these shareholders at least two weeks prior to the date of the shareholders’ meeting.

Our Acquisition of our Common Shares
Under applicable laws of Japan, we may acquire our common shares:
(i)
from a specific shareholder (other than any of our subsidiaries), pursuant to a special resolution of a shareholders’ meeting; or

(ii)
from any of our subsidiaries, pursuant to a resolution of our board of directors.

In the case of any acquisition made by way of (i) above, any other shareholder may request within a certain period of time provided under the applicable ordinance of the Ministry of Justice before a shareholders’ meeting that we also purchase the shares held by the requesting shareholder, unless the purchase price or any other consideration to be delivered in exchange for the acquisition of common shares does not exceed the market price of our common shares calculated by the method prescribed in the applicable ordinance of the Ministry of Justice.
In general, an acquisition by us of our common shares must satisfy certain requirements, including that the total amount of the acquisition price may not exceed the distributable amount.
We may hold the common shares which we acquired pursuant to (i) and (ii) above, or we may cancel such shares by a resolution of our board of directors. We may also dispose of such shares pursuant to a resolution of our board of directors, subject to other requirements applicable to the issuance of shares under the Companies Act.
Restrictions on Holders of our Common Shares
There are no restrictions with respect to non-residents of Japan or foreign shareholders holding our common shares or on the exercise of voting rights, except for filing requirements with respect to an acquisition of shares by a Non-Resident of Japan under the Foreign Exchange and Foreign Trade Act of Japan and related regulations. However, pursuant to a provision of our share handling regulations, a shareholder who does not have an address or residence in Japan is required to file with our transfer agent its temporary address to receive notices in Japan or that of a standing proxy having any address or residence in Japan.
There are no provisions in our articles of incorporation that would have the effect of delaying, deferring, or preventing a change in control that would operate only with respect to a merger, acquisition, or corporate restructuring involving us.
There are no provisions in our articles of incorporation or other subordinated rules regarding an ownership threshold, above which shareholder ownership must be disclosed.
There are no provisions in our articles of incorporation governing changes in our Company’s capital more stringent than is required by law.
For a description of rights of holders of ADSs, please see the “Description of American Depositary Shares.”
Exchange Controls
The Foreign Exchange and Foreign Trade Act (“FEFTA”) and related regulations regulate certain transactions involving a “Non-Resident of Japan” or a “Foreign Investor”, including “inward direct investments” by Foreign Investors, and payments from Japan to foreign countries or by residents of Japan to Non-Residents of Japan.
“Non-Residents of Japan” are defined as individuals who are not residents in Japan and corporations whose principal offices are located outside of Japan. Generally, branches and other offices of Japanese corporations which are located outside of Japan are regarded as Non-Residents of Japan, and branches and other offices of non-resident corporations which are located within Japan are regarded as residents of Japan.
“Foreign Investors” are defined as:
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individuals who are Non-Residents of Japan;

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entities which are organized under the laws of foreign countries or whose principal offices are located outside of Japan;

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companies of which 50% or more of their voting rights are held by individuals who are Non-Residents of Japan and/or corporations which are organized under the laws of foreign countries or whose principal offices are located outside of Japan;

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partnerships engaging in investment activities and investment limited partnerships (including partnerships formed under the laws of foreign countries) which satisfy one of the following conditions:

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50% or more of contributions to the partnership were made by (i) individuals who are Non-Residents of Japan, (ii) entities which are organized under the laws of foreign countries or whose principal offices are located outside of Japan, (iii) companies of which 50% or more of their voting rights are held by individuals who are Non-Residents of Japan and/or corporations which are organized under the laws of foreign countries or whose principal offices are located outside of Japan, (iv) entities a majority of whose officers, or officers having the power of representation, are individuals who are Non-Residents of Japan, or (v) partnerships a majority of whose executive partners fall within items (i) through (iv) above; and

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a majority of the executive partners of the partnership are (A) any persons or entities who fall within items (i) through (v) above, (B) any partnerships to which 50% or more of contribution were made by persons or entities who fall within items (i) through (v) above, or (C) limited partnerships a majority of whose executive partners fall within Non-Residents of Japan, persons or entities who fall within (A) or (B), or any officers of entities which fall within (A) or (B).

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entities, a majority of whose officers are individuals who are Non-Residents of Japan.

Under FEFTA and related regulations, dividends paid on, and the proceeds of sales in Japan of, shares held by Non-Residents of Japan may in general be converted into any foreign currency and repatriated abroad.
Under FEFTA, among other triggering events, a Foreign Investor who desires to acquire shares in a Japanese company which is not listed on any stock exchange in Japan, is subject to a prior filing requirement, regardless of the acquired amount of shares, if such Japanese company engages any business in certain industries related to the national security. Such industries include, among other things, manufacturing in relation to weapons, aircraft, space, and nuclear power, as well as agriculture, fishery, mining, and utility service. Additionally, due to today’s growing awareness of cybersecurity, the recent amendment to FEFTA expanded the scope of the prior filing requirement, broadly covering industries related to data processing businesses and information and communication technologies service. Since our services provided in the commercial healthcare vertical could potentially involve the processing of data by collecting, processing, and retaining customers’ health information, direct acquisition of our common shares, rather than ADSs, by a Foreign Investor could be subject to the prior filing requirement under FEFTA.
A Foreign Investor wishing to acquire or hold our common shares directly will be required to make a prior filing with the relevant government authorities through the Bank of Japan and wait until clearance for the acquisition is granted by the applicable governmental authorities. Without such clearance, the Foreign Investor will not be permitted to acquire or hold our common shares directly. Once clearance is obtained, the Foreign Investor may acquire shares in the amount indicated in the filing any time within six months of the filing. While the standard waiting period to obtain clearance is 30 days, the waiting period could be expedited to two weeks, at the discretion of the applicable governmental authorities, depending on the level of potential impact to national security.
In addition to the prior filing requirement above, when a Foreign Investor who completed a prior filing and received clearance has acquired shares in accordance with the filed information, such Foreign Investor will be required to make a post-acquisition notice filing to report the completed acquisition. Such post-acquisition notice filing must be made no later than 45 days after the acquisition of the shares.
Under FEFTA, in each case where a resident of Japan receives a single payment of more than JPY 30 million from a Non-Resident of Japan for a transfer of shares in a Japanese company, such resident of Japan is required to report each receipt of payment to the Minister of Finance of Japan.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES
American Depositary Shares
The Bank of New York Mellon, as depositary, will register and deliver American Depositary Shares, also referred to as ADSs. Each ADS will represent one common share (or a right to receive one common shares) deposited with MUFG Bank Ltd., as custodian for the depositary in Japan. Each ADS will also represent any other securities, cash or other property that may be held by the depositary. The deposited shares together with any other securities, cash or other property held by the depositary are referred to as the deposited securities. The depositary’s office at which the ADSs will be administered and its principal executive office are located at 240 Greenwich Street, New York, New York 10286.
You may hold ADSs either (A) directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having uncertificated ADSs registered in your name, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, also called DTC. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.
Registered holders of uncertificated ADSs will receive statements from the depositary confirming their holdings.
As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Japanese law governs shareholder rights. The depositary will be the holder of our common shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary, ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.
The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR. For directions on how to obtain copies of those documents, see “Where You Can Find Additional Information.”
Dividends and Other Distributions
How will you receive dividends and other distributions on our common shares?
The depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on common shares or other deposited securities, upon payment or deduction of its fees and expenses. You will receive these distributions in proportion to the number of common shares your ADSs represent.
Cash.    The depositary will convert any cash dividend or other cash distribution we pay on the common shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.
Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. See “Certain Tax Considerations.” The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some of the value of the distribution.

Shares.    The depositary may distribute additional ADSs representing any common shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell common shares which would require it to deliver a fraction of an ADS (or ADSs representing those common shares) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new common shares. The depositary may sell a portion of the distributed common shares (or ADSs representing those common shares) sufficient to pay its fees and expenses in connection with that distribution.
Rights to purchase additional shares.    If we offer holders of our common shares any rights to subscribe for additional shares or any other rights, the depositary may (i) exercise those rights on behalf of ADS holders, (ii) distribute those rights to ADS holders or (iii) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse. In that case, you will receive no value for them. The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary will exercise rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of shares, new ADSs representing the new shares, to subscribing ADS holders, but only if ADS holders have paid the exercise price to the depositary. U.S. securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.
Other distributions.    The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws may restrict the ability of the depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.
The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our common shares or any value for them if it is illegal or impractical for us to make them available to you.
Deposit, Withdrawal and Cancellation
How are ADSs issued?
The depositary will deliver ADSs if you or your broker deposits our common shares or evidence of rights to receive common shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.
What are the pre-clearance requirements for Foreign Investors to acquire or hold the underlying common shares directly rather than through the depositary?
Under the amendments in 2019 to FEFTA, a proposed transferee of our common shares who is a Foreign Investor (as defined under FEFTA) must submit an application for pre-clearance to the applicable

Japanese governmental authority prior to the transfer of our common shares, regardless of the amount of shares to be acquired, which approval may take up to 30 days and could be subject to further extension. Prior to accepting common shares for deposit in return for the issuance of ADSs, the depositary, which is considered a Foreign Investor for purposes of FEFTA, must obtain pre-clearance from the Japanese governmental authority. Accordingly, investors wishing to deposit common shares with the depositary for the issuance of ADSs should notify the depositary at least 30 days prior to such deposit to allow time for the depositary to apply for any required pre-clearance, if not already obtained. The depositary will not accept any common shares for deposit until any required pre-clearance has been obtained. In addition, any Foreign Investor expecting to receive delivery of our common shares upon surrender of ADSs must also obtain pre-clearance from the applicable Japanese governmental authority prior to accepting delivery, which approval may take up to 30 days and could be subject to further extension. Accordingly, ADS holders who are Foreign Investors wishing to surrender ADSs for the purpose of withdrawing the underlying deposited common shares should apply for pre-clearance at least 30 days in advance of such surrender. The depositary will not accept surrender of ADSs for the purpose of withdrawal of common shares until it receives assurances satisfactory to the depositary that any required pre-clearance for the delivery of the common shares to a Foreign Investor has been obtained.
How can ADS holders withdraw the deposited securities?
You may surrender your ADSs to the depositary for the purpose of withdrawal. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver our common shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible. However, the depositary is not required to accept surrender of ADSs to the extent it would require delivery of a fraction of a deposited share or other security. The depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities.
How do ADS holders interchange between certificated ADSs and uncertificated ADSs?
You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.
Voting Rights
How do you vote?
ADS holders may instruct the depositary how to vote the number of deposited shares their ADSs represent. If we request the depositary to solicit your voting instructions (and we are not required to do so), the depositary will notify you of a shareholders’ meeting and send or make voting materials available to you. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary. The depositary will try, as far as practical, subject to the laws of Japan and the provisions of our articles of incorporation or similar documents, to vote or to have its agents vote the common shares or other deposited securities as instructed by ADS holders. If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so.
Except by instructing the depositary as described above, you won’t be able to exercise voting rights unless you surrender your ADSs and withdraw the common shares. However, you may not know about the meeting enough in advance to withdraw the common shares. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your common shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise voting rights and there may be nothing you can do if your common shares are not voted as you requested.
In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to Deposited Securities, if we request the Depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 45 days in advance of the meeting date.
Fees and Expenses
Persons depositing or withdrawing common shares or ADS holders must pay:	For:
$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)
Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property
Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

$.05 (or less) per ADS	Any cash distribution to ADS holders
A fee equivalent to the fee that would be payable if securities distributed to you had been common shares and the common shares had been deposited for issuance of ADSs	Distribution of securities distributed to holders of deposited securities (including rights) that are distributed by the depositary to ADS holders
$.05 (or less) per ADS per calendar year	Depositary services
Registration or transfer fees	Transfer and registration of shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares
Expenses of the depositary	Cable (including SWIFT) and facsimile transmissions (when expressly provided in the deposit agreement) Converting foreign currency to U.S. dollars
Taxes and other governmental charges the depositary or the custodian has to pay on any ADSs or common shares underlying ADSs, such as stock transfer taxes, stamp duty or withholding taxes	As necessary
Any charges incurred by the depositary or its agents for servicing the deposited securities	As necessary
The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.
From time to time, the depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the depositary or share revenue from the fees collected from ADS holders.

In performing its duties under the deposit agreement, the depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the depositary and that may earn or share fees, spreads or commissions.
The depositary may convert currency itself or through any of its affiliates, or the custodian or we may convert currency and pay U.S. dollars to the depositary. Where the depositary converts currency itself or through any of its affiliates, the depositary acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account. The depositary makes no representation that the exchange rate used or obtained by it or its affiliate in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the depositary’s obligation to act without negligence or bad faith. The methodology used to determine exchange rates used in currency conversions made by the depositary is available upon request. Where the custodian converts currency, the custodian has no obligation to obtain the most favorable rate that could be obtained at the time or to ensure that the method by which that rate will be determined will be the most favorable to ADS holders, and the depositary makes no representation that the rate is the most favorable rate and will not be liable for any direct or indirect losses associated with the rate. In certain instances, the depositary may receive dividends or other distributions from the us in U.S. dollars that represent the proceeds of a conversion of foreign currency or translation from foreign currency at a rate that was obtained or determined by us and, in such cases, the depositary will not engage in, or be responsible for, any foreign currency transactions and neither it nor we make any representation that the rate obtained or determined by us is the most favorable rate and neither it nor we will be liable for any direct or indirect losses associated with the rate.
Payment of Taxes
You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until those taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.
Tender and Exchange Offers; Redemption, Replacement or Cancellation of Deposited Securities
The depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do so by an ADS holder surrendering ADSs and subject to any conditions or procedures the depositary may establish.
If deposited securities are redeemed for cash in a transaction that is mandatory for the depositary as a holder of deposited securities, the depositary will call for surrender of a corresponding number of ADSs and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs.
If there is any change in the deposited securities such as a sub-division, combination or other reclassification, or any merger, consolidation, recapitalization or reorganization affecting the issuer of deposited securities in which the depositary receives new securities in exchange for or in lieu of the old deposited securities, the depositary will hold those replacement securities as deposited securities under the deposit agreement. However, if the depositary decides it would not be lawful and practical to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the ADSs.

If there is a replacement of the deposited securities and the depositary will continue to hold the replacement securities, the depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.
If there are no deposited securities underlying ADSs, including if the deposited securities are cancelled, or if the deposited securities underlying ADSs have become apparently worthless, the depositary may call for surrender of those ADSs or cancel those ADSs upon notice to the ADS holders.
Amendment and Termination
How may the deposit agreement be amended?
We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.
How may the deposit agreement be terminated?
The depositary will initiate termination of the deposit agreement if we instruct it to do so. The depositary may initiate termination of the deposit agreement if
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60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment;

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we delist the ADSs from an exchange in the United States on which they were listed and do not list the ADSs on another exchange in the United States or make arrangements for trading of ADSs on the U.S. over-the-counter market;

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we delist our common shares from an exchange outside the United States on which they were listed and do not list the common shares on another exchange outside the United States;

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the depositary has reason to believe the ADSs have become, or will become, ineligible for registration on Form F-6 under the Securities Act of 1933;

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we appear to be insolvent or enter insolvency proceedings;

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all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities;

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there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or

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there has been a replacement of deposited securities.

If the deposit agreement will terminate, the depositary will notify ADS holders at least 90 days before the termination date. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.
After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities or reverse previously accepted surrenders of that kind that have not settled if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to the ADSs holder (until they surrender their ADSs) or give any notices or perform any other duties under the deposit agreement except as described in this paragraph.
Limitations on Obligations and Liability
Limits on our obligations and the obligations of the Depositary; Limits on liability to holders of ADSs
The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:
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are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith, and the depositary will not be a fiduciary or have any fiduciary duty to holders of ADSs;

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are not liable if we are or it is prevented or delayed by law or by events or circumstances beyond our or its ability to prevent or counteract with reasonable care or effort from performing our or its obligations under the deposit agreement;

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are not liable if we or it exercises discretion permitted under the deposit agreement;

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are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

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have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

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may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person;

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are not liable for the acts or omissions of any securities depository, clearing agency or settlement system; and

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the depositary has no duty to make any determination or provide any information as to our tax status, or any liability for any tax consequences that may be incurred by ADS holders as a result of owning or holding ADSs or be liable for the inability or failure of an ADS holder to obtain the benefit of a foreign tax credit, reduced rate of withholding or refund of amounts withheld in respect of tax or any other tax benefit.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.
Requirements for Depositary Actions
Before the depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of common shares, the depositary may require:
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payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

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satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

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compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Common Shares Underlying your ADSs
ADS holders have the right to cancel their ADSs and withdraw the underlying common shares at any time except:
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when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of common shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our common shares;

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when you owe money to pay fees, taxes and similar charges; or

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when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of common shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.
Direct Registration System
In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System, also referred to as DRS, and Profile Modification System, also referred to as Profile, will apply to the ADSs. DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant. Profile is a feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.
In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.
Shareholder Communications; Inspection of Register of Holders of ADSs
The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.
Jury Trial Waiver
The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our common shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law. You will not, by agreeing to the terms of the deposit agreement, be deemed to have waived our or the depositary’s compliance with U.S. federal securities laws or the rules and regulations promulgated thereunder.

SECURITIES ELIGIBLE FOR FUTURE SALE
Prior to this offering, no public market existed for our common shares or the ADSs. Sales of substantial amounts of the ADSs following this offering, or the perception that these sales could occur, could adversely affect prevailing market prices of the ADSs and could impair our future ability to obtain capital, especially through an offering of equity securities. Assuming that the underwriters do not exercise their option to purchase additional ADSs from us in this offering and assuming no exercise of outstanding stock options following this offering, we will have an aggregate of 12,144,857 common shares outstanding upon completion of this offering. Of these shares, the ADSs sold in this offering will be freely tradable without restriction or further registration under the Securities Act, unless purchased by “affiliates” (as that term is defined under Rule 144 of the Securities Act), who may sell only the volume of ADSs described below and whose sales would be subject to additional restrictions described below.
The remaining common shares will be held by our existing shareholders. Because substantially all of these shares were sold outside the United States to persons residing outside the United States at the time, they also will be freely tradable without restriction or further registration, except for the restrictions described below and as described under “Description of Share Capital and Articles of incorporation — Transfer of Shares; Share Ownership Restrictions.” None of the outstanding common shares are subject to such lock-up agreements, except as described below.
Rule 144
In general, under Rule 144 under the Securities Act (“Rule 144”) as in effect on the date hereof, beginning 90 days after the date of this prospectus, a person who holds restricted shares (assuming there are any restricted shares) and is not one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned such restricted shares for at least six months, would be entitled to sell an unlimited number of our common shares, provided that current public information about us is available. In addition, under Rule 144, a person who holds restricted shares and is not one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned such restricted shares for at least one year, would be entitled to sell an unlimited number of our common shares immediately upon the closing of this offering without regard to whether current public information about us is available. Beginning 90 days after the date of this prospectus, our affiliates who have beneficially owned our common shares for at least six months are entitled to sell within any three-month period a number of shares that does not exceed the greater of:
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1% of the aggregate number of common shares then outstanding, in the form of ADSs or otherwise, which will equal approximately 121,448 common shares immediately after this offering (assuming no exercise by the underwriters of their option to purchase additional ADSs from us); and

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the average weekly trading volume of the ADSs on the NASDAQ Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale; provided that current public information about us is available and such the affiliate complies with the manner of sale requirements imposed by Rule 144.

Upon expiration of the lock-up restrictions described under “Underwriting — Lock-Up Agreements”, substantially all of our outstanding common shares will either be unrestricted or will be eligible for sale under Rule 144, subject to the Rule 144 volume limitations applicable to our affiliates described above. We cannot estimate the number of our common shares that our existing shareholders will elect to sell.
Rule 701
In general, under Rule 701 of the Securities Act (“Rule 701”) as currently in effect, each of our employees, consultants or advisors who purchased, or who purchases, pursuant to an offer made prior to the date hereof, common shares from us in connection with a compensatory share plan or other written agreement, if such purchase or offer, as applicable, was made in accordance with Rule 701, is eligible, beginning 90 days from the date hereof, to resell such shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. We make no assurance that any such prior purchase or offer was made in accordance with Rule 701.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL MATTERS RELATING TO SHARE TRANSFER RESTRICTIONS THAT MAY BE OF IMPORTANCE TO A PROSPECTIVE INVESTOR. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN LEGAL ADVISOR REGARDING THE PARTICULAR SECURITIES LAWS AND TRANSFER RESTRICTION CONSEQUENCES OF PURCHASING, HOLDING, AND DISPOSING OF OUR COMMON SHARES OR THE ADSs, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

CERTAIN TAX CONSIDERATIONS
The following description is not intended to constitute a complete analysis of all tax consequences relating to the ownership or disposition of our common shares, including the ADSs. You should consult your own tax advisor concerning the tax consequences of your particular situation, as well as any tax consequences that may arise under the laws of any local, state, foreign, including Japan, or other taxing jurisdiction.
Taxation in Japan
Generally, a non-resident of Japan or non-Japanese entity (a “Non-Resident Holder”) is subject to Japanese withholding tax on dividends paid by Japanese corporations. Stock splits are not subject to Japanese income tax. A conversion of retained earnings or legal reserve (but not additional paid-in capital, in general) into stated capital (whether made in connection with a stock split or otherwise) is not treated as a deemed dividend payment to shareholders for Japanese tax purposes. Thus, such a conversion does not trigger Japanese withholding taxation (Article 25 of the Japanese Income Tax Law).
Pursuant to the Convention Between the Government of the United States of America and the Government of Japan for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income (the “Treaty”), dividend payments made by a Japanese corporation to a U.S. resident or entity, unless the recipient of the dividend has a “permanent establishment” in Japan, and the common shares or ADSs with respect to which such dividends are paid are effectively connected with such “permanent establishment”, are generally subject to a withholding tax at rate of: (i) 10% for portfolio investors who are qualified U.S. residents eligible for benefits of the Treaty; and (ii) 0% (i.e., no withholding) for pension funds which are qualified U.S. residents eligible for benefits of the Treaty, provided that the dividends are not derived from the carrying on of a business, directly or indirectly, by such pension funds. Japan is a party to a number of income tax treaties, conventions and agreements (collectively, the “Tax Treaties”), whereby the maximum withholding tax rate for dividend payments is set at, in most cases, 15% for portfolio investors who are Non-Resident Holders. Specific countries with which such Tax Treaties have been entered into include Canada, Denmark, Finland, Germany, Ireland, Italy, Luxembourg, New Zealand, Norway, Republic of Singapore, and Spain. Japan also has Tax Treaties with, among others, Australia, Belgium, France, the Netherlands, Sweden, Switzerland and the United Kingdom whereby the withholding tax rate on dividends is reduced to 10% for portfolio investors.
On the other hand, unless one of the applicable Tax Treaties reducing the maximum rate of withholding tax applies, the standard tax rate applicable to dividends paid to Non-Resident Holders is generally 20.42% (or 20% for dividends due and payable on or after January 1, 2038) under the Japanese Income Tax Law. However, with respect to dividends paid on listed shares issued by a Japanese corporation to non-resident holders, other than any individual shareholder who holds 3% or more of the total issued shares (to whom the aforementioned withholding tax rate still applies), the aforementioned withholding tax rate is reduced to 15.315% (or 15% for dividends due and payable on or after January 1, 2038) (Article 213, Paragraph 1, Item 1 of the Japanese Income Tax Law and Article 9-3, Item 1 of the Japanese Special Tax Measures Law). On December 2, 2011, the “Special measures act to secure the financial resources required to implement policy on restoration of the East Japan Earthquake” (Act No. 117 of 2011) was promulgated and special surtax measures on income tax and withholding tax were introduced thereafter to fund the restoration effort for the earthquake. Income tax and withholding taxpayers need to pay a surtax, calculated by multiplying the standard tax rate by 2.1% for 25 years starting from January 1, 2013 (“Surtax”). The withholding tax rates described above include this Surtax.
The treaty rate normally overrides the domestic rate, but due to the so-called “preservation doctrine” under Article 1(2) of the Treaty, and/or due to Article 3-2 of the Special Measures Law for the Income Tax Law, Corporation Tax Law and Local Taxes Law with respect to the Implementation of Tax Treaties, if the tax rate under the domestic tax law is lower than that promulgated under the applicable income tax treaty, then the domestic tax rate is still applicable. Currently, the tax rate under the applicable tax treaty is lower than that under the domestic tax law and thus the treaty override treatment applies. As such, the tax rate under the Treaty applies for most holders of shares or ADSs who are U.S. residents or entities. In the case where the treaty rate is applicable, no Surtax is imposed. In order to enjoy treaty benefits, Non-Resident Holders who are entitled to a reduced treaty rate of Japanese withholding tax on any dividends on common shares or ADSs, in general, are required to submit a treaty application form, through our Company (or the relevant withholding agent), to the relevant tax authority prior to the payment of dividends. With respect to ADSs, in order for ADS holders to enjoy treaty benefits, the depositary or its agent must submit two treaty application forms (“Application Form for Income Tax Convention regarding Extension of Time for Withholding of Tax on Dividends with respect to Foreign Depositary Receipt” must be submitted before the payment of dividends and “Application Form for Income Tax Convention regarding Relief from Japanese Income Tax and Special Income Tax for Reconstruction on Dividends with respect to Foreign Depositary Receipt” must be submitted within eight months after the record date concerning such payment of dividends) together with certain other documents, through our Company, to the relevant tax authority. To claim the reduced rate, the ADSs holders are required to file a proof of taxpayer status, residence and beneficial ownership, as applicable, and provide other information or documents as may be required by the depositary. Gains derived from the sale of a Japanese corporation’s common shares or ADSs by Non-Resident Holders without a permanent establishment in Japan as a portfolio investor, are, in general, not subject to Japanese income or corporation taxes. Japanese inheritance and gift taxes at progressive rates may by payable by an individual who has acquired a Japanese corporation’s common shares or ADS’s as a legatee, heir or donee, even if the individual is not a Japanese resident.
Certain U.S. Federal Income Tax Considerations for U.S. Holders
The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our common shares or ADSs by a U.S. holder (as defined below) that acquires our common shares or ADSs in this offering. This summary is for general information purposes only and does not purport to be a complete discussion of all potential tax considerations that may be relevant to a particular person’s decision to acquire common shares or ADSs.
This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated under the Code (the “U.S. Treasury Regulations”), the income tax treaty between Japan and the United States (the “Treaty”), published rulings of the U.S. Internal Revenue Service (the “IRS”), published administrative positions of the IRS, and U.S. court decisions that are applicable and, in each case, as in effect and available, as of the date hereof. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive or prospective basis which could affect the U.S. federal income tax considerations described in this summary. We have not requested a ruling from the IRS with respect to any of the U.S. federal income tax considerations described below and, as a result, the IRS could disagree with portions of this discussion.
For purposes of this discussion, a “U.S. holder” is a beneficial owner of the common shares or ADSs that is, for U.S. federal income tax purposes:
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an individual who is a citizen or resident of the United States;

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a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

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an estate the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

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a trust (i) the administration of which is subject to the primary supervision of a court within the United States and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust, or (ii) that has validly elected to be treated as a U.S. person under the Code.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds the common shares or ADSs, the U.S. federal income tax consequences to such partnership and its partners of the ownership and disposition of the common shares or ADSs generally will depend in part on the activities of the partnership and the status of such partners. This summary does not address the tax consequences to any such partner or partnership. Partners of entities or arrangements that are classified as partnerships for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences of the ownership and disposition of the common shares or ADSs.
This discussion applies only to a U.S. holder that holds common shares or ADSs as “capital assets” under the Code (generally, property held for investment). Unless otherwise provided, this summary does not discuss reporting requirements. In addition, this discussion does not address any tax consequences other than U.S. federal income tax consequences, such as U.S. state and local tax consequences, U.S. estate and gift tax consequences, and non-U.S. tax consequences, and does not describe all of the U.S. federal income tax consequences that may be relevant in light of a U.S. holder’s particular circumstances, including alternative minimum tax consequences, the Medicare tax on certain net investment income, and tax consequences to holders that are subject to special provisions under the Code, including, but not limited to, holders that:
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are tax exempt organizations, qualified retirement plans, individual retirement accounts, or other tax deferred accounts;

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are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies;

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are brokers or dealers in securities or currencies or holders that are traders in securities that elect to apply a mark-to-market accounting method;

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have a “functional currency” for U.S. federal income tax purposes that is not the U.S. dollar;

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own common shares or ADSs as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position;

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acquire common shares or ADSs in connection with the exercise of employee stock options or otherwise as compensation for services;

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are partnerships or other pass-through entities for U.S. federal income tax purposes (or investors in such partnerships and entities);

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are required to accelerate the recognition of any item of gross income with respect to the common shares or ADSs as a result of such income being recognized on an applicable financial statement;

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own or will own (directly, indirectly, or constructively) 10% or more of our total combined voting power or value;

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hold the common shares or ADSs in connection with trade or business conducted outside of the United States or in connection with a permanent establishment or other fixed place of business outside of the United States; or

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are former U.S. citizens or former long-term residents of the United States.

Each U.S. holder is urged to consult its tax advisor regarding the application of U.S. federal taxation to its particular circumstances, and the state, local, non-U.S. and other tax considerations of the ownership and disposition of our common shares or ADSs.
Treatment of ADSs
For U.S. federal income tax purposes, a U.S. holder of ADSs generally will be treated as the beneficial owner of the underlying shares represented by the ADSs. The remainder of this discussion assumes that a U.S. holder of our ADSs will be treated in this manner. Accordingly, deposits or withdrawals of common shares for ADSs generally will not be subject to U.S. federal income tax.
Passive Foreign Investment Company Considerations
A non-U.S. corporation, such as our Company, is classified as a passive foreign investment company (“PFIC”) for any taxable year in which, after applying relevant look-through rules with respect to the income and assets of its subsidiaries, either: (i) 50% or more of the value of the corporation’s assets either produce passive income or are held for the production of passive income, based on the quarterly average of the fair market value of such assets; or (ii) at least 75% of the corporation’s gross income is passive income. “Passive income” generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions. In determining the value and composition of our assets, the cash we raise in this offering will generally be considered to be held for the production of passive income and thus will be considered a passive asset.

Based upon our current and projected income and the valuation of our assets, including goodwill, we believe we may be classified as a PFIC for our current taxable year and in future taxable years. However, the determination of whether any corporation was, or will be, a PFIC for a taxable year depends, in part, on the application of complex U.S. federal income tax rules that are subject to differing interpretations. In addition, because the determination of whether a corporation will be a PFIC for any taxable year can only be made after the close of such taxable year, there can be no assurance that we will not be a PFIC for our current taxable year or any future taxable year. Our PFIC status will depend, in part, on the amount of cash that we raise in this offering and how quickly we utilize the cash in our business. Furthermore, because we may value our goodwill based on the market price of the ADSs, a decrease in the market price of our ADSs may also cause us to be classified as a PFIC for the current or any future taxable year.
We must make a separate determination each year as to whether we are a PFIC. As a result, our PFIC status may change. If we are a PFIC for any year during which you hold the common shares or ADSs, we will generally continue to be treated as a PFIC for all succeeding years during which you hold such common shares or ADSs. However, if we cease to be a PFIC, provided that you have not made a mark-to-market election, as described below, you may avoid some of the adverse effects of the PFIC regime by making a deemed sale election with respect to the common shares or ADSs, as applicable.
The discussion below under “— Distributions on the Common Shares or ADSs” and “— Sale or Other Disposition of the Common Shares or ADSs” is written on the basis that we will not be classified as a PFIC for U.S. federal income tax purposes. The U.S. federal income tax rules that generally would apply if we are treated as a PFIC are discussed below under “— Passive Foreign Investment Company Rules.”
Distributions on the Common Shares or ADSs
The gross amount of any distributions paid on our common shares or ADSs will generally be included in the gross income of a U.S. holder as dividend income on the date actually or constructively received by the U.S. holder, in the case of common shares, or by the depositary, in the case of ADSs, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (computed on the basis of U.S. federal income tax principles). Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, we expect that distributions will generally be reported to U.S. holders as dividends. Dividends received on our common shares or ADSs will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from U.S. corporations.
Individuals and other non-corporate U.S. holders will be subject to tax on any such dividends at the lower capital gains tax rate applicable to “qualified dividend income,” provided that certain conditions are satisfied, including that (i) the common shares or ADSs on which the dividends are paid are readily tradable on an established securities market in the United States or we are eligible for the benefits of the Treaty, (ii) we are not a PFIC nor treated as such with respect to a U.S. holder (as discussed below) for either our taxable year in which the dividend was paid or for the preceding taxable year, and (iii) certain holding period requirements are met. For this purpose, ADSs listed on NASDAQ will generally be considered to be readily tradable on an established securities market in the United States. You should consult your tax advisor regarding the availability of the lower rate for dividends paid with respect to our common shares or ADSs.
For U.S. foreign tax credit purposes, dividends paid on our common shares or ADSs generally will be treated as foreign source income and generally will constitute passive category income. The amount of a dividend will include any amounts withheld by us in respect of Japanese income taxes. Subject to applicable limitations, some of which vary depending upon the U.S. holder’s particular circumstances, Japanese income taxes withheld from dividends on the common shares or ADSs, at a rate not exceeding any reduced rate pursuant to the Treaty, will be creditable against the U.S. holder’s U.S. federal income tax liability. In lieu of claiming a foreign tax credit, U.S. holders may, at their election, deduct foreign taxes, including any Japanese income taxes, in computing their taxable income, subject to generally applicable limitations under U.S. law. An election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the taxable year. The rules governing foreign tax credits are complex and U.S. holders should consult their tax advisers regarding the creditability or deductibility of foreign taxes in their particular circumstances.

The amount of any dividend paid in Japanese yen will equal the U.S. dollar value of the Japanese yen received, calculated by reference to the exchange rate in effect on the date the dividend is received by you, in the case of common shares, or by the depositary, in the case of ADSs, regardless of whether the Japanese yen are converted into U.S. dollars. If the Japanese yen received as a dividend are converted into U.S. dollars on the date of receipt, a U.S. holder generally will not be required to recognize foreign currency gain or loss in respect of the dividend income. If the Japanese yen received as a dividend are not converted into U.S. dollars on the date of receipt, a U.S. holder will have a basis in the Japanese yen equal to their U.S. dollar value on the date of receipt. Any gain or loss realized on a subsequent conversion or other disposition of the Japanese yen will be treated as U.S. source ordinary income or loss.
Sale or Other Disposition of the Common Shares or ADSs
A U.S. holder will recognize gain or loss on the sale or other disposition of a common share or ADS equal to the difference between the amount realized for the common share or ADS and the holder’s tax basis in the common share or ADS. Such gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if the U.S. holder’s holding period for such common share or ADS was more than one year as of the date of the sale or other disposition. Long-term capital gain recognized by a non-corporate U.S. holder is subject to U.S. federal income tax at rates lower than the rates applicable to ordinary income and short-term capital gains, while short-term capital gains are subject to U.S. federal income tax at the rates applicable to ordinary income. The deductibility of capital losses is subject to various limitations. Any gain or loss recognized will generally be U.S. source gain or loss for foreign tax credit purposes. Consequently, a U.S. holder may not be able to use the foreign tax credit arising from any Japanese tax imposed on the disposition of the common share or ADS unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from non-U.S. sources.
Passive Foreign Investment Company Rules
If we are a PFIC for any taxable year during which you hold our common shares or ADSs, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the common shares or ADSs, unless you make a mark-to-market election as discussed below. Distributions you receive from us in a taxable year that are greater than 125% of the average annual distributions you received from us during the shorter of the three preceding taxable years or your holding period for the common shares or ADSs will be treated as an excess distribution. Under these special tax rules:
•
the excess distribution or gain will be allocated ratably over your holding period for the common shares or ADSs,

•
the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we became a PFIC, will be treated as ordinary income, and

•
the amount allocated to each of the other taxable years will be subject to tax at the highest rate of tax in effect for you for such year and will be increased by an additional tax calculated as an interest charge on the resulting tax deemed deferred with respect to each such other taxable year at the rates generally applicable to underpayments of tax payable in those years.

If we are a PFIC for any taxable year during which a U.S. holder holds our common shares or ADSs and any of our subsidiaries or other corporate entities in which we own equity interests is also a PFIC, such U.S. holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. holders are urged to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.
As an alternative to the foregoing rules, a U.S. holder may make a mark-to-market election with respect to our common shares or ADSs, provided such common shares or ADSs are treated as “marketable stock.” The common shares or ADSs generally will be treated as marketable stock if the common shares or ADSs are regularly traded on a “qualified exchange or other market,” as defined in applicable U.S. Treasury Regulations. Our ADSs will be marketable stock as long as they remain listed on NASDAQ, which is a qualified exchange for this purpose, and are regularly traded. We anticipate that our ADSs should qualify as being regularly traded but no assurances can be given in this regard. Only the ADSs and not the common shares will be listed on NASDAQ. Consequently, a U.S. holder of common shares that are not represented by ADSs generally will not be eligible to make the mark-to-market election.
If a U.S. holder makes a valid mark-to-market election with respect to the ADSs, the holder generally will (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of ADSs held at the end of the taxable year over the adjusted tax basis of such ADSs and (ii) deduct as an ordinary loss in each such taxable year the excess, if any, of the adjusted tax basis of the ADSs over the fair market value of such ADSs held at the end of the taxable year, but such deduction will only be allowed to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. holder’s adjusted tax basis in the ADSs would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. holder makes a mark-to-market election in respect of our ADSs and we cease to be classified as a PFIC, the holder will not be required to take into account the gain or loss described above during any period that we are not classified as a PFIC. If a U.S. holder makes a mark-to-market election, any gain such U.S. holder recognizes upon the sale or other disposition of our ADSs in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election.
Because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. holder may continue to be subject to the general PFIC rules described above with respect to such U.S. holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.
We do not intend to provide information necessary for U.S. holders to make “qualified electing fund” elections which, if available, would result in tax treatment different from (and generally less adverse than) the general tax treatment for PFICs described above.
If a U.S. holder owns common shares or ADSs during any year in which we are a PFIC, the holder generally must file an annual report containing such information as the U.S. Treasury may require on IRS Form 8621 (or any successor form). A failure to file this report generally will suspend the statute of limitations with respect to any tax return, event, or period to which such report relates (potentially including with respect to items that do not relate to a U.S. holder’s investment in common shares or ADSs).
The PFIC rules are complex, and each U.S. holder should consult its own tax advisor regarding the PFIC rules, the elections which may be available to it, and how the PFIC rules may affect the U.S. federal income tax consequences relating to the ownership and disposition of common shares or ADSs.
Information Reporting and Backup Withholding
Payments of dividends or sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries may be subject to information reporting and backup withholding, unless (i) the U.S. holder is a corporation or other exempt recipient, or (ii) in the case of backup withholding, the U.S. holder provides a correct U.S. taxpayer identification number and certifies that it is not subject to backup withholding.
Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding rules will be allowed as a credit against a U.S. holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. holder furnishes required information to the IRS in a timely manner. Each U.S. holder should consult its own tax advisor regarding the information reporting and backup withholding rules in their particular circumstances and the availability of and procedures for obtaining an exemption from backup withholding.
Reporting Obligations for Certain Owners of Foreign Financial Assets
Certain U.S. holders may be required to file information returns with respect to their investment in common shares or ADSs. For example, U.S. return disclosure obligations (and related penalties) are imposed on individuals who are U.S. holders that hold certain specified foreign financial assets in excess of certain thresholds. The definition of “specified foreign financial assets” includes not only financial accounts maintained in non-U.S. financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person, and any interest in a non-U.S. entity. U.S. holders may be subject to these reporting requirements unless their common shares or ADSs are held in an account at certain financial institutions.
The discussion of reporting obligations set forth above is not intended to constitute an exhaustive description of all reporting obligations that may apply to a U.S. holder. A failure to satisfy certain reporting obligations may result in an extension of the period during which the IRS can assess a tax, and under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting obligation. Penalties for failure to comply with these reporting obligations are substantial. U.S. holders should consult with their own tax advisors regarding their reporting obligations under these rules, including the requirement to file an IRS Form 8938.
The foregoing discussion of certain U.S. federal income tax considerations is for general information only and is not intended to constitute a complete analysis of all tax consequences relating to the acquisition, ownership and disposition of our common shares or the ADSs. U.S. Holders should consult their own tax advisors concerning the tax consequences applicable to their particular situations.

UNDERWRITING
We expect to enter into an underwriting agreement with Network 1 Financial Securities, Inc., as representative of the several underwriters named therein (the “Representative”), with respect to the ADSs in this offering. The Representative may retain other brokers or dealers to act as sub-agents on its behalf in connection with this offering and may pay any sub-agent a solicitation fee with respect to any securities placed by it. Under the terms and subject to the conditions contained in the underwriting agreement, we have agreed to issue and sell to the underwriters the numbers of ADSs, each representing one (1) common share as indicated below.
Underwriters	Number of ADSs
Network 1 Financial Securities, Inc.	[•]
[•]
Total	[•]
The underwriters are offering the ADSs subject to their acceptance of the ADSs from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the ADSs offered by this prospectus are subject to the approval of certain legal matters by their counsel and to other conditions. The underwriters are obligated to take and pay for all of the ADSs offered by this prospectus if any such ADSs are taken. However, the underwriters are not required to take or pay for the ADSs covered by the underwriters option to purchase additional ADSs described below.
Over-Allotment Option
We have granted the underwriters an over-allotment option. This option, which is exercisable for up to 45 days after the date of this prospectus, permits the underwriters to purchase a maximum of 321,429 additional ADSs, representing an aggregate of 321,429 common shares, at the initial public offering price listed on the cover page of this prospectus, less underwriting discounts. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with this offering. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional ADSs as the number listed next to the underwriter’s name in the preceding table bears to the total number of ADSs listed next to the names of all underwriters in the preceding table.
Underwriting Discounts and Expenses
The underwriting discount is equal to the public offering price per share, less the amount paid by the underwriters to us per share. The underwriting discount was determined through an arms’ length negotiation between us and the underwriters. We have agreed to sell the ADSs to the underwriters at the offering price of $[•] per ADS and $[•] per ADS, respectively, which represents the public offering price of our ADSs set forth on the cover page of this prospectus less a 8% underwriting discount, for any amount of ADSs from investors sourced by underwriters and 6% for any amount of ADSs from investors sourced by us and of the over-allotment shares. The underwriters may allow, and certain dealers may reallow, a discount from the concession not in excess of $[•] per share to certain brokers and dealers. After this offering, the public offering price, concession, and reallowance to dealers may be changed by the Representative. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The ADSs are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriters have informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.
The following table shows the public offering price, underwriting discount, and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of the over-allotment option.

	Per Share		Total Without Over-Allotment Option		Total With Full Over-Allotment Option
Public offering price	$	[•]	$	[•]	$	[•]
Underwriting discounts(1)	$	[•]	$	[•]	$	[•]
Proceeds, before expenses, to us	$	[•]	$	[•]	$	[•]

(1)
Represents an underwriting discount equal to 8% per share from investors introduced by the underwriters and 6% of the total amount of investments sourced by us and of the over-allotment shares. The fees do not include the Representative’s expense reimbursement provisions described below. Underwriting discounts to be paid by us are calculated based on the assumption that no investors in this offering are introduced by us.

We have agreed to pay to the underwriters by deduction from the net proceeds of the offering contemplated herein, a non-accountable expense allowance equal to 1% of the gross proceeds received by us from the sale of the shares.
We have agreed to pay expenses relating to the offering, including: (i) our legal and accounting fees and disbursements; (ii) the costs of preparing, printing, mailing, and delivering the registration statement, the preliminary and final prospectus contained therein and amendments thereto, post-effective amendments and supplements thereto, and the underwriting agreement and related documents (all in such quantities as the Representative may reasonably require); (iii) the costs of preparing and printing stock certificates; (iv) the costs of any “due diligence” meetings; (v) all reasonable and documented fees and expenses for conducting a net road show presentation; (vi) all filing fees and communication expenses relating to the registration of the shares to be sold in the offering with the SEC and the filing of the offering materials with FINRA; (vii) the reasonable and documented fees and disbursements of the Representative’s counsel up to $75,000; (viii) background checks of the Company’s officers and directors up to $15,000; (ix) preparation of bound volumes and mementos in such quantities as the Representative may reasonably request up to $6,500; (x) transfer taxes, if any, payable upon the transfer of securities from us to the Representative; and (xi) the fees and expenses of the transfer agent, clearing firm, and registrar for the shares; provided that the actual accountable expenses of the Representative shall not exceed $125,000. We are required to supply the Representative and its counsel, at our cost, with a reasonable number of bound volumes of the offering materials within a reasonable time after the closing of this offering as well as commemorative tombstones.
We paid an expense deposit of $20,000 to the Representative, upon the execution of letter of intent between us and the Representative. Upon the closing of this offering, we will pay an additional $105,000 to the Representative. Any expense deposits will be returned to us to the extent the Representative’s out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).
We estimate that expenses payable by us in connection with this offering, other than the underwriting discounts referred to above, will be approximately $2,225,000, including a maximum aggregate reimbursement of $125,000 of Representative’s accountable expenses.
In addition, we agreed, during the engagement period of the Representative or until the consummation of this offering, whichever is earlier, not to negotiate with any other broker-dealer relating to a possible private and/or public offering of the securities without the written consent of the Representative, provided that the Representative is reasonably proceeding in good faith with preparation for this offering. Until the Underwriting Agreement is signed, we or the Representative may at any time terminate its further participation in this offering for any reason whatsoever, and we agree to reimburse the Representative for its actual reasonable accountable out-of-pocket expenses, up to a maximum of $125,000, incurred prior to the termination, less any advance and amounts previously paid to the Representative in reimbursement for such expenses; provided, however, that such fees shall be subject to FINRA Rule 5110(f)(2)(C) and shall not apply if and to the extent the Representative has advised us of the Representative’s inability or unwillingness to proceed with this offering.
We have also agreed that if at any time prior to the one year anniversary of the consummation of this offering the Company or any of its affiliates shall enter into any transaction (including without limitation any merger, consolidation, acquisition, financing, joint venture or other arrangement) with any party introduced to the Company by the underwriter directly, during such period, the Representative will be paid a success fee, payable at the closing of such transaction, equal to 1% of the consideration or value received by the Company or its shareholders.
Listing
We have applied to list our ADSs on the Nasdaq Capital Market under the symbol “WRNT.”
Indemnification
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.
Lock-Up Agreements
We have agreed not to, for a period of 180 days from the effective date of the registration statement of which this prospectus is a part, offer, issue, sell, contract to sell, encumber, grant any option for the sale of, or otherwise dispose of, except in this offering, any of our ADSs or securities that are substantially similar to our ADSs, including any options or warrants to purchase our ADSs, or any securities that are convertible into or exchangeable for, or that represent the right to receive, our ADSs or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date such lock-up agreement was executed), without the prior written consent of the underwriters.
Furthermore, each of our directors, corporate auditors and executive officers has also entered into a similar lock-up agreement for a period of 180 days from the effective date of the registration statement of which this prospectus is a part, subject to certain exceptions, with respect to our ADSs and securities that are substantially similar to our ADSs.
The Representative has no present intention to waive or shorten the lock-up period; however, the terms of the lock-up agreements may be waived at its discretion. In determining whether to waive the terms of the lock-up agreements, the Representative may base its decision on its assessment of the relative strengths of the securities markets and companies similar to ours in general, and the trading pattern of, and demand for, our securities in general.
Pricing of the Offering
Prior to this offering, there has been no public market for our ADSs. The initial public offering price of the ADSs has been negotiated between us and the underwriters. Among the factors considered in determining the initial public offering price of the ADSs, in addition to the prevailing market conditions, are our historical performance, estimates of our business potential and earnings prospects, an assessment of our management, and the consideration of the above factors in relation to market valuation of companies in related businesses.
Electronic Offer, Sale, and Distribution of ADSs
A prospectus in electronic format may be made available on the websites maintained by the underwriters or selling group members, if any, participating in this offering and the underwriters may distribute prospectuses electronically. The underwriters may agree to allocate a number of ADSs to selling group members for sale to their online brokerage account holders. The ADSs to be sold pursuant to internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriters, and should not be relied upon by investors.

Price Stabilization, Short Positions, and Penalty Bids
In connection with this offering, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the price of our ADSs. Specifically, the underwriters may sell more ADSs than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of ADSs available for purchase by the underwriters under option to purchase additional ADSs. The underwriters can close out a covered short sale by exercising the option to purchase additional ADSs or purchasing ADSs in the open market. In determining the source of ADSs to close out a covered short sale, the underwriters will consider, among other things, the open market price of ADSs compared to the price available under the option to purchase additional ADSs. The underwriters may also sell ADSs in excess of the option to purchase additional ADSs, creating a naked short position. The underwriters must close out any naked short position by purchasing ADSs in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the ADSs in the open market after pricing that could adversely affect investors who purchase in the offering.
The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing our ADSs in this offering because such underwriter repurchases those ADSs in stabilizing or short covering transactions.
Finally, the underwriters may bid for, and purchase, our ADSs in market making transactions, including “passive” market making transactions as described below.
These activities may stabilize or maintain the market price of our ADSs at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on the Nasdaq Capital Market, in the over-the-counter market, or otherwise.
Passive Market Making
In connection with this offering, the underwriters may engage in passive market making transactions in our ADSs on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the ADSs and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.
Potential Conflicts of Interest
The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of our Company. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Other Relationships
The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, and brokerage activities. Some of the underwriters and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions, and expenses.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long, and/or short positions in such securities and instruments.
Stamp Taxes
If you purchase ADSs offered in this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus.
Selling Restrictions
No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the ADSs, or the possession, circulation or distribution of this prospectus or any other material relating to us or the ADSs, where action for that purpose is required. Accordingly, the ADSs may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the ADSs may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.
Australia.   This prospectus is not a product disclosure statement, prospectus, or other type of disclosure document for the purposes of Corporations Act 2001 (Commonwealth of Australia) (the “Act” and does not purport to include the information required of a product disclosure statement, prospectus, or other disclosure document under Chapter 6D.2 of the Act. No product disclosure statement, prospectus, disclosure document, offering material, or advertisement in relation to the offer of the ADSs has been or will be lodged with the Australian Securities and Investments Commission or the Australian Securities Exchange.
Accordingly, (1) the offer of the ADSs under this prospectus may only be made to persons: (i) to whom it is lawful to offer the ADSs without disclosure to investors under Chapter 6D.2 of the Act under one or more exemptions set out in Section 708 of the Act, and (ii) who are “wholesale clients”, as that term is defined in section 761G of the Act, (2) this prospectus may only be made available in Australia to persons as set forth in clause (1) above, and (3) by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (1) above, and the offeree agrees not to sell or offer for sale any of the ADSs sold to the offeree within 12 months after their issue except as otherwise permitted under the Act.
Canada.   The ADSs may not be offered, sold, or distributed, directly or indirectly, in any province or territory of Canada other than the provinces of Ontario and Quebec or to or for the benefit of any resident of any province or territory of Canada other than the provinces of Ontario and Quebec, and only on a basis that is pursuant to an exemption from the requirement to file a prospectus in such province, and only through a dealer duly registered under the applicable securities laws of such province or in accordance with an exemption from the applicable registered dealer requirements.
Cayman Islands.   This prospectus does not constitute a public offer of the ADSs, whether by way of sale or subscription, in the Cayman Islands. The Underwriter has represented and agreed that it has not offered or sold, and will not offer or sell, directly or indirectly, any ADSs to any member of the public in the Cayman Islands.
European Economic Area.   In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive, or a Relevant Member State, from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or the Relevant Implementation Date, an offer of the ADSs to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to the ADSs that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and the competent authority in that Relevant Member State has been notified, all in accordance with the Prospectus

Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the ADSs to the public in that Relevant Member State at any time,
•
to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•
to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than €43,000,000, and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•
to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive; or

•
in any other circumstances that do not require the publication by the company of a prospectus pursuant to Article 3 of the Prospectus Directive;

provided that no such offer of ADSs shall result in a requirement for the publication by the company of a prospectus pursuant to Article 3 of the Prospectus Directive.
For purposes of the above provision, the expression “an offer of ADSs to the public” in relation to any ADSs in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the ADSs to be offered so as to enable an investor to decide to purchase or subscribe the ADSs, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.
Hong Kong.   The ADSs may not be offered or sold in Hong Kong by means of this prospectus or any other document other than (i) in circumstances that do not constitute an offer or invitation to the public within the meaning of the Companies (Cap.32, Laws of Hong Kong) or the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances that do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the ADSs may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), that is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to ADSs which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.
Malaysia.   The shares have not been and may not be approved by the securities commission Malaysia, or SC, and this document has not been and will not be registered as a prospectus with the SC under the Malaysian capital markets and services act of 2007, or CMSA. Accordingly, no securities or offer for subscription or purchase of securities or invitation to subscribe for or purchase securities are being made to any person in or from within Malaysia under this document except to persons falling within any of paragraphs 2(g)(i) to (xi) of schedule 5 of the CMSA and distributed only by a holder of a capital markets services license who carries on the business of dealing in securities and subject to the issuer having lodged this prospectus with the SC within seven days from the date of the distribution of this prospectus in Malaysia. The distribution in Malaysia of this document is subject to Malaysian laws. Save as aforementioned, no action has been taken in Malaysia under its securities laws in respect of this document. This document does not constitute and may not be used for the purpose of a public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the approval of the SC or the registration of a prospectus with the SC under the CMSA.
Japan.   The ADSs have not been and will not be registered under the Financial Instruments and Exchange Law of Japan, and ADSs will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to any exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.
People’s Republic of China.   This prospectus may not be circulated or distributed in the PRC, and the ADSs may not be offered or sold, and will not be offered or sold to any person for re-offering or resale, directly or indirectly, to any resident of the PRC except pursuant to applicable laws and regulations of the PRC. For the purpose of this paragraph, PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.
Singapore.   This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our ADSs may not be circulated or distributed, nor may our ADSs be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or SFA, (ii) to a relevant person or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.
Where our ADSs are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor; shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the ADSs under Section 275 of the SFA, except: (1) to an institutional investor (for corporations under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is or will be given for the transfer; or (3) where the transfer is by operation of law.
Taiwan.   The ADSs have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing, or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the ADSs in Taiwan.
United Kingdom.   An offer of the ADSs may not be made to the public in the United Kingdom within the meaning of Section 102B of the Financial Services and Markets Act 2000, as amended, or the FSMA, except to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances that do not require the publication by the company of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority, or the FSA.
An invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) may only be communicated to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which Section 21 of FSMA does not apply to the company.
All applicable provisions of the FSMA with respect to anything done by the underwriters in relation to the ADSs must be complied with in, from or otherwise involving the United Kingdom.

Israel.   This prospectus does not constitute a prospectus under the Israeli Securities Law, 5728-1968, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus may be distributed only to, and is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds; provident funds; insurance companies; banks; portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange Ltd., underwriters, each purchasing for their own account; venture capital funds; entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors. Qualified investors shall be required to submit written confirmation that they fall within the scope of the Addendum.
The address of Network 1 Financial Securities, Inc. is 2 Bridge Avenue, Suite 241 Red Bank, NJ 07701.

EXPENSES RELATED TO THE OFFERING
The following table sets forth the costs and expenses, other than the underwriting discounts and commissions and expenses, payable in connection with this offering. All amounts shown are estimates and subject to future contingencies, except the U.S. Securities and Exchange Commission registration fee, the Financial Industry Regulatory Authority filing fee, and the NASDAQ Capital Market entry and listing fee.
Description	Amount
U.S. Securities and Exchange Commission registration fee	$1,700
Financial Industry Regulatory Authority filing fee	$3,125
NASDAQ Capital Market entry and listing fee	$55,000
Accounting and Audit fees and expenses	$300,000
Legal fees and expenses	$1,500,000
Underwriter fees and expenses	$275,000
Printing expenses	$75,00.000
Miscellaneous	$15,175
Total	$2,225,000.00

LEGAL MATTERS
We are being represented by Greenberg Traurig, LLP, Irvine, California, with respect to certain legal matters as to United States federal securities and New York State law. The underwriters are being represented by Loeb & Loeb LLP, New York, New York, with respect to certain legal matters as to United States federal securities and New York State law. The validity of the common shares represented by the ADSs offered in this offering and certain legal matters as to Japanese law will be passed upon for us by Greenberg Traurig Tokyo Law Offices.
EXPERTS
BF Borgers CPA PC, independent registered public accounting firm, has audited our consolidated financial statements as of, and for the years ended, March 31, 2021 and 2020, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of Warrantee Inc. to continue as a going concern as described in Note 2 to the consolidated financial statements as of March 31, 2021 and 2020). We have included such consolidated financial statements in this prospectus in reliance on BF Borgers CPA PC’s report, given on their authority as experts in accounting and auditing. BF Borgers CPA PC’s headquarters are located 5400 W Cedar Ave, Lakewood, CO 80226.
ENFORCEABILITY OF CIVIL LIABILITIES
We are a corporation organized under Japanese law. All of our directors, our corporate auditor, and our executive officers reside in Japan, and significantly all of our assets and the assets of such persons are located outside of the United States. As a result, it may not be possible for investors to effect service of process within the United States upon these persons or us, or to enforce against them or us judgments obtained in U.S. courts, whether or not predicated upon the civil liability provisions of the federal securities laws of the United States or of the securities laws of any state of the United States. There is doubt as to the enforceability in Japan, either in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities predicated solely on the federal securities laws of the United States or the securities laws of any state of the United States.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed with the SEC a registration statement on Form F-1 under the Securities Act relating to the underlying common shares represented by the ADSs being offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. Some items included in the registration statement have been omitted from this prospectus in accordance with the rules and regulations of the SEC. For further information about our Company, our common shares, and the ADSs being offered by this prospectus, we refer you to the registration statement, including all amendments, supplements, exhibits, and schedules thereto. Statements contained in this prospectus regarding the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see a copy of such contract or document that has been filed. Each statement in this prospectus relating to a contract or document that is filed as an exhibit to the registration statement is qualified in all respects by reference to the full text of such contract or document filed as an exhibit to the registration statement.
You may access and read the registration statement and this prospectus, including the related exhibits and schedules, and any document we file with the SEC at the SEC’s Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are available to the public without charge through the SEC’s website at http://www.sec.gov.
Upon completion of this offering, we will be subject to the information reporting requirements of the Exchange Act that are applicable to “foreign private issuers”, and under those requirements will file reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a “foreign private issuer”, we will be exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors, corporate auditors, and principal shareholders will be exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act with respect to their purchases and sales of common shares. In addition, as a “foreign private issuer”, we are also not subject to the requirements of Regulation FD (Fair Disclosure) promulgated under the Exchange Act. Furthermore, we will not be required under the Exchange Act to file annual or other reports and financial statements with the SEC as frequently or as promptly as U.S. companies that have securities registered under the Exchange Act. As such, we will file with the SEC, within 120 days after the end of each fiscal year, or such other applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm. We also intend to furnish to the SEC under cover of Form 6-K certain other material information.
Our corporate website is https://warrantee.com/. After the consummation of this offering, you may go to our website to access our periodic reports and other information that we file with the SEC as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference into, and is not a part of, this prospectus. We have included our website address in this prospectus solely for informational purposes.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
CONSOLIDATED FINANCIAL STATEMENTS OF WARRANTEE INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the shareholders and the board of directors of Warrantee Inc.
Opinion on the Financial Statements
We have audited the accompanying balance sheets of Warrantee Inc. as of March 31, 2021 and 2020, the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.
Substantial Doubt about the Company’s Ability to Continue as a Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered net losses and has a significant accumulated deficit. In addition, the Company continues to experience negative net cash flows. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Emphasis of Matter — Concentration of Revenue and Uncertainties
As discussed in Note 2 to the financial statements, a significant portion of the Company’s revenue is derived from a few major customers and the Company has not yet established a recurring customer base that provides an ongoing sustainable source of revenue sufficient to cover its operating expenses, which makes the Company vulnerable to the risk of a near-term severe financial impact if the Company is unable to secure new revenue generating customer contracts. The financial statements do not reflect the effect of this uncertainty. Our opinion is not modified with respect to this matter.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S/ BF Borgers CPA PC
BF Borgers CPA PC
We have served as the Company's auditor since 2022
Lakewood, CO
February 7, 2022

WARRANTEE INC.
CONSOLIDATED BALANCE SHEETS
As of March 31, 2021 and 2020
(Yen in thousands, except share data)
	March 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	¥15,378	¥25,642
Restricted cash	—	420
Trade accounts receivable	10,700	1,086
Consumption taxes receivable	5,310	10,516
Deferred contract costs	—	17,617
Prepaid compensation asset	88,509	—
Prepaid expenses and other current assets	6,399	9,247
Total current assets	126,296	64,528
Property and equipment, net	94	209
Deferred offering costs	65,978	9,007
Other assets	2,438	4,951
Total assets	¥194,806	¥78,695
Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	¥4,185	¥4,185
Due to related parties	—	1,413
Accrued expenses and other current liabilities	37,087	10,398
Consumption taxes payable	9,077	—
Current portion of long-term debt, net of debt issuance costs	1,649	1,550
Deferred revenue	—	106,919
Deposits received	—	16,760
Total current liabilities	51,998	141,225
Long-term debt, excluding current portion, net of debt issuance costs	83,944	60,594
Total liabilities	135,942	201,819
Commitments and contingencies (Note 5)
Stockholders’ equity (deficit):
Common shares: 40,000,000 shares authorized, 10,002,000 shares issued and outstanding as of March 31, 2021 and March 31, 2020	136,636	136,636
Additional paid-in capital	337,299	129,270
Accumulated deficit	(414,828)	(389,030)
Accumulated other comprehensive loss	(243)	—
Total stockholders’ equity (deficit)	58,864	(123,124)
Total liabilities and stockholders’ equity (deficit)	¥194,806	¥78,695
The accompanying notes are an integral part of the consolidated financial statements.

WARRANTEE INC.
CONSOLIDATED STATEMENTS OF LOSS
For the Years Ended March 31, 2021 and 2020
(Yen in thousands, except share and per share data)
	Years Ended March 31,
	2021	2020
Revenue	¥212,000	¥57,674
Cost of revenue	25,146	6,245
Gross profit	186,854	51,429
Operating expenses:
Selling, general and administrative expenses	214,608	95,911
Loss from operations	(27,754)	(44,482)
Other income (expense):
Other income, net	5,380	—
Interest expense	(3,424)	(3,852)
Total other income (expense), net	1,956	(3,852)
Net loss	¥(25,798)	¥(48,334)
Net loss per share attributable to common stockholders, basic and diluted	¥(2.58)	¥(4.83)
Weighted-average shares outstanding used to compute net loss per share, basic and diluted	10,002,000	10,002,000
The accompanying notes are an integral part of the consolidated financial statements.

WARRANTEE INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
For the Years Ended March 31, 2021 and 2020
(Yen in thousands)
	Years Ended March 31,
	2021	2020
Net loss	¥(25,798)	¥(48,334)
Foreign currency translation adjustments, net of tax	(243)	—
Comprehensive loss	¥(26,041)	¥(48,334)
The accompanying notes are an integral part of the consolidated financial statements.

WARRANTEE INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)
For the Years Ended March 31, 2021 and 2020
(Yen in thousands, except share data)
	Common Shares		Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Stockholders’ Equity (Deficit)
	shares	Amount
Balance, March 31, 2019	10,002,000	¥136,636	¥26,132	¥(340,696)	¥—	¥(177,928)
Receipts from related parties	—	—	108,493	—	—	108,493
Advances to related parties	—	—	(5,355)	—	—	(5,355)
Net loss	—	—	—	(48,334)	—	(48,334)
Balance, March 31, 2020	10,002,000	136,636	129,270	(389,030)	—	(123,124)
Receipts from related parties	—	—	6,129	—	—	6,129
Share-based compensation	—	—	201,900	—	—	201,900
Foreign currency translation adjustments, net of tax	—	—	—	—	(243)	(243)
Net loss	—	—	—	(25,798)	—	(25,798)
Balance, March 31, 2021	10,002,000	¥136,636	¥337,299	¥(414,828)	¥(243)	¥58,864
The accompanying notes are an integral part of the consolidated financial statements.

WARRANTEE INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended March 31, 2021 and 2020
(Yen in thousands)
	Years Ended March 31,
	2021	2020
Cash flow from operating activities:
Net loss	¥(25,798)	¥(48,334)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	115	463
Amortization of debt issuance costs	68	69
Share-based compensation expense	111,684	—
Changes in operating assets and liabilities:
Trade accounts receivable	(9,614)	(771)
Consumption taxes receivable	5,206	(9,128)
Deferred contract costs	17,617	(17,617)
Prepaid expenses and other current assets	2,848	(5,470)
Accounts payable	—	1,251
Due to related parties	(1,413)	1,413
Accrued expenses and other current liabilities	13,420	(1,054)
Consumption taxes payable	9,077	—
Deferred revenue	(106,919)	(14,975)
Deposits received	(16,760)	16,760
Other	2,512	6,690
Net cash provided by (used in) operating activities	2,043	(70,703)
Cash flow from investing activities:
Purchases of property and equipment	—	(146)
Net cash used in investing activities	—	(146)
Cash flow from financing activities:
Proceeds from stock options issued	1,707	—
Repayment of short-term debt	—	(20,000)
Proceeds from long-term debt	25,000	—
Repayment of long-term debt	(1,619)	(1,517)
Receipts from related parties	6,129	108,493
Advances to related parties	—	(5,355)
Payment of deferred offering costs	(43,771)	(9,007)
Net cash provided by (used in) financing activities	(12,554)	72,614
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(173)	—
Net (decrease) increase in cash, cash equivalents, and restricted cash	(10,684)	1,765
Cash, cash equivalents, and restricted cash
Beginning of year	26,062	24,297
End of year	¥15,378	¥26,062
Supplemental disclosures of cash flow information:
Cash paid for interest	¥3,362	¥3,342
Cash paid for income taxes	¥—	¥2,263
Non-cash investing and financing activities:
Accrued offering costs	¥13,200	¥—
The accompanying notes are an integral part of the consolidated financial statements.

WARRANTEE INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended March 31, 2021 and 2020
1. Nature of Operations
Warrantee Inc. (“Warrantee”) and its wholly-owned subsidiary (collectively, the “Company”) provide sponsored marketing services used in the durables vertical (the “Durables Vertical”) and the commercial healthcare vertical (the “Commercial Healthcare Vertical”). Warrantee was incorporated in October 2013, and its wholly-owned subsidiary, Warrantee Pte. Ltd., was incorporated in December 2019 in Singapore. The Company’s fiscal year end is March 31.
The Durables Vertical business model allows participating users (“Participant Users”) to receive warranty services for repair or replacement of electric appliances, kitchen appliances and other equipment free of charge in exchange for personal information, including purchase data. The Company organizes the data and provides it with the prior consent of Participant Users to corporate sponsor companies (“Corporate Sponsors”). This information allows Corporate Sponsors to market their products efficiently. In return for the information, the Corporate Sponsors pay sponsor fees to the Company which in turn the Company uses to purchase extended warranty coverage for the products of Participant Users. The Company itself does not provide the extended warranties; it purchases such coverage from third party providers.
During the fiscal year ended March 31, 2021, the Company expanded its business model into Commercial Healthcare Vertical, which allows Participant Users to receive complimentary examinations or treatments for a range of specified ailments and procedures ranging from polymerase chain reaction testing, genetic testing, arthritic and orthopedic procedures. During the year ended March 31, 2021, the Company also conducted sales promotions on behalf of Corporate Sponsors to Participant Users based on the results of their genetic tests. Similar to the Durables Vertical, the Company gathers information from Participant Users with their prior consent and then provides the information, including feedback on the relevant healthcare services, to Corporate Sponsors. Data collected includes basic profile information of the patient in addition to specific, targeted data on personal health markers and responses to the specific treatment, procedure, or healthcare product. In return for the information, the Corporate Sponsors pay sponsor fees to the Company which in turn the Company pays the costs for the healthcare services. The result is that Participant Users are able to enjoy the benefits of healthcare services for free and the Corporate Sponsors are able to use the information to market its product efficiently.
The Company’s customers, or Corporate Sponsors, include manufacturers and distributors of home appliances, healthcare equipment, and health food distributors. All customers are located throughout Japan for the presented periods, and the Company is headquartered in Japan.
As described in Note 2, Summary of Significant Accounting Policies, “Revenue Recognition,” the Company recognized other sources of revenue from Advertising, Licensing, and System Development. However, the Company does not expect to generate these types of revenues in the future periods.
On March 11, 2020, the World Health Organization designated the outbreak of the novel strain of coronavirus (“COVID-19”) as a global pandemic. The Company did not observe significant impacts on its business or results of operations for the years ended March 31, 2021 or 2020 due to the global emergence of COVID-19. The Company also applied for the subsidy program for sustaining businesses by the Japanese government with COVID-19 special treatment. For the year ended March 31, 2021, the Company received ¥2,000 thousand from the subsidy program. The subsidy is not limited in scope and can help cover a wide variety of purposes. The Japanese government subsidies of non-operating nature with no further conditions to be met are recorded in “Other income, net” in the Consolidated Statements of Loss when received. While the extent to which COVID-19 impacts the Company’s future results will depend on future developments, the pandemic and associated economic impacts could result in an impact to the Company’s future financial condition, results of operations and cash flows.

2. Summary of Significant Accounting Policies
Basis of Presentation
The accompanying consolidated financial statements are presented in Japanese yen, the currency of the country in which the Company is incorporated and primarily operates. The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).
Liquidity and Financial Condition
The Company has a history of recurring losses, including a loss from operations of ¥27,754 thousand for the year ended March 31, 2021. This operating loss has resulted in an accumulated deficit of ¥414,828 thousand as of March 31, 2021.
The Company’s consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. The Company’s ability to continue as a going concern is dependent upon the Company’s ability to attract and retain revenue generating customers, acquire new customer contracts, and secure additional financing.
As described in Note 13, Subsequent Events, on April 1, 2021, the Company entered into a new customer contract, the proceeds of which are expected to be sufficient to meet the Company’s obligations and continue as a going concern. As of the date that the consolidated financial statements were available to be issued, the Company has collected cash proceeds of approximately ¥190,000 thousand. The Company expects to receive total proceeds of approximately ¥176,000 thousand within one year from the issuance of the consolidated financial statements pursuant to an amendment to the agreement that was signed in December 2021.
In addition, as described in Note 13, Subsequent Events, on September 30, 2021, the Company refinanced the existing term loan with Japan Finance Corporation to extend the maturity date to August 31, 2026, which originally matured on September 30, 2021.
Management presently expects that the above-mentioned facts and its ongoing business plan are adequate to meet operating needs and existing debt obligations to continue its operations for at least one year from the date the consolidated financial statements were available to be issued. However, no assurance can be provided as to the ultimate resolution of the foregoing matters and their ultimate impact on the Company’s financial position, results of operations and cash flows. The Company may consider obtaining additional financing in the future through the issuance of the Company’s common shares, through other equity or debt financings, or other means. The Company, however, is dependent upon its ability to obtain new revenue generating customer contracts, secure equity and/or debt financing and there are no assurances that the Company will be successful. The consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts, or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.
Principles of Consolidation
The consolidated financial statements include the accounts of Warrantee and its wholly-owned subsidiary, Warrantee Pte. Ltd. (“Warrantee Pte.”). Warrantee Pte. has a fiscal year ending December 31, and the accounts of Warrantee Pte. are included in the Company’s consolidated financial statements based on Warrantee Pte.’s fiscal year. There were no significant events that occurred between Warrantee Pte.’s fiscal year end and March 31 that would require adjustment to or disclosure in the accompanying consolidated financial statements. All intercompany accounts and transactions have been eliminated upon consolidation.
The Company evaluates its ownership, contractual and other interests in other entities to determine whether any investee is a variable interest entity (“VIE”). If the Company concludes that an investee is a VIE, the Company evaluates its power to direct the activities of the investee, its obligation to absorb the expected losses of the investee and its right to receive the expected residual returns of the investee to determine whether the Company is the primary beneficiary of the investee. If the Company is the primary beneficiary of a VIE, the Company consolidates such entity and reflects the noncontrolling interest in earnings and equity attributed to the noncontrolling interest held in its consolidated financial statements. The Company was not the primary beneficiary of any VIE during the years ended March 31, 2021 and 2020.
Use of Estimates
The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities as of the reporting date, and the reported amounts of revenue and expense during the reporting period. These estimates are based on management’s best knowledge of current events and actions that the Company may undertake in the future and include, but are not limited to, valuation of stock options, impairment of deferred offering costs, and valuation allowance against net deferred tax assets. Actual results could differ from those estimates.
Segment Information
The Company operates as one operating segment. The Company’s chief operating decision maker (“CODM”) is its Chief Executive Officer (“CEO”), who reviews financial information for purposes of making operating decisions, assessing financial performance, and allocating resources. The Company’s CODM evaluates financial information on a consolidated basis. As of March 31, 2021 and 2020, there were no revenues or long-lived assets held outside of Japan.
Concentration of Customers
For the years ended March 31, 2021 and 2020, two customers and three customers, respectively, each accounted for more than 10% of the consolidated revenue. Revenue from those customers totaled ¥177,000 thousand and ¥53,895 thousand of the total consolidated revenue for the years ended March 31, 2021 and 2020, respectively. The following represents sales revenue attributable to each of these customers as a percentage of total consolidated revenue for each respective year.
	Percentage of Revenue
	For the years ended March 31,
	2021	2020
Customer A	51%	—
Customer B	33%	—
Customer C	—	52%
Customer D	—	24%
Customer E	—	17%
Cash, Cash Equivalents, and Restricted Cash
The Company considers all highly liquid investments purchased with an initial maturity date of three months or less to be cash equivalents. Restricted cash of ¥420 thousand, as shown on the Consolidated Balance Sheets as of March 31, 2020, was comprised of cash binding for its use based on the petition for an order of provisional seizure in connection with a lawsuit filed by a customer until the judgment became final. Such restriction has been released as a result of the settlement with the customer during the year ended March 31, 2021. The Company recorded a gain of ¥3,760 thousand related to this settlement as non-operating income in “Other income, net” in the Consolidated Statements of Loss for the year ended March 31, 2021.
Trade Accounts Receivable and Allowance for Doubtful Accounts
Trade accounts receivable primarily consist of amounts billed and currently due from customers, net of an allowance for doubtful accounts, if recorded. When the Company has an unconditional right to payment, subject only to the passage of time, the right is treated as a receivable. Fees billed in advance of the related contractual term represent contract liabilities and are presented as deferred revenue. Typical payment terms provide for customer payment within 30 days of the contract date.
Trade accounts receivable are subject to collection risk. The Company performs evaluations of its customers’ financial positions and generally extends credit on account, without collateral. The Company determines the need for an allowance for doubtful accounts based upon various factors, including credit quality of the customer, age of the receivable balance and current economic conditions.
There were no bad debt expense or allowance for doubtful accounts recorded as of and for the years ended March 31, 2021 and 2020.
Property and Equipment, Net
Property and equipment are recorded at cost less accumulated depreciation. Depreciation is computed using the declining balance method or the straight-line method, depending on the pattern of consumption of the economic benefits by asset class, over the estimated useful lives of the assets. The estimated useful lives are 4 years for computers and 3 to 6 years for furniture and fixtures. Repair and maintenance costs are expensed as incurred. The Company records depreciation expense in selling, general and administrative expenses and cost of revenue on the Consolidated Statements of Loss.
Impairment or Disposal of Long-Lived Assets
The Company evaluates the recoverability of its long-lived assets in accordance with the provisions of Accounting Standards Codification (“ASC”) Topic 360, Property, Plant and Equipment, which requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.
Debt Issuance Costs
Debt issuance costs are amortized as interest expense on a basis which approximates the effective interest method over the term of the related debt. Debt issuance costs are reported at cost, less accumulated amortization and are presented in the Consolidated Balance Sheets as a direct deduction from the carrying value of the associated debt.
Deferred Offering Costs
Deferred offering costs are capitalized and consist of fees incurred in connection with the anticipated sale of common shares in an initial public offering (“IPO”) and include direct incremental legal, accounting, printing, and other IPO-related costs. Upon completion of an IPO, these deferred costs will be reclassified to stockholders’ equity (deficit) and recorded against the proceeds from the offering. In the event a proposed IPO is deemed not likely to be completed, the deferred offering costs would be charged to expenses in the period of such determination.
Foreign Currency
The Company uses Japanese yen as its reporting currency. Warrantee’s functional currency is the Japanese yen and the functional currency of Warrantee Pte. is the Singapore dollar. Financial statements of Warrantee Pte. are prepared using the functional currency and translated into Japanese yen for reporting purposes. Assets and liabilities are translated using the fiscal year end foreign exchange rate, and income and expenses are translated using the weighted average exchange rate for the period. Foreign currency translation adjustments related to the financial statements of Warrantee Pte. net of related income tax effects, are credited or charged directly to the foreign currency translation adjustments account, a component of accumulated other comprehensive loss. The tax effects related to the foreign currency translation of financial statements of Warrantee Pte. are not recognized unless it is apparent that the temporary differences will reverse in the foreseeable future. Monetary assets and liabilities denominated in currencies other than the functional currency are remeasured into the functional currency of the respective entity at the fiscal year end foreign exchange rate, and gains and losses resulting from such remeasurement are included in foreign exchange gains (losses). Foreign currency denominated income and expenses are remeasured using the average exchange rate for the period. The effects of translation and remeasurement related to foreign currency transactions are immaterial.
Share-Based Compensation
The Company applies the provisions of ASC Topic 718, Compensation — Stock Compensation. The Company measures the cost of employee and non-employee services received in exchange for awards of equity instruments at the fair value of the award on the grant date and recognizes the cost over the requisite service period which the employee and non-employee are required to provide services in exchange for the award. Compensation costs are recognized on a straight-line basis over the requisite service period of the awards which are expected to be vested. For non-employee vesting periods that have implicit service periods based on the achievement of a performance condition, a change in the estimated achievement of performance conditions will be recognized prospectively over the revised non-employee vesting period. For awards with performance conditions, compensation cost is recognized when the condition is probable of being achieved, or in the case of a liquidity event, when the liquidity event occurs. The Company uses option pricing methods that require the input of subjective assumptions, including the expected term, expected volatility, dividend yield and risk-free interest rate. For awards with market conditions, the Company uses a hybrid method between a discounted cash flow method and Monte Carlo simulation models to value the awards. The Company has elected to recognize forfeitures as they occur.
Revenue Recognition
The Company applies ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”) for all periods presented in the consolidated financial statements. To determine the appropriate amount of revenue to be recognized in accordance with ASC 606, the Company follows a five-step model as follows:
1 — Identification of the contract with a customer
2 — Identification of the performance obligation in the contract
3 — Determination of the transaction price
4 — Allocation of the transaction price to the performance obligation in the contract
5 — Recognition of revenue when, or as, a performance obligation is satisfied
The Company’s revenue is primarily derived from the Durables Vertical and the Commercial Healthcare Vertical. The Company’s services are marketed and sold directly to the customers. The Company assesses the contract term as the period in which the parties to the contract have enforceable rights and obligations. The contract term may differ from the stated term in contracts with certain termination or renewal rights, depending on whether there are substantive penalties associated with those rights. Customer contracts are generally standardized and noncancellable for the duration of the stated contract term. Consumption taxes collected and remitted to tax authorities are excluded from revenue. The Company may use third-party vendors to provide certain goods or services to its customers. The Company evaluates those relationships to determine whether revenue should be reported gross or net. The Company recognizes revenue on a gross basis where it acts as principal and controls the goods and services used to fulfill the performance obligations to the customer and on a net basis where it acts as an agent. The Company has not acted as an agent during the fiscal years ended March 31, 2021 and 2020.
Durables Vertical:
Performance Obligations
Revenue from the Durables Vertical is primarily comprised of sponsorship fees from Corporate Sponsors in exchange for Participant Users’ personal information. During the sponsorship campaigns, the Company aggregates personal information, organizes that data, and then provides it to Corporate Sponsors. The Company has identified one performance obligation, the delivery of Participant Users’ personal information. All other immaterial deliverables occur prior to this but revenue is not recognized until the delivery of the Participant Users’ personal information which is the performance obligation. Accordingly, the Company recognizes revenue at a point in time when the personal information is provided to Corporate Sponsors upon satisfying its single distinct performance obligation.
When the Company conducts the market research or marketing planning proposal services for the customers in the preliminary stages of the Durables Vertical contract, the single performance obligations are satisfied and revenue is recognized when the services are completed and accepted by the customers and the Company has no further obligations.
Contractual Consideration
The transaction price is generally fixed at contract inception. However, the Company’s contracts with Corporate Sponsors within Durables Vertical may include a specified quantity, which entitles the customer to refunds, when defined quantity levels are not met at the end of the provision period. These arrangements represent a form of variable consideration, which is estimated using the most likely amount method to the extent that it is probable that a significant reversal of cumulative revenue recognized will not occur when the uncertainty is subsequently resolved. During the fiscal years ended March 31, 2020 and 2021, no revenue was recognized from estimates that had not been resolved as of March 31, 2021 and 2020.
Commercial Healthcare Vertical:
Performance Obligations
Revenue from the Commercial Healthcare Vertical is primarily comprised of sponsorship fees from Corporate Sponsors in exchange for healthcare-related promotional campaigns. During healthcare-related promotional campaigns targeted to Participant Users based on results of their free genetic test kits, the Company has the stand-ready obligation to provide promotional services for the duration of the campaign promotion period. Accordingly, revenue is recognized ratably based on the time-elapsed method over the contractual term with the Corporate Sponsor.
When the Company conducts a campaign sponsored by the Corporate Sponsors and provides them the personal information it has collected from the Participant Users in exchange for complimentary examinations, the Company has identified one performance obligation which is the delivery of Participant Users’ personal information, with other promises being immaterial in the context of the contract. Therefore, the Company recognizes revenue at a point in time when the personal information is provided to the Corporate Sponsors
Contractual Consideration
The transaction price may be fixed at contract inception within the Commercial Healthcare Vertical in a form of non-refundable minimum guarantee but may also have a component of variable consideration such as sales incentives which are calculated by multiplying the amount of work accomplished by a fixed unit price of remuneration. Due to the variable consideration being entirely constrained, the sales incentive is excluded from the transaction price until the uncertainty is subsequently resolved. During the fiscal years ended March 31, 2020 and 2021, no revenue was recognized from estimates that had not been resolved as of March 31, 2021 and 2020.
Other Revenue:
Advertising: Advertising revenue is generated by displaying ads of goods and services on the Company’s websites. Customers pay for ad placement directly based on the length of the term the ad is displayed. Such an advertising contract represents a stand-ready obligation to provide a series of distinct periods of advertising, which are all substantially the same and that have the same pattern of transfer to the customer. The Company recognizes revenue from advertising ratably based on the time-elapsed output method over the contract term because the customer evenly receives and consumes the benefits throughout the contractual period.
Licensing: The Company’s licensing revenue is generated from royalties earned through intellectual property licensing agreements which permit the licensee to use the recognition and status of the trademark to promote their businesses. There is one promise and performance obligation defined as the right to access the trademark. The Company measures revenue based on consideration including factors such as minimum guarantee, sales-based, or usage-based specified in a contract with a customer. Under ASC 606, such revenue is recognized throughout the life of the executed licensing agreement as the license is a right to access trademark which is recognized over time, and that sales-based or usage-based royalties are recognized when sales or usage occur and the performance obligation is satisfied. Sales-based or usage-based royalties are excluded from the initial transaction price because they relate to a license of intellectual property and are subject to the royalty constraint.
System Development: System development revenue is generated by the development and the delivery of the system which meets the customer’s specifications. There is one performance obligation as all promises are interrelated to delivering a completed system. The title to the system is transferred to the customer upon acceptance. The Company typically recognizes revenue upon the customer’s acceptance as the control over the product is transferred to the customer and the Company’s performance obligations are satisfied. When third-party vendors participate in the provisioning of the system, the Company recognizes the related revenue on a gross basis as the Company is the principal in these arrangements.
Transaction Price
The transaction price is the amount of consideration to which the Company expects to be entitled to for transferring goods and services to the customer.
Payments from the customers are often made in advance before satisfaction of the performance obligations. When payments are not due in advance, they are due within 30 days of delivery of the goods or service. In instances where the timing of revenue recognition differs from the timing of the right to invoice, the Company has determined that a significant financing component generally does not exist. Additionally, the Company has elected the practical expedient that permits an entity not to recognize a significant financing component if the time between the transfer of a good or service and payment is one year or less.
Disaggregation of Revenue
The table reflects revenue by major source for the following periods:
	Yen in thousands
	For the years ended March 31,
	2021	2020
Sources of revenue:
Durables vertical	¥85,000	¥13,570
Commercial healthcare vertical	107,000	210
Advertising	—	30,000
Licensing	—	13,894
System development	20,000	—
Total revenue	¥212,000	¥57,674
Contract Balances
The timing of revenue recognition may not align with the right to invoice the customer. The Company records trade accounts receivable when it has the unconditional right to issue an invoice and receive payment regardless of whether revenue has been recognized. If revenue has not yet been recognized, then deferred revenue is also recorded. Deferred revenue classified as current on the Consolidated Balance Sheets are expected to be recognized as revenue within one year. If revenue is recognized in advance of the right to invoice, a contract asset is recorded.

Changes in deferred revenue were as follows:
	Yen in thousands
	For the years ended March 31,
	2021	2020
Balance, beginning of year	¥106,919	¥121,894
Revenue earned	(106,919)	(46,295)
Deferral of revenue	—	31,320
Balance, end of year	¥—	¥106,919
Changes in deferred revenue are primarily due to the timing of revenue recognition and cash collections.
Remaining Performance Obligations
Revenue allocated to remaining performance obligations represents contracted revenue that has not yet been recognized, which includes deferred revenue and noncancellable amounts to be invoiced. There is no remaining performance obligation as of March 31, 2021.
Deferred Contract Costs
Sales commissions that are incremental to the acquisition of customer contracts, are capitalized as deferred contract costs on the Consolidated Balance Sheets when the period of benefit is determined to be greater than one year. Amortization of deferred contract acquisition costs is included within selling, general and administrative expenses in the Consolidated Statements of Loss.
The Company also capitalizes certain costs to fulfill a contract related to its proprietary products or services if they are identifiable, generate or enhance resources used to satisfy future performance obligations and are expected to be recovered under ASC Topic 340-40, Other Assets and Deferred Costs-Contracts with Customers. Amortization of deferred contract fulfillment costs is included within cost of revenue in the Consolidated Statements of Loss.
Deferred contract costs are amortized to be consistent with the timing of transfer to the customer of the goods or services to which the costs relate, either at a point in time or over time in proportion to the amount of the related goods and services transferred to the customer. The Company periodically reviews these capitalized contract costs to determine whether changes in events or circumstances have occurred that could impact the period of benefit of these assets. There were no impairment losses recorded for the periods presented.
Changes in deferred costs to obtain and fulfill contracts were as follows:
Yen in thousands	For the year ended March 31, 2021
	Beginning balance	Capitalization of costs	Amortization	Ending balance
Costs to obtain a contract	¥1,500	¥—	¥(1,500)	¥—
Costs to fulfill a contract	16,117	1,575	(17,692)	—
Total contracts costs capitalized	¥17,617	¥1,575	¥(19,192)	¥—
Yen in thousands	For the year ended March 31, 2020
	Beginning balance	Capitalization of costs	Amortization	Ending balance
Costs to obtain a contract	¥—	¥1,500	¥—	¥1,500
Costs to fulfill a contract	—	16,117	—	16,117
Total contracts costs capitalized	¥—	¥17,617	¥—	¥17,617

Cost of Revenue
Cost of revenue includes the direct cost to develop software products, depreciation, personnel-related expenses, insurance costs, repair and replacement costs, Participant User recruiting costs for the Durables Vertical, and genetic testing costs for Commercial Healthcare Vertical.
Advertising Costs
Advertising costs are expensed as incurred and presented within selling, general and administrative expenses in the Consolidated Statements of Loss. Advertising costs were ¥888 thousand and ¥500 thousand for the years ended March 31, 2021 and 2020, respectively.
Income Taxes
The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements. Under this method, deferred tax assets and liabilities are determined on the differences between the financial statement and tax bases of assets, liabilities and net operating loss by using enacted tax rate in effect for the year in which the differences are expected to reverse. The effect of a change in tax rate on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.
The Company recognizes deferred tax assets to the extent that these assets are believed to be more likely than not to be realized. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts that are more likely than not expected to be realized. In making such a determination, all available positive and negative evidence is considered, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies and results of recent operations.
Warrantee and its subsidiary, file tax returns in the tax jurisdictions of Japan and Singapore. Tax benefits for uncertain tax positions are based upon management’s evaluation of the information available at the reporting date. To be recognized in the consolidated financial statements, a tax benefit must be at least more likely than not of being sustained based on technical merits. The benefit for positions meeting the recognition threshold is measured as the largest benefit more likely than not of being realized upon settlement with a taxing authority that has full knowledge of all relevant information.
Net Loss per Share
Basic net loss per common share is calculated by dividing the net loss by the weighted-average number of common shares outstanding during the period, without consideration for potentially dilutive securities. Diluted net loss per common share is computed by dividing the net loss by the weighted-average number of common shares and potentially dilutive securities outstanding for the period determined using the treasury stock method.
For purposes of the diluted net loss per common share calculation, stock options are considered to be potentially dilutive securities. However, as disclosed in Note 7, Share-Based Compensation, the Company’s 2nd and 3rd Series stock options include a triggering liquidation performance condition prior to vesting. As such, these are treated as contingently issuable shares and will be excluded from potential dilutive impact until the triggering liquidation performance condition is satisfied.
Recently Issued Accounting Pronouncements
As an emerging growth company, the Jumpstart Our Business Startups Act allows the Company to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. The Company has elected to delay adoption of certain new or revised accounting standards. As a result, the Company’s consolidated financial statements may not be comparable to the financial statements of issuers who are required to comply with the effective date for new or revised accounting standards that are applicable to public companies.

Leases
In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) (“ASU 2016-02”). The guidance in ASU 2016-02 supersedes the lease recognition requirements in ASC Topic 840, Leases. ASU 2016-02 requires an entity to recognize assets and liabilities arising from a lease for both financing and operating leases, along with additional qualitative and quantitative disclosures. ASU 2016-02 is effective for fiscal years beginning after December 15, 2021 for non-public entities, with early adoption permitted.
In June 2020, the FASB issued ASU No. 2020-05, Revenue from Contracts with Customers (Topic 606) and Leases (Topic 842): Effective Dates for Certain Entities, which defers the effective date of ASU 2016-02 for non-public entities to fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. The Company is currently in process of evaluating the impact of this standard on the Company’s consolidated financial statements. As an emerging growth company, the Company will adopt this standard effective April 1, 2022. The Company expects the most significant impact relates to its leases currently designated as operating leases and accounted on an undiscounted basis that will be recognized as right-of-use assets and corresponding lease liabilities on its Consolidated Balance Sheet on April 1, 2022.
Financial Instruments — Credit Losses
In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”), which is intended to provide more decision-useful information about expected credit losses on financial instruments and other commitments to extend credit held by a reporting entity at each reporting date. ASU 2016-13 revises the impairment model to utilize an expected loss methodology in place of the currently used incurred loss methodology, which will result in more timely recognition of losses on financial instruments, including, but not limited to accounts receivable. This standard is effective for annual reporting periods beginning after December 15, 2022 for non-public entities, including interim periods within that reporting period. Early adoption is permitted. The Company is currently in process of evaluating the impact of this standard on the Company’s consolidated financial statements. The Company does not expect the adoption of this standard to have a material effect on the Company’s consolidated financial statements. As an emerging growth company, the Company will adopt this standard effective April 1, 2023.
Income Taxes
In December 2019, the FASB issued ASU 2019-12, Income Taxes — Simplifying the Accounting for Income Taxes (Topic 740) (“ASU 2019-12”), which simplifies various aspects of the income tax accounting guidance and will be applied using different approaches depending on what the specific amendment relates to and, for non-public entities, are effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early adoption is permitted. The Company is currently in process of evaluating the impact of this standard on the Company’s consolidated financial statements. The Company does not expect the adoption of this amendment to have a material effect on the Company’s consolidated financial statements. As an emerging growth company, the Company will adopt this standard effective April 1, 2022.
3. Property and Equipment, Net
As of the dates specified below, property and equipment, net consisted of the following:
	Yen in thousands
	March 31,
	2021	2020
Computers	¥999	¥999
Furniture and fixtures	632	632
Total property and equipment	1,631	1,631

	Yen in thousands
	March 31,
	2021	2020
Less: Accumulated depreciation	(1,537)	(1,422)
Total property and equipment, net	¥94	¥209

The Company recognized depreciation expense on property and equipment of ¥115 thousand and ¥463 thousand for the years ended March 31, 2021 and 2020, respectively. The Company records depreciation expense in selling, general and administrative expenses and cost of revenue on the Consolidated Statements of Loss.
4. Fair Value of Financial Instruments
The Company reports financial assets and liabilities and nonfinancial assets and liabilities that are recognized or disclosed at fair value in the consolidated financial statements on a recurring basis in accordance with ASC Topic 820 Fair Value Measurement (“ASC 820”). ASC 820 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities, which are required to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as inherent risk, transfer restrictions and credit risk.
ASC 820 also establishes a fair value hierarchy, which prioritizes the inputs to valuation techniques used to measure fair value into three levels. U.S. GAAP established a hierarchy framework to classify the fair value based on the observability of significant inputs to the measurement.
The levels of the fair value hierarchy are as follows:
Level 1:	Fair value is determined using an unadjusted quoted price in an active market for identical assets or liabilities.
Level 2:	Fair value is estimated using inputs other than quoted prices included within Level 1 that are observable, either directly or indirectly.
Level 3:	Fair value is estimated using unobservable inputs that are significant to the fair value of the assets or liabilities.
The carrying value of cash and cash equivalents, restricted cash, trade accounts receivable, consumption taxes receivable, accounts payable, due to related parties, accrued expenses, consumption taxes payable and deposits received approximate their fair value due to their short-term nature.
There were no assets or liabilities measured at fair value on “recurring” basis during 2021 and 2020. Since there is no material difference between the market interest rate and the contract rate, the carrying value of the Company’s debt approximates its fair value as of March 31, 2021 and 2020.
5. Commitments and Contingencies
Operating Leases
The Company conducts its operations in leased facilities and recognizes rent expense on a straight-line basis over the term of the lease. The Company entered into operating lease agreements for offices in Tokyo and Osaka, Japan. The contractual, but cancellable, leases expire in August 2023 and February 2022, respectively. Under the terms of the lease agreements, the Company may also be responsible for its maintenance costs. Total rent expense recorded in selling, general and administrative expenses in the Consolidated Statements of Loss was ¥6,350 thousand and ¥13,288 thousand for the years ended March 31, 2021 and 2020, respectively. With regard to the guarantee on the lease agreement by the related party, refer to Note 12, Related-Party Transactions.

The Company does not have operating leases that have initial or remaining noncancellable lease terms in excess of one year as of March 31, 2021.
Legal Matters
From time to time in the normal course of business, the Company may be subject to various legal matters such as threatened or pending claims or proceedings. There were no such material matters as of and for the years ended March 31, 2021 and 2020. With regard to the settlement with a customer, refer to Note 2, Summary of Significant Accounting Policies, “Cash, Cash Equivalents, and Restricted Cash.”
Indemnification
In the ordinary course of business, the Company often includes standard indemnification provisions in its arrangements with third parties.
To date, the Company has not paid any material claims or been required to defend any material actions related to its indemnification obligations. However, the Company may record charges in the future as a result of these indemnification obligations.
6. Debt
The Company’s borrowings, including short-term and long-term portions consisted of the following:
			Yen in thousands
			March 31,
	Interest Rate	Maturity	2021	2020
Term loan with Japan Finance Corporation, refinanced on September 30, 2021, as noted below	0.90% to 8.55%	August 31, 2026	¥15,000	¥15,000
Term loan with SBI Estate Finance Co., Ltd.	6.00%	September 5, 2037	46,729	48,348
Term loan with Resona Bank, Limited	0.00% to 1.20%	November 30, 2030	25,000	—
Total long-term debt			86,729	63,348
Less unamortized debt issuance costs			(1,136)	(1,204)
Subtotal			85,593	62,144
Current portion of long-term debt, net of debt issuance costs			(1,649)	(1,550)
Long-term debt, excluding current portion, net of debt issuance costs			¥83,944	¥60,594
On September 3, 2014, the Company entered into the term loan agreement with Japan Finance Corporation for ¥15,000 thousand, which matures on September 30, 2021. The term loan bears variable interest at 0.90% through 8.55%. The term loan agreement does not require periodic principal repayments and requires full payment upon maturity.
On September 30, 2021, the Company refinanced the existing term loan with Japan Finance Corporation to extend the maturity date to August 31, 2026. The variable interest rate per annum on the new term loan is 0.36% from September 30, 2021 to September 30, 2024, and 1.26% from October 1, 2024 to the maturity date. As a result of the refinancing, all amounts were classified as long-term debt as of March 31, 2021. See Note 13, Subsequent Events, for more detail.
On August 31, 2017, the Company entered into the term loan agreement with SBI Estate Finance Co., Ltd. for ¥52,000 thousand, which matures on September 5, 2037. Cash proceeds received for this term loan were ¥50,623 thousand, net of issuance costs. The contract interest rate on the term loan was 6.00% per annum and the effective interest rate was 6.28% per annum as of March 31, 2021 and 2020. The effective interest rate was higher than the contract rate due to amortization of debt issuance costs related to the term loan. The term loan agreement requires equal monthly repayments with principal and interest for ¥373 thousand.

The debt issuance costs of ¥1,377 thousand are being amortized over the 20-year life of the term loan resulting in ¥68 thousand and ¥69 thousand of issuance costs being amortized through interest expense for the years ended March 31, 2021 and 2020, respectively. Unamortized debt issuance costs are ¥1,136 thousand and ¥1,204 thousand as of March 31, 2021 and 2020, respectively and are presented in the Consolidated Balance Sheets as a direct deduction from the carrying value of the debt. Yusuke Shono, the CEO of the Company, has guaranteed the term loan agreement with SBI Estate Finance Co., Ltd. and pledged his personal assets as collateral.
On December 18, 2020, the Company entered into the term loan agreement with Resona Bank, Limited, for ¥25,000 thousand, which matures on November 30, 2030. The interest rate on the term loan is variable at 0% through December 17, 2023 and 1.20% from December 18, 2023 to maturity. The term loan agreement requires monthly principal repayments beginning from December 31, 2022 to the maturity date. Yusuke Shono, the CEO of the Company, has guaranteed the term loan agreement with Resona Bank, Limited.
None of the term loan agreements contain any financial covenants.
Contractual maturities of long-term debt as of March 31, 2021 are as follows:
(Yen in thousands)
2022	¥1,718
2023	5,039
2024	8,950
2025	9,076
2026	9,203
Thereafter	52,743
Total	¥86,729
7. Share-Based Compensation
2nd and 3rd Series Stock Options
On June 26, 2016 and March 30, 2017, as part of the 2nd Series of stock options and the 3rd Series of stock options (collectively, the “2nd and 3rd Series”), the Company granted options to purchase 270,000 and 40,500 common shares, respectively. Each option can be exercised for one common share. The contractual term of the 2nd and 3rd Series stock options is ten years and the grantee must be employed by the Company at the time of exercise to exercise their rights. The 2nd and 3rd Series stock option’s fair value as of grant date was ¥23 and ¥71 per share, respectively. The exercise price of the 2nd and 3rd Series stock options were ¥37 and ¥112 per share, respectively.
The general terms of the 2nd and 3rd Series require both service and performance conditions to be satisfied prior to vesting. The performance condition will be satisfied upon a liquidity event defined as an IPO on any of the stock exchanges in Japan or overseas. As the Company cannot conclude that a liquidity event is probable, no compensation costs were recorded in these consolidated financial statements related to the 2nd and 3rd Series.
As of March 31, 2021, total unrecognized compensation cost related to the unvested share-based awards was ¥825 thousand.
4th Series Stock Options
On January 29, 2021, the Board of Directors and shareholders approved the issuance of the 4th Series stock options (“4th Series”) and stock options to purchase total 1,009,500 common shares were granted to the Company’s director, employee and external subcontractors on February 3, 2021 and the Company’s CEO and external subcontractor on March 31, 2021. Each option can be exercised for one common share. The contractual term of the awards is ten years beginning after February 3, 2021.

The stock option’s fair value as of grant date is ¥200 per share and the exercise price of the stock option is ¥112 per share. The stock options include a market condition whereby the options become unexercisable if there are any subsequent sales or issuance of common shares with a price less than the exercise price of ¥111. There are no other service or performance conditions.
Cash received from stock options granted for the year ended March 31, 2021 was ¥1,707 thousand, and is included in additional paid-in capital in the Consolidated Balance Sheet as of March 31, 2021. Upon issuance, the grantees paid an issue price per share of less than ¥2, resulting from the stock split.
As the options are fully exercisable at grant date subject only to the market condition, the Company recognized the full compensation cost for employees at the grant date. As the recognition of compensation cost for non-employees should be in the same manner as if the Company had paid cash for the goods or services, the Company recognized a prepaid compensation asset and recognizes the compensation cost on a straight-line basis over the implicit service period for certain non-employees. These non-employees provide services directly related to helping the Company achieve an IPO. There is a mutual understanding between these non-employees and the Company that they will provide services from grant date through the Company’s IPO. To recognize compensation cost for these non-employees, the Company used an expected IPO date of January 31, 2022, which was based on its best estimate at the time of grant.
Total share-based compensation expense for 4th Series stock options included in selling, general and administrative expenses in the Consolidated Statements of Loss was ¥111,684 thousand for the year ended March 31, 2021. As of March 31, 2021, there was ¥88,509 thousand of unrecognized expense included in prepaid compensation asset related to 4th Series stock options in the Consolidated Balance Sheet.
The fair value of the 4th Series is estimated using a hybrid method between a discounted cash flow method and Monte Carlo simulation model, estimating the probability-weighted value across multiple scenarios. The Company considered Near-Term IPO Scenario for a discounted cash flow method and Long-Term IPO Scenario for Monte Carlo simulation model.
Expected Term — The expected term of stock options represents the weighted-average period the stock options are expected to be outstanding. The expected term of option was estimated utilizing the simplified method because the Company did not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term. The simplified method primarily is calculated as the midpoint between the requisite service period and the contractual term of option.
Expected Volatility — The expected stock price volatility assumption was determined by examining the historical volatilities of comparable publicly traded companies within the Company’s industry.
Risk-Free Interest Rate — The risk-free rate assumption was based on the U.S. treasury rate that was consistent with the expected term of the Company’s stock options.
Expected Dividend — The expected dividend assumption was based on the Company’s history and expectation of dividend payouts. The Company does not currently pay dividends on the common stock; therefore, a dividend yield of 0% was used in the Monte Carlo simulation model.
Fair Value of Common Shares  —  The fair value of the common shares underlying the stock options has historically been the responsibility of and determined by the Company’s Board of Directors. Because there has been no public market for the Company’s common shares, the Board of Directors has used independent third-party valuations of the Company’s common shares, operating and financial performance, and general and industry-specific economic outlook, amongst other factors.
The following assumptions were used in the Monte Carlo calculation for the Series 4 stock options:
Year ended March 31, 2021
Expected life of options	10 years
Expected volatility	60.0%
Risk-free interest rate	1.2% – 1.7%
Expected dividend yield	—

Year ended March 31, 2021
Weighted-average grant-date fair value of stock option	¥145
A summary of the activity of the Company’s 2nd, 3rd, and 4th Series as of and for the years ended March 31, 2021 and 2020 is presented below:
		Yen	Years	Thousands of Yen
	Number of shares	Weighted- average exercise price	Weighted- average remaining contractual term	Aggregate intrinsic value
Outstanding as of April 1, 2019	31,500	¥58	7.4	¥—
Granted	—	—		—
Exercised	—	—		—
Forfeited	(4,500)	112		—
Outstanding as of April 1, 2020	27,000	50	6.4	—
Granted	1,009,500	112		—
Exercised	—	—		—
Forfeited	—	—		—
Outstanding as of March 31, 2021	1,036,500	110	9.7	183,497
Exercisable as of March 31, 2021	1,009,500	¥112	9.8	¥177,073
The aggregate intrinsic value of the outstanding and exercisable options was calculated based on the estimated fair value of common stock of ¥287 per share.
8. Net Loss per Share
The following table sets forth the computation of basic and diluted net loss per share:
	Yen in thousands, except share and per share data
	For the years ended March 31,
	2021	2020
Numerator:
Net loss	¥(25,798)	¥(48,334)
Denominator:
Weighted-average common shares outstanding used to compute net loss per share, basic and diluted	10,002,000	10,002,000
Basic and diluted net loss per share	¥(2.58)	¥(4.83)
Basic net loss per common share is calculated by dividing the net loss by the weighted-average number of common shares outstanding during the period, without consideration for potentially dilutive securities. Diluted net loss per common share is computed by dividing the net loss by the weighted-average number of common shares and potentially dilutive securities outstanding for the period determined using the treasury stock method.
For periods in which the Company reports net loss, diluted net loss per common share attributable to common shareholders is the same as basic net loss per common share attributable to common shareholders because including them would have an anti-dilutive effect.
As disclosed in Note 7, Share-Based Compensation, the Company’s 2nd and 3rd Series stock options include a triggering liquidation performance condition prior to vesting. As such, these are treated as contingently issuable shares and will be excluded from potential dilutive impact until the triggering liquidation performance condition is satisfied. The 4th Series stock options outstanding have no dilutive impacts for the presented periods of net loss due to the antidilutive effect. The following potentially dilutive shares have been excluded from the calculation of diluted net loss per share for each period.
	March 31,
	2021	2020
2nd and 3rd Series stock options outstanding	27,000	27,000
4th Series stock options outstanding	1,009,500	—
Total potentially dilutive shares	1,036,500	27,000
9. Income Taxes
The components of income (loss) before income taxes, by geography, consists of the following:
	Yen in thousands
	For the years ended March 31,
	2021	2020
Japan	¥(11,355)	¥(48,334)
Singapore	(14,443)	—
Loss before income taxes	¥(25,798)	¥(48,334)
Warrantee is subject to national and local income taxes in Japan which, in the aggregate, indicate a statutory rate of approximately 34.6% and 30.6% for the years ended March 31, 2021 and 2020, respectively. The statutory tax rate in effect for the year in which the temporary differences are expected to reverse are used to calculate the tax effects of temporary differences that are expected to reverse in the future years.
Based on the resolution of the shareholders’ meeting held on February 26, 2021, the Company reduced its common shares capital of ¥125,636 thousand and additional paid-in capital of ¥135,399 thousand and reclassified the total of ¥261,035 thousand in its non-consolidated financial statements in order to cover the accumulated deficit in compliance with the Companies Act of Japan (the “Companies Act”). After the completion of the capital reduction procedure, the Company satisfies the requirements of Small and Medium-Sized Enterprise under the Corporation Tax Act and the Local Tax Act of Japan.
As a result, the effective statutory tax rate used to calculate deferred tax assets and liabilities has been changed from 30.6% to 34.6% for temporary differences that are expected to be reversed in the fiscal years beginning after April 1, 2021.
A reconciliation of income tax expense to the amount of income tax benefit at the statutory rate in Japan for the years ended March 31, 2021 and 2020 is as follows:
	Yen in thousands
	For the years ended March 31,
	2021	2020
Income tax benefit at the statutory rate	¥(8,923)	¥(14,800)
Increase (reduction) in taxes resulting from:
Non-deductible share-based compensation expense	38,631	—
Deferred offering costs	(19,707)	(2,758)
Change in valuation allowance	(15,139)	16,503
Foreign rate difference	2,541	—
Disallowed losses	2,455	—
Non-deductible entertainment expense	—	809
Other	142	246
Income tax expense	¥—	¥—

Significant components of deferred tax assets and liabilities are as follows:
	Yen in thousands
	March 31,
	2021	2020
Deferred tax assets:
Net operating loss carryforwards	¥118,693	¥118,298
Other	175	865
Total deferred tax assets	118,868	119,163
Deferred tax liabilities:
Debt issuance costs	(393)	(369)
Deferred contract costs	—	(958)
Other	(850)	(309)
Total deferred tax liabilities	(1,243)	(1,636)
Less: valuation allowance	(117,625)	(117,527)
Net deferred tax assets	¥—	¥—
Due to the Company’s history of net losses and the difficulty in predicting future results, the Company concluded it was not more likely than not that the net operating loss carryforwards would be utilized. Accordingly, it has established a valuation allowance against net deferred tax assets. Significant management judgment is required in determining the Company’s deferred tax assets and liabilities and valuation allowances for purposes of assessing its ability to realize any future benefit from its net deferred tax assets. The Company intends to maintain this valuation allowance until sufficient positive evidence exists to support the reversal of the valuation allowance. Income tax expense recorded in the future will be reduced to the extent that sufficient positive evidence materializes to support a reversal of, or decrease in, the Company’s valuation allowance. The net changes in the total valuation allowance for net deferred tax assets for the years ended March 31, 2021 and 2020 consist of the following:
	Yen in thousands
	For the years ended March 31,
	2021	2020
Valuation allowance at beginning of year	¥117,527	¥101,024
Additions (deductions)	(15,139)	16,503
Change in statutory tax rate	15,237	—
Valuation allowance at end of year	¥117,625	¥117,527
The Company has net operating loss carryforwards of ¥343,144 thousand in Japan as of March 31, 2021, which are available as an offset against future taxable income. These carryforwards are scheduled to expire as follows:
Years ending March 31,	Yen in thousands
Between 2022 and 2025	¥14,303
Between 2026 and 2029	258,223
2030 and thereafter	70,618
Total	¥343,144
As of March 31, 2021, the Company’s Singaporean subsidiary has not generated any revenue and is deemed to be a dormant company under Singaporean tax law. Net operating losses generated in dormant tax year are not allowed to be carryforward to offset future taxable income, as such no tax benefit related to the Singapore net operating loss has been included in the deferred tax assets.
The Company has made no provision for the income taxes on undistributed earnings of a foreign subsidiary since it is the Company’s intention to permanently reinvest such earnings in its foreign subsidiary.

The Company has determined that it is more likely than not that a tax benefit will be sustained, therefore no uncertain tax benefit has been recognized.
For the years ended March 31, 2021 and 2020, the Company had no uncertain tax positions anticipated to significantly increase or decrease within 12 months.
Interest and penalties related to income tax matters are recognized as a component of selling, general and administrative expenses in the Consolidated Statements of Loss, if applicable. The Company did not have any interest or penalties associated with any uncertain tax benefits that have been accrued or recognized as of and for the years ended March 31, 2021 and 2020.
The Company files national and local income tax returns within Japan and Singapore. As of March 31, 2021, the Company is not currently, nor has it been, under income tax examination but may be subject to examination in the future. The tax authorities could perform tax examinations on years as early as the tax year ended March 31, 2015.
10. Accrued Expenses and Other Current Liabilities
Accrued expenses and other current liabilities consisted of the following:
	Yen in thousands March 31,
	2021	2020
Accrued compensation	¥8,706	¥44
Accrued offering costs	13,200	—
Accrued professional fees	9,533	1,046
Withholding taxes payable	2,447	2,074
Other accrued expenses and current liabilities	3,201	7,234
Total	¥37,087	¥10,398
11. Stockholders’ Equity
Common Stock
As of March 31, 2021, the Company has authorized 40,000,000 common shares. Each holder of common shares shall be entitled to one vote for each share held as of the record date and shall be entitled to receive dividends, when, as and if declared by the shareholders’ meeting or the Board of Directors. The total common shares outstanding as of March 31, 2021 is 10,002,000 shares.
Warrantee is subject to the Companies Act. The significant provisions in the Companies Act that affect financial and accounting matters are summarized below:
Common stock
Under the Companies Act, issuances of common stock are required to be credited to the common stock account for at least 50% of the proceeds and to the additional paid-in capital account for the remaining amounts.
Dividends
Under the Companies Act, companies can pay dividends at any time during the year in addition to the year-end dividend upon resolution at the shareholders meeting. The Companies Act permits companies to distribute dividends-in-kind (non-cash assets) to shareholders subject to certain limitations and additional requirements. Semiannual interim dividends may also be paid once a year upon resolution by the Board of Directors if the articles of incorporation of the company so stipulate. The Companies Act provides certain limitations on the amounts available for dividends or the purchase of treasury stock.

The amount available for dividends under the Companies Act is calculated based on the amount recorded in the Company’s non-consolidated financial statements prepared in accordance with accounting principles generally accepted in Japan. As a result, there is no amount available for dividends due to the accumulated deficit as of March 31, 2021.
Increases / decreases and transfer of common stock, reserve and surplus
The Companies Act requires that an amount equal to 10% of dividends must be appropriated as legal reserve (a component of retained earnings) or as additional paid-in capital (a component of capital surplus) depending on the equity account charged upon the payment of such dividends until the total of the aggregate amount of legal reserve and additional paid-in capital equals 25% of common stock. Under the Companies Act, the total amount of additional paid-in capital and legal reserve may be reversed without limitation. The Companies Act also provides that common stock, legal reserve, additional paid-in capital, and other capital surplus and retained earnings can be transferred among the accounts under certain conditions upon resolution of the shareholders. During the year ended March 31, 2021, the Company reduced its common shares capital and additional paid in capital by ¥125,636 thousand and ¥135,399 thousand, respectively and transferred ¥261,035 thousand in its non-consolidated financial statements to reduce the accumulated deficit upon resolution of the shareholders.
12. Related-Party Transactions
Transactions with the CEO of the Company and ZENY Inc.
As of March 31, 2021, Yusuke Shono, the CEO of the Company, and ZENY Inc., a personal asset management company, own 78.1% and 10.4% of the Company’s common shares, respectively. The Company and ZENY Inc. are under common control of the CEO of the Company. The Company was not the primary beneficiary of ZENY Inc. during the years ended March 31, 2021 and 2020 and therefore not within scope of consolidation.
For the years ended March 31, 2021 and 2020, the Company received funding for general operating needs from ZENY Inc. The balance of the payable as of March 31, 2021 and 2020, are nil and ¥1,413 thousand, respectively. For the years ended March 31, 2021 and 2020, the Company also collected the receivable from ZENY Inc. The balance of the receivable as of March 31, 2021 and 2020, are nil and ¥17 thousand, respectively.
Additionally, the Company had a short-term loan receivable of ¥102,760 thousand from the CEO of the Company and a receivable of ¥5,733 thousand from ZENY Inc. as of March 31, 2019.
Short-term loan and payable, and receivable with these related parties are non-interest bearing and the entire amount has been repaid during the presented periods. Therefore, balances no longer remain in the Consolidated Balance Sheet as of March 31, 2021. The funding received and repayment of related party payables and receivables during the periods presented are as follows;
	Yen in thousands
	For the years ended March 31,
	2021	2020
Funding received (increase in related party payable)	¥28,640	¥1,413
Repayments made (decrease in related party payable)	(30,053)	—
Receivable repayments	17	5,733
Short-term loan repayments	—	102,760
The receivable and the short-term loan are included as a component of the stockholders’ equity on the Consolidated Balance Sheets.
Transactions with ESCO & Marketing Inc. and Peijen Inc..
During the years ended March 31, 2020, the Company provided non-interest bearing short-term funding of ¥5,355 thousand for ESCO & Marketing Inc. and Peijen Inc., two wholly owned companies by the CEO of the Company, for general operating needs.

During the year ended March 31, 2021 the Company collected the entire receivable of ¥6,112 thousand and the capital relationship between the CEO of the Company and these companies has been terminated as of March 31, 2021.
The related party funding and collection of the receivable are included as a component of the stockholders’ equity on the Consolidated Balance Sheets.
Transactions with the CEO of the Company
As described in Note 6, Debt, the CEO of the Company has guaranteed the Company’s term loan agreement with SBI Estate Finance Co., Ltd. and pledged his personal assets as collateral. The CEO of the Company has also guaranteed the Company’s term loan agreement with Resona Bank, Limited.
The Company entered into a lease agreement on April 1, 2015 at its headquarter location in Osaka City, Osaka, Japan. The current lease term expires on February 27, 2022 and its lease payment is ¥148 thousand per month. The CEO of the Company is a guarantor of this lease.
13. Subsequent Events
The Company has evaluated subsequent events after the Consolidated Balance Sheet date through February 7, 2022, the date the consolidated financial statements were issued. Management has determined that the following events or transactions have occurred subsequent to the Consolidated Balance Sheet date that require both recognition and disclosure in the consolidated financial statements.
Stock Split
On October 12, 2021, the Company’s Board of Directors and shareholders’ meeting approved, and the Company effected, a 1,500-for-one stock split of its issued and outstanding common shares. All common share, stock option, and per share information in the Company’s consolidated financial statements and accompanying notes have been restated to give retroactive presentation related to the 1,500-for-one stock split for all periods presented.
In connection with the stock split, the total number of authorized common shares increased from 10,000,000 to 40,000,000 shares.
Refinancing
On September 30, 2021, the Company refinanced the existing term loan with Japan Finance Corporation to extend the maturity date to August 31, 2026 and changed the interest rate.
The Company used ¥15,000 thousand of the proceeds from the new term loan to repay all outstanding principal balance. The interest rate per annum on the new term loan is 0.36 % from September 30, 2021 to September 30, 2024, and 1.26% from October 1, 2024 to the maturity date. The term loan agreement requires monthly principal repayments beginning from September 30, 2022 to the maturity date. Yusuke Shono, the CEO of the Company, has guaranteed the new term loan agreement with Japan Finance Corporation.
Acquisition of a New Customer
On April 1, 2021, the Company entered into a new customer contract, which is expected to be sufficient to fund its operating activities in the foreseeable future. As of February 7, 2022, the date these consolidated financial statements were available to be issued, the contract with the new customer has generated cash proceeds of approximately ¥190,000 thousand. The Company expects to receive total proceeds of approximately ¥176,000 thousand through December 2022 pursuant to the amendment of the contract the Company entered into with the customer in December 2021.

Warrantee Inc.
Condensed Consolidated Balance Sheets
As of September 30, 2021 (Unaudited) and March 31, 2021
(Yen in thousands, except share data)
	September 30, 2021	March 31, 2021
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	¥3,166	¥15,378
Trade accounts receivable	―	10,700
Prepaid compensation asset	35,577	88,509
Prepaid expenses and other current assets	10,765	11,709
Total current assets	49,508	126,296
Property and equipment, net	7,338	94
Deferred offering costs	95,469	65,978
Other assets	2,183	2,438
Total assets	¥154,498	¥194,806
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	¥4,592	¥4,185
Accrued expenses and other current liabilities	48,136	37,087
Consumption taxes payable	3,932	9,077
Current portion of long-term debt, net of debt issuance costs	1,927	1,649
Total current liabilities	58,587	51,998
Long-term debt, excluding current portion, net of debt issuance costs	83,366	83,944
Total liabilities	141,953	135,942
Commitments and contingencies (Note 5)
Stockholders’ equity:
Common shares: 40,000,000 shares authorized, 10,002,000 shares issued and outstanding as of September 30 and March 31, 2021	136,636	136,636
Additional paid-in capital	337,299	337,299
Accumulated deficit	(460,672)	(414,828)
Accumulated other comprehensive loss	(718)	(243)
Total stockholders’ equity	12,545	58,864
Total liabilities and stockholders’ equity	¥154,498	¥194,806
The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

Warrantee Inc.
Condensed Consolidated Statements of Income (Loss) (Unaudited)
For the Six Months Ended September 30, 2021 and 2020
(Yen in thousands, except share and per share data)
	Six Months Ended September 30,
	2021	2020
Revenue	¥103,636	¥85,000
Cost of revenue	981	4,023
Gross profit	102,655	80,977
Operating expenses:
Selling, general and administrative expenses	146,507	33,612
Income (loss) from operations	(43,852)	47,365
Other income (expense):
Interest expense	(1,560)	(1,900)
Other income (expense), net	(432)	2,026
Net Income (loss)	¥(45,844)	¥47,491
Net income (loss) per share attributable to common stockholders, basic and diluted	¥(4.58)	¥4.75
Weighted-average shares outstanding used to compute net income (loss) per share, basic and diluted	10,002,000	10,002,000
The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

Warrantee Inc.
Condensed Consolidated Statements of Comprehensive Income (Loss) (Unaudited)
For the Six Months Ended September 30, 2021 and 2020
(Yen in thousands)
	Six Months Ended September 30,
	2021	2020
Net income (loss)	¥(45,844)	¥47,491
Foreign currency translation adjustments, net of tax	(475)	(196)
Comprehensive income (loss)	¥(46,319)	¥47,295
The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

WARRANTEE INC.
CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)
(UNAUDITED)
For the Six Months Ended September 30, 2021 and 2020
(Yen in thousands, except share data)
	Common Shares		Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Stockholders’ Equity (Deficit)
	Shares	Amount
Balance, March 31, 2020	10,002,000	¥136,636	¥129,270	¥(389,030)	¥—	¥(123,124)
Advances to related parties	—	—	(2,243)	—	—	(2,243)
Foreign currency translation adjustments, net of tax	—	—	—	—	(196)	(196)
Net income	—	—	—	47,491	—	47,491
Balance, September 30, 2020	10,002,000	¥136,636	¥127,027	¥(341,539)	¥(196)	¥(78,072)
Balance, March 31, 2021	10,002,000	¥136,636	¥337,299	¥(414,828)	¥(243)	¥58,864
Foreign currency translation adjustments, net of tax	—	—	—	—	(475)	(475)
Net loss	—	—	—	(45,844)	—	(45,844)
Balance, September 30, 2021	10,002,000	¥136,363	¥337,299	¥(460,672)	¥(718)	¥12,545
The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

Warrantee Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
For the Six Months Ended September 30, 2021 and 2020
(Yen in thousands)
	Six Months Ended September 30,
	2021	2020
Cash flow from operating activities:
Net income (loss)	¥(45,844)	¥47,491
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	148	60
Amortization of debt issuance costs	35	35
Share-based compensation expense	52,932	―
Changes in operating assets and liabilities:
Trade accounts receivable	10,700	1,086
Prepaid expenses and other current assets	944	3,684
Accounts payable	407	―
Due to related parties	―	26,119
Accrued expenses and other current liabilities	15,996	9,512
Consumption taxes payable	(5,145)	4,765
Deferred revenue	―	(91,800)
Other	269	5,000
Net cash provided by operating activities	30,442	5,952
Cash flow from investing activities:
Investment in capitalized software	(7,392)	―
Net cash used in investing activities	(7,392)	―
Cash flow from financing activities:
Advances to related parties	―	(2,243)
Proceeds from long-term debt	500	―
Repayment of long-term debt	(835)	(924)
Payment of deferred offering costs	(35,000)	(21,263)
Net cash used in financing activities	(35,335)	(24,430)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	73	(196)
Net decrease in cash, cash equivalents, and restricted cash	(12,212)	(18,674)
Cash, cash equivalents, and restricted cash
Beginning of year	15,378	26,062
End of year	¥3,166	¥7,388
Non-cash investing and financing activities:
Accrued offering costs	¥7,691	¥—
The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

Warrantee Inc.
Notes to Condensed Consolidated Financial Statements (Unaudited)
For the Six Months Ended September 30, 2021 and 2020
1. The Company and Summary of Significant Accounting Policies
Nature of Operations
Warrantee Inc. (“Warrantee”) and its wholly-owned subsidiary (collectively, the “Company”) provide sponsored marketing services used in the durables vertical (the “Durables Vertical”) and the commercial healthcare vertical (the “Commercial Healthcare Vertical”). Warrantee was incorporated in October 2013, and its wholly-owned subsidiary, Warrantee Pte. Ltd., was incorporated in December 2019 in Singapore. The Company’s fiscal year end is March 31.
The Durables Vertical business model allows participating users “ Participant Users” to receive warranty services for repair or replacement of electric appliances, kitchen appliances and other equipment free of charge in exchange for personal information, including purchase data. The Company organizes the data and provides it with the prior consent of Participant Users to corporate sponsor companies (“Corporate Sponsors”). This information allows Corporate Sponsors to market their products efficiently. In return for the information, the Corporate Sponsors pay sponsor fees to the Company which in turn the Company uses to purchase extended warranty coverage for the products of Participant Users. The Company itself does not provide the extended warranties; it purchases such coverage from third party providers.
The Company commenced a new model of Durables Vertical during the six months ended September 30, 2021. The new model allows clinics participating in the Company’s campaigns (“Participant Clinics”) to receive warranty services for repair or replacement of their medical equipment free of charge in exchange for clinic information, including the name of the clinics, phone numbers, and addresses. The Company organizes the data and provides it with the prior consent of Participant Clinics to Corporate Sponsors. This information allows Corporate Sponsors to market their products efficiently. In return for the information, the Corporate Sponsors pay sponsor fees to the Company which in turn the Company uses to purchase extended warranty coverage for the products of Participant Clinics. The Company itself does not provide the extended warranties; it purchases such coverage from third party providers.
All customers are located throughout Japan for the presented periods, and the Company is headquartered in Japan.
Basis of Presentation
The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and are presented in Japanese yen, the currency of the country in which the Company is incorporated and principally operates. Certain information and note disclosures normally included in the financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to the applicable rules and regulations of the Securities and Exchange Commission. The accompanying unaudited condensed consolidated financial statements include the accounts of Warrantee and its wholly owned subsidiary Warrantee Pte. Ltd located in Singapore. All intercompany transactions and accounts have been eliminated.
In the opinion of management, all adjustments, consisting primarily of normal recurring adjustments, considered necessary for a fair statement of the Company’s results of operations for the interim periods reported and of its financial condition as of the date of the interim balance sheet have been included. The results of operations for interim period are not necessarily indicative of the results to be expected for the fiscal year ending March 31, 2022 or for any other future annual or interim period.
The March 31, 2021 condensed consolidated balance sheet data was derived from audited financial statements but does not include all disclosures required by U.S. GAAP. These unaudited interim condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and related notes for the year ended March 31, 2021 included elsewhere in this registration statement.
The Company has evaluated subsequent events through the date that the financial statements were issued.
Liquidity and Financial Condition
The Company has a history of recurring losses, including a loss from operations of ¥43,852 thousand for the six months ended September 30, 2021. This operating loss has resulted in an accumulated deficit of ¥460,672 thousand as of September 30, 2021.
The Company’s condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. The Company’s ability to continue as a going concern is dependent upon the Company’s ability to attract and retain revenue generating customers, acquire new customer contracts, and secure additional financing.
During the six months ended September 30, 2021, the Company entered into a new customer contract, the proceeds of which are expected to be sufficient to meet the Company’s obligations and continue as a going concern. As of the date that the condensed consolidated financial statements were available to be issued, the Company has collected cash proceeds of approximately ¥190,000 thousand. The Company expects to receive total proceeds of approximately ¥176,000 thousand within one year from the issuance of the condensed consolidated financial statements pursuant to an amendment to the agreement that was signed in December 2021. In addition, on September 30, 2021, the Company refinanced the existing term loan with Japan Finance Corporation to extend the maturity date to August 31, 2026, which originally matured on September 30, 2021.
Management presently expects that the above-mentioned facts and its ongoing business plan are adequate to meet operating needs and existing debt obligations to continue its operations for at least one year from the date the condensed consolidated financial statements were available to be issued. However, no assurance can be provided as to the ultimate resolution of the foregoing matters and their ultimate impact on the Company’s financial position, results of operations and cash flows. The Company may consider obtaining additional financing in the future through the issuance of the Company’s common shares, through other equity or debt financings, or other means. The Company, however, is dependent upon its ability to obtain new revenue generating customer contracts, secure equity and/or debt financing and there are no assurances that the Company will be successful. The condensed consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts, or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.
Use of Estimates
The preparation of the condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities as of the reporting date, and the reported amounts of revenue and expense during the reporting period. These estimates are based on management’s best knowledge of current events and actions that the Company may undertake in the future and include, but are not limited to, valuation of stock options, impairment of deferred offering costs, and valuation allowance against net deferred tax assets. Actual results could differ from those estimates.
Summary of Significant Accounting Policies
The Company’s significant accounting policies are described in Note 2 — Summary of Significant Accounting Policies, to the consolidated financial statements for the year ended March 31, 2021 included elsewhere in this registration statement. There have been no material changes to the significant accounting policies during the six months ended September 30, 2021 except for an addition of a policy for capitalized software, net.

Capitalized Software, Net
The Company capitalizes eligible costs associated with software developed or obtained for internal use during the application development stage. Internal and external costs incurred during the preliminary planning and post implementation stages are expensed as incurred. Maintenance costs are also expensed as incurred. Capitalized costs are amortized, beginning in the period the product is ready for its intended use, on a straight-line basis over the estimated useful life of the product, five years.
Recently Issued Accounting Pronouncements
As an emerging growth company, the Jumpstart Our Business Startups Act allows the Company to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. The Company has elected to delay adoption of certain new or revised accounting standards. As a result, the Company’s condensed consolidated financial statements may not be comparable to the financial statements of issuers who are required to comply with the effective date for new or revised accounting standards that are applicable to public companies.
Leases
In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) (“ASU 2016-02”). The guidance in ASU 2016-02 supersedes the lease recognition requirements in ASC Topic 840, Leases. ASU 2016-02 requires an entity to recognize assets and liabilities arising from a lease for both financing and operating leases, along with additional qualitative and quantitative disclosures. ASU 2016-02 is effective for fiscal years beginning after December 15, 2021 for non-public entities, with early adoption permitted.
In June 2020, the FASB issued ASU No. 2020-05, Revenue from Contracts with Customers (Topic 606) and Leases (Topic 842): Effective Dates for Certain Entities, which defers the effective date of ASU 2016-02 for non-public entities to fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. The Company is currently in process of evaluating the impact of this standard on the Company’s consolidated financial statements. As an emerging growth company, the Company will adopt this standard effective April 1, 2022. The Company expects the most significant impact relates to its leases currently designated as operating leases and accounted on an undiscounted basis that will be recognized as right-of-use assets and corresponding lease liabilities on its Consolidated Balance Sheet on April 1, 2022.
Financial Instruments — Credit Losses
In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”), which is intended to provide more decision-useful information about expected credit losses on financial instruments and other commitments to extend credit held by a reporting entity at each reporting date. ASU 2016-13 revises the impairment model to utilize an expected loss methodology in place of the currently used incurred loss methodology, which will result in more timely recognition of losses on financial instruments, including, but not limited to accounts receivable. This standard is effective for annual reporting periods beginning after December 15, 2022 for non-public entities, including interim periods within that reporting period. Early adoption is permitted. The Company is currently in process of evaluating the impact of this standard on the Company’s consolidated financial statements. The Company does not expect the adoption of this standard to have a material effect on the Company’s consolidated financial statements. As an emerging growth company, the Company will adopt this standard effective April 1, 2023.
Income Taxes
In December 2019, the FASB issued ASU 2019-12, Income Taxes — Simplifying the Accounting for Income Taxes (Topic 740) (“ASU 2019-12”), which simplifies various aspects of the income tax accounting guidance and will be applied using different approaches depending on what the specific amendment relates to and, for non-public entities, are effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early adoption is permitted. The Company is currently in process of evaluating the impact of this standard on the Company’s consolidated financial statements. The Company does not expect the adoption of this amendment to have a material effect on the Company’s consolidated financial statements. As an emerging growth company, the Company will adopt this standard effective April 1, 2022.
2. Revenue
During the six months ended September 30, 2021 and 2020, the Company’s total revenue of ¥103,636 thousand and ¥85,000 thousand, respectively, was recognized at a point of time resulting from its Durables Vertical. As of March 31, 2021 and September 30, 2021, the Company had no deferred costs to obtain and fulfill a contract, no contract assets or contract liabilities from contracts with customers and no remaining performance obligations that the Company had not satisfied.
The Company amortized ¥1,500 thousand and ¥1,629 thousand of costs to obtain and fulfill the contract, respectively, and capitalized ¥1,574 thousand of costs to fulfill the contract, during the six months ended September 30, 2020. The balance of costs to obtain the contract was ¥1,500 thousand as of March 31, 2020 and nil as of September 30, 2020. The balance of costs to fulfill the contract was ¥16,117 thousand as of March 31, 2020 and ¥16,062 thousand as of September 30, 2020.
The Company recognized revenue of ¥85,000 thousand during the six months ended September 30, 2020 that was included in the deferred revenue balance as of March 31, 2020. The balance of deferred revenue was ¥106,919 thousand as of March 31, 2020 and ¥15,119 thousand as of September 30, 2020.
3. Property and Equipment, Net
As of the dates specified below, property and equipment, net consisted of the following:
	Yen in thousands
	September 30, 2021	March 31, 2021
Computers	¥999	¥999
Furniture and fixtures	632	632
Capitalized software	7,392	—
Total property and equipment	9,023	1,631
Less: accumulated depreciation	(1,685)	(1,537)
Total property and equipment, net	¥7,338	¥94
Included in capitalized software, is ¥648 thousand of assets under construction as of September 30, 2021. For the six months ended September 30, 2021, depreciation and amortization expense totaled ¥148 thousand.
4. Fair Value of Financial Instruments
The carrying value of cash and cash equivalents, trade accounts receivable, accounts payable, accrued expenses, consumption taxes payable approximate their fair value due to their short-term nature.
There were no assets or liabilities to be measured at fair value on “recurring” basis as of September 30 and March 31, 2021. Since there is no material difference between the market interest rate and the contract rate, the carrying value of the Company’s debt approximates its fair value as of September 30 and March 31, 2021.
5. Commitments and Contingencies
Operating Leases
The Company conducts its operations in leased facilities and recognizes rent expense on a straight-line basis over the term of the lease. The Company’s contractual, but cancellable, leases for offices in Tokyo and Osaka, Japan expire in August 2023 and February 2022, respectively. Under the terms of the lease agreements, the Company may also be responsible for its maintenance costs. During the six months ended September 30, 2021, the Company entered into new operating lease agreements for offices in the United States of America and Singapore with contractual lease periods of less than one year.
Total rent expense recorded in selling, general and administrative expenses in the Condensed Consolidated Statements of Income (Loss) was ¥2,507 thousand and ¥2,924 thousand for the six months ended September 30, 2021 and 2020, respectively. With regard to the guarantee on the lease agreement by the related party, refer to Note 11, Related-Party Transactions.
The Company does not have operating leases that have initial or remaining noncancellable lease terms in excess of one year as of September 30, 2021.
Legal Matters
From time to time in the normal course of business, the Company may be subject to various legal matters such as threatened or pending claims or proceedings. There were no such material matters as of and for the six months ended September 30, 2021.
Indemnification
In the ordinary course of business, the Company often includes standard indemnification provisions in its arrangements with third parties. To date, the Company has not paid any material claims or been required to defend any material actions related to its indemnification obligations. However, the Company may record charges in the future as a result of these indemnification obligations.
6. Debt
The Company’s borrowings, including short term and long-term portions consisted of the following:
			Yen in thousands
	Interest Rate	Maturity	September 30, 2021	March 31, 2021
Amended term loan with Japan Finance Corporation	0.36% to 1.26%	August 31, 2026	¥15,500	¥—
Term loan with Japan Finance Corporation	0.90% to 8.55%	August 31, 2026	—	15,000
Term loan with SBI Estate Finance Co., Ltd.	6.00%	September 5, 2037	45,894	46,729
Term loan with Resona Bank, Limited	0.00% to 1.20%	November 30, 2030	25,000	25,000
Total long-term debt			86,394	86,729
Less unamortized debt issuance costs			(1,101)	(1,136)
Subtotal			85,293	85,593
Current portion of long-term debt, net of debt issuance costs			(1,927)	(1,649)
Long-term debt, excluding current portion, net of debt issuance costs			¥83,366	¥83,944
On September 3, 2014, the Company entered into the term loan agreement with Japan Finance Corporation for ¥15,000 thousand maturing on September 30, 2021. The term loan bore variable interest at 0.90% through 8.55%. The term loan agreement did not require periodic principal repayments and required full payment upon maturity.
On September 30, 2021, the Company refinanced the existing term loan with Japan Finance Corporation to extend the maturity date to August 31, 2026, and changed the interest rate. This refinancing resulted in ¥500 thousands of net proceeds. The variable interest rate per annum on the new term loan is 0.36 % from September 30, 2021 to September 30, 2024, and 1.26% from October 1, 2024 to the maturity date. The new term loan agreement requires monthly principal repayments beginning from September 30, 2022 to the maturity date. Yusuke Shono, the CEO of the Company, has guaranteed the term loan agreement with Japan Finance Corporation.
None of the term loan agreements contain any financial covenants.
Contractual maturities of long-term debt as of September 30, 2021 are as follows:
Year ending March 31:	(Yen in thousands)
2022 (remainder)	¥883
2023	5,039
2024	8,950
2025	9,076
2026	9,203
Thereafter	53,243
Total	¥86,394
7. Share-Based Compensation
2nd and 3rd Series Stock Options
The general terms of the 2nd Series of stock options and the 3rd Series of stock options (collectively, the “2nd and 3rd Series”) require both service and performance conditions to be satisfied prior to vesting. The performance condition will be satisfied upon a liquidity event defined as an IPO on any of the stock exchanges in Japan or overseas. As the Company cannot conclude that a liquidity event is probable, no compensation costs were recorded in these condensed consolidated financial statements related to the 2nd and 3rd Series.
4th Series Stock Options
On January 29, 2021, the Board of Directors and shareholders approved the issuance of the 4th Series stock options (“4th Series”) and stock options to purchase total 1,009,500 common shares were granted to the Company’s director, employee and external subcontractors on February 3, 2021 and the Company’s CEO and external subcontractor on March 31, 2021.
As the options are fully exercisable at grant date subject only to the market condition, the Company recognized the full compensation cost for employees at the grant date. As the recognition of compensation cost for non-employees should be in the same manner as if the Company had paid cash for the goods or services, the Company recognized a prepaid compensation asset and recognizes the compensation cost on a straight-line basis over the implicit service period for certain non-employees. The implicit service period used to recognize compensation cost for these non-employees is from the grant date to an expected IPO date of January 31, 2022.
Total share-based compensation expense for 4th Series stock options included in selling, general and administrative expenses in the Condensed Consolidated Statements of Income (Loss) was ¥52,932 thousand for the six months ended September 30, 2021. As of September 30, 2021, there was ¥35,577 thousand of unrecognized expense included in prepaid compensation asset related to 4th Series stock options in the Condensed Consolidated Balance Sheets.

8. Net Income (Loss) per Share
The following table sets forth the computation of basic and diluted net income (loss) per share:
	Yen in thousands, except share and per share data
	Six Months Ended September 30,
	2021	2020
Numerator:
Net income (loss)	¥(45,844)	¥47,491
Denominator:
Weighted-average common shares outstanding used to compute net income (loss) per share, basic and diluted	10,002,000	10,002,000
Basic and diluted net income (loss) per share	¥(4.58)	¥4.75
Basic net income (loss) per common share is calculated by dividing the net income (loss) by the weighted-average number of common shares outstanding during the period, without consideration for potentially dilutive securities. Diluted net income (loss) per common share is computed by dividing the net income (loss) by the weighted-average number of common shares and potentially dilutive securities outstanding for the period determined using the treasury stock method.
The following potentially dilutive shares have been excluded from the calculation of diluted net income (loss) per share for each period.
	September 30,
	2021	2020
2nd and 3rd Series stock options outstanding	27,000	27,000
4th Series stock options outstanding	1,009,500	—
Total potentially dilutive shares	1,036,500	27,000
During the six months ended September 30, 2021, potentially dilutive shares were excluded from the diluted net loss per common share as the Company had a net loss in the period and including them would have had an anti-dilutive effect. During the six months ended September 30, 2020, the Company’s 2nd and 3rd Series stock options, which include a triggering liquidation performance condition prior to vesting were excluded from potential dilutive impact because the triggering liquidation performance condition had not been satisfied.
9. Income Taxes
The Company recorded no income tax expense for the six months ended September 30, 2021 and 2020. As of September 30, 2021, the Company continues to maintain a valuation allowance against its net deferred tax assets. The Company intends to maintain this valuation allowance until sufficient positive evidence exists to support the reversal of the valuation allowance. The Company has recognized no uncertain tax benefit.
10. Accrued Expenses and Other Current Liabilities
Accrued expenses and other current liabilities consisted of the following:
	Yen in thousands
	September 30,	March 31,
	2021	2021
Accrued compensation	¥14,510	¥8,706
Accrued offering costs	7,691	13,200

	Yen in thousands
	September 30,	March 31,
	2021	2021
Accrued professional fees	14,541	9,533
Withholding tax payable	9,050	2,447
Other accrued expenses and current liabilities	2,344	3,201
Total	¥48,136	¥37,087

11. Related-Party Transactions
Transactions with the CEO of the Company and ZENY Inc.
For the six months ended September 30, 2020, the Company had certain transactions with Yusuke Shono, the CEO of the Company, and ZENY Inc., a personal asset management company wholly owned by the CEO of the Company for general operating needs of ¥26,119 thousand. The payable with these related parties was non-interest bearing, and the entire amount had been repaid by March 31, 2021. Therefore, the balances no longer remain in the Condensed Consolidated Balance Sheets as of September 30 and March 31, 2021.
As of and for the six months ended September 30, 2020, the Company and ZENY Inc. had been under common control of the CEO of the Company since the CEO of the Company and ZENY Inc. had 78.1% and 10.4% of the Company’s common shares, respectively. However, ZENY Inc. completed its dissolution of the corporation on September 1, 2021, and the CEO of the Company has assumed the 10.4% of the Company’s common shares, which ZENY Inc. had held prior to the dissolution, as of September 30, 2021.
Guarantees by the CEO of the Company
The CEO of the Company has guaranteed the Company’s term loan agreement with SBI Estate Finance Co., Ltd. and pledged his personal assets as collateral. The CEO of the Company has also guaranteed the Company’s term loan agreements with Resona Bank, Limited and Japan Finance Corporation.
The Company entered into a lease agreement on April 1, 2015 at its headquarter location in Osaka City, Osaka, Japan. The current lease term expires on February 27, 2022 and its lease payment is ¥148 thousand per month. The CEO of the Company is a guarantor of this lease.
12. Subsequent Events
Stock Split
On October 12, 2021, the Company’s Board of Directors and shareholders’ meeting approved, and the Company effected a 1,500-for-one stock split of its issued and outstanding common shares. All common share, stock option, and per share information in the Company’s condensed consolidated financial statements and accompanying notes have been restated to give retroactive presentation related to the 1,500-for-one stock split for all periods presented.
In connection with the stock split, the total number of authorized common shares increased from 10,000,000 to 40,000,000 shares.

2,142,857 American Depositary Shares
Representing 2,142,857 Common Shares
WARRANTEE INC.
Common Shares
in the form of American Depositary Shares

PROSPECTUS

Network 1 Financial Securities, Inc.
• , 2022
Until and including  •  , 2022 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 6. Indemnification of Directors and Officers.
The Companies Act makes the provisions of Part III, Chapter 2, Section 10 of the Civil Code of Japan applicable to the relationship between us and our directors and corporate auditors. Section 10 of the Civil Code, among other things, provides in effect that:
13.1
Any director or corporate auditor of a company may demand advance payment of expenses considered necessary for the management of the affairs of such company entrusted to the director or corporate auditor;

13.2
If a director or a corporate auditor of a company has defrayed any expenses considered necessary for the management of the affairs of such company entrusted to the director or corporate auditor, the director or corporate auditor may demand reimbursement therefor and interest thereon after the date of payment from such company;

13.3
If a director or a corporate auditor has assumed an obligation necessary for the management of the affairs of such company, the director or corporate auditor may require such company to perform it in the director or corporate auditor’s place or, if it is not due, to furnish adequate security; and

13.4
If a director or a corporate auditor, without any fault on the director or corporate auditor’s part, sustains damage through the management of the affairs of such company, the director or corporate auditor may demand compensation therefor from such company.

In accordance with Article 28 and Article 33 of our articles of incorporation, and pursuant to the provisions of Article 427 of the Companies Act, we are authorized to enter into agreements with non-executive directors and corporate auditors, respectively, to limit his or her liability to our Company for loss or damage arising from the conduct specified under Article 423 of the Companies Act; provided that, the amount of such limited liability is either: (i) an amount determined in advance by the Company within the scope specified in the articles of incorporation, or (ii) the amount stipulated in applicable laws and regulations, whichever is higher.
In addition, our articles of incorporation include limitation of liability provisions, pursuant to which we can exempt, by resolution of our board of directors, our directors and corporate auditors from liabilities arising in connection with any failure to execute their respective duties in good faith or due to simple negligence (excluding gross negligence and willful misconduct), within the limits stipulated by applicable laws and regulations including Article 426, Paragraph 1 of the Companies Act.
We maintain, at our expense, a directors’ and officers’ liability insurance policy for each of our directors and corporate auditors. The policy insures each of our directors and corporate auditors against certain liabilities that they may incur in their capacity as a director or corporate auditor.
The Company has entered into a limitation of liability agreement with each of our directors and corporate auditors except our Chief Executive Officer and Chief Financial Officer, namely, Messrs. Kanazawa, Kato, Todoroki, and Hasumi, and Mses. Horiguchi and Takahashi. Pursuant to the agreements, their liability to our Company for loss or damage arising from the conduct specified under Article 423 of the Companies Act shall be limited in accordance with provisions of the Companies Act.
Item 7. Recent Sales of Unregistered Securities.
During the three-year period preceding the date of filing this registration statement, we have issued securities in the transactions described below without registration under the Securities Act.
•
In January 2021, we granted Fourth Series stock options to purchase a total of 382 common shares to certain employees, directors, and advisors, at an exercise price of ¥167,000.

•
In March 2021, we granted Fourth Series stock options to purchase a total of 291 common shares to certain employees, directors, and advisors, at an exercise price of ¥167,000.

The offers, sales, and issuances of the securities described above were exempt from registration either (i) under Regulation S promulgated under the Securities Act in that offers, sales, and issuances were not made to persons in the United States and no directed selling efforts were made in the United States, or (ii) under Rule 701 promulgated under the Securities Act in that the transactions were under compensatory benefit plans and contracts relating to compensation.
Item 8. Exhibits and Financial Statement Schedules.
(a)   The following exhibits are filed as part of this Registration Statement and are numbered in accordance with Item 601 of Regulation S-K:
Exhibit Number	Description
1.1	Form of Underwriting Agreement.
3.1**	Articles of Incorporation of the Registrant (English translation).
4.1	Form of Deposit Agreement among the Registrant, the depositary, and holders of the American Depositary Receipts.
4.2	Specimen American Depositary Receipt of the Registrant (included as Exhibit A in Exhibit 4.1).
5.1	Opinion of Greenberg Traurig Tokyo Law Offices, Japanese counsel for the Registrant.
10.1**	Agency Agreement between the Registrant and Paygene Co., Ltd., dated April 1, 2021 (English translation).
10.2**	Memorandum of Amendment between the Registrant and Paygene Co., Ltd., dated December 22, 2021 (English translation).
10.3**	Agency Agreement between the Registrant and Beauken Co., Ltd. dated May 27, 2022 (English translation).
10.4**	Agency Agreement between the Registrant and Connect Plus Co., Ltd. dated May 30, 2022 (English translation).
10.5**	Agency Agreement between the Registrant and Y’s, Inc. dated May 30, 2022 (English translation).
21.1**	List of Subsidiaries of the Registrant.
23.1	Consent of BF Borgers CPA PC, independent registered public accounting firm.
23.2	Consent of Greenberg Traurig Tokyo Law Offices (included in Exhibit 5.1).
24.1**	Power of Attorney.
99.1**	Request for Waiver and Representation under Item 8.A.4 of Form 20-F.
107**	Filing Fee Table.

**
Previously filed.

(b)   Financial Statements Schedules
See our Consolidated Financial Statements starting on page F-1. All other schedules have been omitted because they are not required, are not applicable or the information is otherwise set forth in the financial statements and related notes thereto.
Item 9. Undertakings
(a)
The undersigned registrant (“Registrant”) hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the U.S. Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5)
That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)
Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv)
Any other communication that is an offer in the offering made by the Registrant to the purchaser.

(b)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(c)
The Registrant hereby undertakes:

(1)
That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A under the Securities Act and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Osaka City, Japan on June 22, 2022.
WARRANTEE INC.
By:	/s/ Yusuke Shono
	Name:	Yusuke Shono
	Title:	Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Yusuke Shono Yusuke Shono	Chief Executive Officer and Director (Principal Executive Officer)	June 22, 2022
/s/ Hiromitsu Tsuga Hiromitsu Tsuga	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	June 22, 2022
* Takashi Kanazawa	Director	June 22, 2022
* Takashi Kato	Director	June 22, 2022
* Takeshi Todoroki	Director	June 22, 2022

*By:
/s/ Yusuke Shono

Yusuke Shono
Attorney-in-fact

Signature of Authorized U.S. Representative of Registrant
Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Warrantee Inc. has signed this registration statement on June 22, 2022.
COGENCY GLOBAL INC.
By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Sr. Vice President on behalf of Cogency Global Inc.